As filed with the Securities and Exchange Commission on July 12, 2022

Registration No. 333-265429

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-5089826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Anatoly Dritschilo, M.D.

Chief Executive Officer

Shuttle Pharmaceuticals Holdings, Inc.

One Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Megan J. Penick, Esq.	Spencer G. Feldman, Esq.
Stephen A. Weiss, Esq.	Olshan Frome Wolosky LLP
Michelman & Robinson LLP	1325 Avenue of the Americas,
800 Third Avenue, 24th Floor	15th Floor
New York, NY 10020	New York, NY 10019
(212) 730-7700	(212) 451-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of up to 2,500,000(1) shares of common stock of the Registrant (the “Public Offering Prospectus”) to be sold in an underwritten offering through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of (i) 455,000 shares of common stock, (ii) 295,000 shares of common stock underlying shares of convertible notes (the “Convertible Notes”), which Convertible Notes will automatically convert into common stock upon the effectiveness of this Registration Statement, and (ii) 500,000 warrants (the “Warrants”) to purchase common stock and 500,000 shares of common stock issuable upon exercise of the Warrants held by Warrant holders, as set forth in the resale prospectus set forth herein (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different Offering sections in the Prospectus Summary section beginning on page 1;

●	they contain different Use of Proceeds sections on page 40;

●	a Selling Stockholder section is included in the Resale Prospectus;

●	a Selling Stockholder Plan of Distribution is included in the Resale Prospectus; and

●	the Legal Matters section in the Resale Prospectus on page Alt-13 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholder.

(1) Assumes the underwriter’s over-allotment option has not been exercised.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may we accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 12, 2022

$

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

2,500,000 Shares of Common Stock

This is the initial public offering of common stock of Shuttle Pharmaceuticals Holdings, Inc. We are offering 2,500,000 shares of common stock, par value $0.00001 per share. Prior to this offering, no public market has existed for our common stock. No stockholder affiliated with management is selling shares in this offering. We will not receive any proceeds from the sale of shares by the selling stockholders. We currently estimate that the initial public offering price will be between $4.00 and $5.00 per share. We intend to list our shares of common stock for trading on The Nasdaq Capital Market under the symbol “SHPH.”

An investment in our common stock involves significant risks. You should carefully consider the risk factors beginning on page 13 of this prospectus before you make your decision to invest in our common stock.

	Per Share	Total
Offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have also agreed to pay a non-accountable expense allowance and reimburse the underwriter for certain expenses incurred in connection with this offering. See “Underwriting” on page 89 for a description of compensation payable to the underwriter.

We have granted a 45-day option to the underwriter to purchase up to 375,000 additional shares of common stock solely to cover over-allotments, if any.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock against payment as set forth under “Underwriting” on or about           , 2022.

Boustead Securities, LLC

The date of this prospectus is ____________, 2022.

ABOUT THIS PROSPECTUS

We have not, and the underwriter has not, authorized anyone to provide you with any information or to make any representation other than that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared we may authorize to be delivered or made available to you. We do not, and the underwriter does not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

You should rely only on the information contained in this prospectus. Neither we nor the underwriter have authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate or plan to operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our company’s and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” beginning on page 13. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements” on page 39 below.

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PUBLIC OFFERING PROSPECTUS SUMMARY

The following summary provides an overview of all material information contained in this prospectus. It does not contain all of the information you should consider before making a decision to purchase our shares of common stock in the offering. Prior to investing in our common stock, you should carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is included in this prospectus, including the section entitled “Risk Factors” beginning at page 13.

Unless the context otherwise requires, references in this prospectus to “Shuttle Pharma,” “Shuttle Pharmaceuticals,” “the Company,” “we,” “our” and “us” refers to Shuttle Pharmaceuticals Holdings, Inc. and its subsidiary, Shuttle Pharmaceuticals, Inc.

Our Company

Overview

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharmaceuticals is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the late effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment, or in combination with surgery, chemotherapy and immunotherapy. We currently have no FDA approved products and we have not yet applied for a new drug application. To date, we have been funded by investments from private investors and government contracts obtained from the National Institutes of Health (NIH) for performing research. We have no product revenue and our independent auditors, in their report dated June 3, 2022, expressed doubt about our ability to continue as a going concern.

Historically, the major advances in radiation oncology have focused on improving technology to increase the amount of radiation that can be administered to a tumor without damaging adjacent, normal tissues. Examples of other such technologies include intensity modulated radiation therapy (IMRT), stereotactic body radiation therapy (SBRT), stereotactic radiosurgery (SRS) and proton therapy – the backbones of state-of-the-art RT. All offer improvements in physical radiation dose shaping. The basic principle underlying the effectiveness of RT for curing cancers lies in the differential cancer cell kill achieved in tumors, as compared to the effects of RT on the normal surrounding tissues, which is achieved by delivery of highly conformal RT doses – in other words, delivery of high-dose to volumes that are shaped to conform to the target cancers while minimizing the dose to surrounding normal tissues. The treated volumes frequently include sensitive normal tissues, thereby limiting the magnitudes of the prescribed RT doses. We suggest that technological innovations to define tumor volumes and shape radiation delivery have reached an effectiveness plateau and that further improvements in RT outcomes will require pharmacological and immunological approaches to sensitize cancers, protect normal tissues and engage the immune system.

At present, the drugs being used for sensitizing cancers to RT are chemotherapeutic agents possessing radiation sensitizing properties as secondary effects. With the exception of Cituximab, a growth factor targeting monoclonal antibody biologic, all other drugs used as radiation sensitizers are used “off-label” to address the clinical need for radiation sensitizers. For example, certain chemotherapeutic agents, such as 5-fluorouracil, capecitabine and cis-platinum, are approved as single agents for cancer treatment, but are used “off-label” as radiation sensitizers in combination with RT. Treatments with such agents are associated with inherent toxicities associated with the drug’s primary, single-agent mechanisms of action.

Shuttle Pharma’s platform of sensitizers offers a pipeline of product candidates designed to address the urgent clinical need and the current limitations of using “off-label” drugs with potential new sensitizer agents. Our pipeline includes Ropidoxuridine, our lead clinical sensitizer drug candidate, to sensitize rapidly growing cancer cells and selective histone deacetylase (HDAC) inhibitors to sensitize cancer cells and stimulate the immune system. Our novel technologies will be tested in combinations with radiation therapies (conventional X-ray and proton radiation therapies) and in combinations with immune-therapies. To date, Ropidoxuridine has completed a Phase I clinical trial. Our HDAC inhibitor platform drug candidates have been tested in preclinical models of solid tumor cancers. Ropidoxuridine and the selective HDAC6 inhibitor SP-2-225 are the clinical and preclinical candidate drug products we propose to develop using funding from this offering.

Our intellectual property for Ropidoxuridine includes novel formulations that show improved drug bioavailability (in a preclinical animal model) and for sensitizing cancers to proton and to conventional radiation therapies. Our HDAC inhibitor intellectual property includes new patent applications and granted patents for composition of matter and methods of use for treating cancers with HDAC inhibitors in combinations with radiation therapy.

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To date, we have obtained funding for our research from private investors and Small Business Innovation Research (“SBIR”) contracts obtained through the National Institutes of Health (“NIH”) to support the development of the radiation sensitizer Ropidoxuridine in a Phase I clinical trial. We have also received awards for Phase I and II SBIR contracts for development of human cell cultures for health disparities studies and predictive biomarkers of radiation late effects through the NIH’s National Cancer Institute. The completed Phase I and II funded discovery work performed to establish “Cell-based Models for Prostate Cancer Health Disparity Research” and to develop “Predictive Biomarkers of Prostate Cancer Sensitivity for Radiation Late Effects” enables Shuttle Pharma to apply for NIH SBIR Phase II funding to develop these products for advancing basic science and clinical research.

Our Product Candidates

The U.S. Food and Drug Administration (the “FDA”) considers new molecular entities as drugs that use new and unique mechanisms of action for treating medical conditions. Our clinical stage agent, Ropidoxuridine (IPdR), increases DNA double strand breaks following radiation exposure and our inhibitors of histone deacetylases (HDACs) stimulate the immune system to produce T-lymphocytes targeting cancer cells.

Our objective is to improve the outcomes of cancer treatment through RT while reducing its side effects by:

●	Sensitizing growing cancer cells to render them more susceptible to the effects of RT;

●	Activating the DNA damage response pathway to protect normal cells located near cancers; and

●	Activating the immune response to antigens present on irradiated and un-irradiated cancer cells.

To our knowledge, no drug utilizing the mechanisms of our candidate small molecule drugs has received FDA approval as a radiation sensitizer. We have developed, to clinical stage, the small molecule strategies to sensitize growing cancer cells in tumors to conventional RT and to large fraction radiation therapy. The pre-clinical technology, HDAC inhibitor platform, is designed to target cancer cells while protecting healthy tissue/normal cells, thus enhancing the candidate radiation sensitizer product pipeline. The selective HDAC6 inhibitor (SP-2-225), discovered and developed by our scientists, has inhibited the growth of melanoma tumors and breast cancers in animal models by an immune stimulating mechanism.

We are focused on developing a clinical stage product candidate (Ropidoxuridine) and a pre-clinical product candidate, selective HDAC6 inhibitor (SP-2-225). We propose to develop these drug candidates as illustrated below:

Overview of Radiation Sensitizer Development

Ropidoxuridine, the clinical stage molecule, sensitizes rapidly growing cancers to radiation therapy by increasing reactive free radicals that increase DNA strand breaks. Ropidoxuridine development for treating glioblastoma will require Phase II clinical testing for use in treating brain tumors. The selective HDAC6 inhibitor, SP-2-225, a pre-clinical stage molecule, activates the innate immune system to target irradiated tumor cells by immune mechanisms.

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Ropidoxuridine (IPdR)

Ropidoxuridine (IPdR) is an orally available halogenated pyrimidine (5-iodo-2-pyrimidinone-2-deoxyribose) with strong cancer radiation sensitizing properties. As a prodrug that does not become an active drug until after it is metabolized, IPdR is absorbed and metabolized to IUdR by enzymes in the liver and in cancer cells. IUdR, a halogenated pyrimidine, is incorporated into DNA by rapidly growing cancer cells. Cells that incorporate IUdR into their DNA then become more sensitive to the effects of RT. The Phase I clinical trial of Ropidoxuridine and RT, supported by an NIH SBIR contract to Shuttle Pharma, was sub-contracted to the Brown University Oncology Group (BrUOG) at the LifeSpan/Rhode Island Hospital. This Phase I clinical trial has been completed and the results were initially reported by the sub-contractor at the 30th EORTC-NCI-AACR Symposium in November 2018 and published in the medical journal Clinical Cancer Research in 2019. A maximum tolerated dose (MTD) of 1200 mg/day for 28 days was established for use in combination with radiation therapy to achieve therapeutic blood levels of IUdR.

The reported Phase I clinical trial of Ropidoxuridine in combination with RT provides the foundation for proposed Phase II clinical trials to establish the data necessary for the FDA to determine efficacy in treating brain tumors, sarcomas and pancreatic cancers, diseases that offer potential for orphan designations. The FDA granted approval of our application for orphan-drug designation for IPdR for the treatment of glioblastoma. Orphan designation protects the marketing position of Ropidoxuridine for up to seven years after marketing approval is received from the FDA. This approval integrates well into the overall intellectual property strategy for Ropidoxuridine which includes filed patent applications for “Method and Compositions for Cancer Therapies that Include Delivery of Halogenated Thymidines and Thymidine Phosphorylase Inhibitors in Combination with Radiation.” We believe that we are positioned to initiate Phase II clinical studies with Ropidoxuridine and RT in 2022.

Extended Bio-availability Ropidoxuridine (IPdR/TPI)

Ropidoxuridine and Tipiracil (IPdR/TPI) is a new combination drug formulation designed to increase the bio-availability and incorporation of IUdR into DNA. Shuttle Pharma’s preclinical studies of the combination of IPdR/TPI have shown up to 10-fold greater bioavailability of the active metabolite (IUdR) as compared to IPdR administered alone in controls. We have filed an application under the Patent Cooperation Treaty (or PCT) for the intellectual property. This new formulation will be tested in a Phase I clinical trial as a sensitizer of rectal cancers. Another nucleoside analogue, Trifluridine has been formulated in combination with Tipiracil (TAS-102) to enhance drug uptake by colon cancer cells to prolong survival in patients treated for metastatic colorectal cancers, as has been reported in the New England Journal of Medicine (N Engl J Med. 2015; 372:1909-1919). We anticipate testing for uptake of IPdR by colorectal cancer cells following administration of the IPdR/TPI drug formulation.

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Proton radiation therapy is an advanced form of radiation therapy using charged proton particles (p+). Proton RT differs from conventional RT in that the radiation is delivered by a beam of protons to precisely target tumors and, due to the favorable physics of energy deposition by proton particles, there is no exit beam, resulting in less radiation to surrounding healthy tissues. The use of Proton RT is expanding rapidly in the U.S. and worldwide. According to the National Association of Proton Therapy, more than 30 facilities are currently in operation in the U.S. and an additional 30 facilities are planned for installation over the next five years. (See www.proton-therapy.org.) Much attention has been paid to proton therapy in the popular press, promoting its advantages, as well as addressing the increased health care costs. The role of a sensitizer that offers proton radiation sensitization presents an opportunity to enhance the value of proton radiation therapy as a cancer treatment modality. We believe the development of a proton therapy targeted radiation sensitizer, such as IPdR/TPI, is timely and consistent with current market needs to advance protons as a therapeutic modality.

We intend to perform clinical studies to support the development of the IPdR/TPI combination to advance this drug candidate with proton RT. The addressable market includes diseases such as brain tumors, cancers of the head and neck, GI cancers and lung cancers.

Selective HDAC Inhibitors

The roles of acetylation in the epigenetic regulation of chromatin structure and gene expression rests on the balance of activities of histone acetyltransferases (HATs) and histone deacetylases (HDACs). Increased acetylation of histones leads to changes in chromatin structure and accessibility for key cellular proteins to specific target sites. Acetylations of non-histone proteins also modulates their enzymatic activities. We have discovered novel HDAC inhibitor molecules and testing in preclinical models has shown cancer radiation sensitizing properties, normal tissue protective properties and selective HDAC6 inhibitory properties. Our HDAC inhibitor platform, described below, will be evaluated in pre-clinical studies of radiation sensitization of solid tumors and activation of the immune response to irradiated cancer cells.

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●	SP-1-161 is our candidate lead pre-clinical, pan-HDAC inhibitor that initiates the mutated in ataxia-telangiectasia (ATM) response pathway. ATM is activated by ionizing radiation induced DNA damage. Activated ATM phosphorylates critical factors involved in DNA repair, apoptosis, and cell cycle checkpoint. Phosphorylation of the molecules in these pathways, in turn, activates the cellular functions. ATM also can be activated by HDAC inhibitors and imparts radiation protective properties. Using rational drug design, we discovered HDAC inhibitors and ATM activators capable of radiation sensitizing cancer cells and protecting normal cells. SP-1-161 is our lead candidate radiation sensitizing pan-HDAC inhibitor.

●	SP-2-225 is our candidate lead selective histone deacetylase inhibitor of HDAC6. HDAC6 is a member of the Class IIb HDAC family. Selective HDAC6 inhibitors are an emerging class of pharmaceuticals due to effects on neurodegenerative diseases, cancers and immunology. Specifically, the potential to affect regulation of the immune system and enhance the immune response to cancers is of significant interest as an adjuvant treatment in combination with radiation therapy. We propose to test our HDAC6 inhibitors for a role in enhancing post-RT immune responses to antigens produced in irradiated cancers for their effects on control of local and metastatic disease.

●	SP-1-303 is a selective Class I HDAC inhibitor that preferentially affects histone deacetylases HDAC1 and HDAC3 and shows direct and selective cytotoxicity for ER positive and Her2 negative breast cancer cells.

Drug Development Projects for Radiation Treatment of Cancers

To advance research that is complementary to our radiation sensitizer discovery and development projects, the NIH has awarded SBIR contracts to us to develop reagents for health disparities research and to develop biomarkers of radiation sensitivity for patients treated with radiation therapy. Our scientists have been engaged in developing model human cell systems for testing radiation sensitizers in tissue cultures. This project provides an efficient and low-cost screening technology to provide data for the FDA’s determination of drug efficacy and to identify candidate lead molecules for treating prostate cancers in African-Americans. First developed at Georgetown University, the conditional cellular reprogramming (CRC) technology offers the ability to establish new cell lines from biopsies of cancers. We have obtained a sub-license from Propagenix, Inc. to establish 100 normal and cancer cell lines from prostate biopsy samples for use in screening drug candidates and for health disparities research. A more detailed description of the Propagenix license is set forth on page 60 below.

In addition, to identify patients who may be more sensitive to radiation therapy and are at a higher risk to suffer treatment-related complications, collaborative research with Georgetown University has led to discovery of metabolite biomarkers, which are predictive of patient responses to radiation therapy. A patent for the intellectual property has been submitted by Georgetown University with Shuttle Pharma scientist (Scott Grindrod, PhD) as co-inventor. Developmental work in health disparities and predictive biomarker development has been supported by NIH SBIR contracts to Shuttle Pharmaceuticals for the following areas:

●	Develop prostate cancer cell lines from African-American men with the goal of advancing research to address prostate cancer health disparities (designated SBIR “Topic 352: Cell-Based Models for Prostate Cancer Health Disparity Research- Moonshot Project (Phase II)”); and

●	Develop predictive biomarkers of prostate patient outcomes following treatment with SBRT (designated SBIR “Topic 345: Predictive Biomarkers for Prostate Cancer Sensitivity for Radiation Late Effects (Phase I and II).”

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The NIH’s SBIR program is designed to encourage small businesses to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization. Shuttle Pharma will apply for additional NIH SBIR grants and contracts to fund advancement of these projects.

Market Opportunity

The American Cancer Society (Cancer Facts & Figures 2020) estimates 1,806,590 new cancer cases and 606,520 cancer deaths each year in the United States and, according to the American Society for Radiation Oncology, more than 50% of patients undergo RT at some point in the treatment of their diseases. RT is used to treat cancers of the lung, breast, brain, esophagus, pancreas, rectum, head and neck, uterus, lymphomas and sarcomas. At present, we are developing drug candidates to address brain, pancreas, rectum, sarcomas and lymphomas, although we may test and seek approval for our drug candidates to treat other cancers in the future.

Currently, there is only one drug (the monoclonal antibody, Cetuximab) that has received FDA approval for the radiation sensitizer indication. Cetuximab is a recombinant monoclonal antibody that binds to epidermal growth factor receptor (EGFR) and inhibits the binding of epidermal growth factor (EGF). Cetuximab is administered via intravenous infusion and is used as monotherapy or in combination with other chemotherapies or radiation therapy. In clinical trials, cetuximab was associated with serious and fatal infusion reactions, cardiopulmonary arrest or sudden death, and serious dermatologic toxicities, toxicities that have created deterrents to its use as a radiation sensitizer. Present treatment utilizes “off-label” small molecule drugs, which are cytotoxic chemotherapy agents that also sensitize, but do not have radiation sensitization as an FDA approved indication. Moreover, since “off-label” drugs are cytotoxic, they are often associated with intrinsic acute and chronic side effects. Nevertheless, these drugs have shown clinically significant improvements in disease control and survival and are typically included in standard-of-care treatment recommendations for patients with cancers of the head and neck, brain, lung, esophagus, stomach, pancreas, liver, bladder, lymphomas and sarcomas. As a result, we believe that there is a significant market opportunity for our product candidates. Based on cancer incidence data published by the American Cancer Society, we have estimated the numbers of patients presenting with local/regional disease, suitable for treatment with RT.

Estimated RT Cases by Disease Site

Cancer Type	Cases Diagnosed Annually	Estimated RT Cases
Brain	23,890	21,979
Pancreas	57,600	32,832
Sarcomas	13,130	4,000
Rectum	43,340	26,437

Annual cancer cases for each disease site are estimated from American Cancer Society Facts & Figures 2020 publication. The fraction of patients optimally receiving RT for each disease site were obtained from published estimates of Delaney G, Jacob S, Featherstone C, Barton M. The role of radiotherapy in cancer treatment: estimating optimal utilization from a review of evidence-based clinical guidelines. Cancer. 2005 Sep 15;104(6):1129-37. doi: 10.1002/cncr.21324. The Estimated RT cases were obtained by multiplying Cases Diagnosed Annually by the fraction receiving RT for optimal utilization.

Our Development Strategy

Our goal is to maintain and build upon our leadership position in radiation sensitization. We plan to develop Ropidoxuridine and the HDAC6 inhibitor (SP-2-225) and, if approved by the FDA, to commercialize our product candidates for the treatment of cancers. While this process may require years to complete, we believe achieving this goal could result in radiation sensitizer and immunotherapy products for cancer treatment. Key elements of our strategy include:

●	Capitalize on Ropidoxuridine as an orally available, small molecule radiation sensitizer. To date, there is one drug (Cetuximab) approved by the FDA specifically as a radiation sensitizer. If we are successful in developing Ropidoxuridine to obtain FDA approval, a small moleculesensitizer will be enabled for clinical applications for radiation sensitization.

●	Expand our leadership position within radiation sensitizers. In addition to our traditional radiation sensitizers, we plan to advance our near-term pipeline to include radiation sensitizers for proton therapy. Proton Therapy is growing worldwide as a form of radiation therapy due to its unique beam shaping characteristics. As a result, this new technology offers a major opportunity for Shuttle Pharma to strive to develop a sensitizer drug for proton therapy sensitization applications.

●	Execute a disciplined business development strategy to strengthen our portfolio of product candidates. We have built our current product pipeline through in-house development, partnerships with leading academic institutions and through successful in-licensing deals. We will continue to evaluate new in-licensing opportunities and collaboration agreements with leading academic institutions and other biotechnology companies around programs that seek to address areas of high unmet need and for which we believe there is a high probability of clinical success, including programs beyond our target franchise areas and current technology footprint.

●	Invest in our HDAC platform technology to maximize its utility across cancer therapies. We are initially applying the platform to develop drugs for cancer radiation sensitization and normal tissue radiation protection. In addition, these drugs also affect immune regulatory properties. We intend to invest to investigate other properties of our platform technology.

●	Enter into collaborations to realize the full potential of our platform. The breadth of our HDAC technology platform enables other therapeutic applications, in addition to radiation sensitization and immune therapy. We intend to seek collaborations centered on our platform to maximize applications for our HDAC inhibitor technology.

We propose the following clinical development plan to identify, develop and commercialize drugs for use in cancer treatments in combination with RT:

Develop Ropidoxuridine (IPdR) for Orphan disease indications to take to market

●	Manufacture 24 kg of Ropidoxuridine and formulate for use in clinical trials.
●	Conduct a Phase II clinical trial of Ropidoxuridine, Temodar and RT in glioblastoma.
●	Conduct a Phase III clinical trial in glioblastoma to secure FDA approval to market Ropidoxuridine for the glioblastoma indication using orphan disease designation for marketing protection.

Develop Ropidoxuridine and tipiracil (IPdR/TPI) for colorectal cancer indications to take to market

●	Formulate 5 kg of IPdR/TPI for use in pre-clinical efficacy studies, IND-enabling studies and a Phase I clinical trial.

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●	Conduct IND-enabling studies; obtain IND for IPdR/TPI with RT.
●	Conduct a Phase I clinical trial of IPdR/TPI with RT in rectal cancers to establish the MTD.
●	Conduct a Phase II clinical trial of IPdR/TPI with RT in rectal cancer.

Develop HDAC Inhibitors for use in breast cancer for immune activation after RT

●	Complete pre-clinical studies of HDAC inhibitors in human xenograft tumor models.

○	SP-1-161 with RT in breast cancers.
○	SP-1-303 with RT in ER+, Her2- breast cancers.
○	SP-2-225 with immune checkpoint inhibitors in lung cancers.

●	Advance the lead HDAC6 inhibitor, SP-2-225, for IND-enabling.
●	Conduct Phase I clinical trials to determine MTD.
●	Conduct Phase II clinical trials for proof-of-concept efficacy evaluation in lung cancers.

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Management Team

Our management team has significant experience in radiation oncology and in progressing products from early-stage research through clinical trials. Our CEO, Anatoly Dritschilo, M.D., is an experienced clinician and researcher who has held senior academic and management positions including serving as Department Chairman, Hospital Medical Director and Cancer Center Director at Georgetown University Medical Center. Prior to co-founding our company, Dr. Dritschilo was a co-founder of Oncomed, Inc., a company that became public as NeoPharm, Inc. (Nasdaq: NEOL). He has experience in providing care for patients undergoing treatment for cancers of the prostate, breast, brain, lung, sarcomas and GI systems. Dr. Dritschilo has directed basic science research supported by grants from the National Cancer Institute (“NCI”) and performed clinical trials using drugs and radiation therapy. In addition, Dr. Dritschilo served as the principal investigator of pharmaceutical industry sponsored clinical evaluations of human interferon alpha-2 (Bristol-Myers) with radiation therapy and antisense raf oligonucleotides, LErafAON (NeoPharm) with radiation therapy. He serves as a Radiation Biology and Radiation Oncology expert on committees of the NIH to review Program Project (P01) grant applications, Specialized Program of Research Excellence (SPORE) grant applications and investigator-initiated research project (R01) applications.

Dr. Dritschilo is supported in our clinical development effort by Tyvin Rich, MD, our Chief Clinical Officer and Medical Director. Dr. Rich is the former Professor and Chairman of the Department of Therapeutic Radiology and Oncology at the University of Virginia Health Sciences Center and proton radiation therapy specialist at the Hampton Proton Therapy Center in Hampton, Virginia. Dr. Rich has served as principal investigator on multi-modality clinical trials for the treatment of gastrointestinal (GI) cancers and helped to develop treatment with 5-fluorouracil (5-FU) as a radiation sensitizer for use with RT in the treatment of GI cancers. He has extensive cancer clinical trial experience in developing radiation sensitizer applications through his participation in the Radiation Therapy Oncology Group (RTOG). Dr. Rich is a co-inventor with scientists at the University of Virginia of the Proton Activated Atomic Medicine technology.

Our administrative services are provided by Peter Dritschilo, MBA, who has served as our President and COO since 2012. Mr. Dritschilo’s experience in hospital administration and management of medical oncology clinical services and radiation therapy facilities, including management of day-to-day operations, human resources and financial oversight. Peter Dritschilo is the son of our Chairman and CEO, Dr. Anatoly Dritschilo. The addition of Michael Vander Hoek as our CFO and Vice President for Operations and Regulatory expands our capability to provide the level of management needed for the proposed expansion of clinical trials. Mr. Vander Hoek has served as administrative director of the Lombardi Comprehensive Cancer Center (LCC) for the past 12 years and has extensive experience in negotiations, management and supervision of Contract Research Organizations (CROs) and research contracts in general. As the administrative director of the Lombardi Comprehensive Cancer Center, Mr. Vander Hoek also served as the chief financial officer. Taken together, we believe our leadership team of highly qualified specialists will help us achieve the proposed milestones for the development of radiation sensitizer products.

Pre-IPO Bridge Financing

In December 2021, we completed a $500,000 note offering pursuant to which we sold to two accredited investors (the “Investors”) units consisting of (i) a $250,000 promissory note bearing 10% interest, repayable at the time of this offering (the “Note”) and (ii) a warrant to purchase 250,000 shares (the “Warrant Shares”) of our common stock at an exercise price of $1.00 per share (the “Warrant”). Immediately before closing on the Offering, the Notes will be repaid and cancelled in exchange for the exercise of the Warrants and issuance of the 500,000 Warrant Shares to the Investors.

In addition, in February and March 2022, we sold a total of $365,000 and $225,000, respectively, in convertible notes (“Convertible Notes”) to certain accredited investors, which notes will automatically convert upon effectiveness of this offering at a conversion price of $2.50 per share (the “Conversion Shares”). In addition, each of the Convertible Note holders will be entitled to demand registration rights, and we are required to register the shares underlying the Convertible Notes within 180 days of the closing of this offering. The Convertible Note holders are also subject to a six-month lock-up of the shares underlying their Convertible Notes. We are using the net proceeds from the Convertible Notes offering to expand our current operations, including our technology and intellectual property portfolio, and to fund the costs of this offering. Any funds remaining will be used for working capital and other general corporate purposes.

Boustead Securities LLC (“Boustead”) acted as placement agent in both the Note and Warrant offering and the Convertible Notes offering, pursuant to which Boustead waived its cash compensation related to the Note and Warrant offering and received cash compensation of $36,500 and $22,250 in each of the February and March 2022 closings, respectively, and also received warrants to purchase 10% of the total number of Conversion Shares, exercisable at the conversion price of the Convertible Notes.

Summary Risk Factors

Our business is subject to a number of risks you should be aware of before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus at page 13 immediately following this prospectus summary. These risks include the following:

●	Our success is primarily dependent on achieving the development, regulatory approval and commercialization of our product candidates, both of which are in the early stages of development.

●	Our approach to the discovery and development of innovative radiation oncology drugs based on our HDAC small molecule delivery platform, which is novel, unproven and may not result in marketable products.

●	We have no product revenue, have incurred significant losses since inception, may never become profitable and may incur substantial and increasing net losses for the foreseeable future as we continue the development of, and seek regulatory approvals for our product candidates.

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●	If clinical trials of our product candidates fail to demonstrate safety and efficacy, which are ongoing determinations that are solely within the authority of the FDA, we may be unable to obtain regulatory approvals to commercialize our product candidates.

●

We have not generated any revenue and have incurred losses in each year since our founding in December 2012. Our net loss for the year end December 31, 2021 and the three months ended March 31, 2022 was $1,152, 134 and $638,830, respectively. As of March 31, 2022, we had an accumulated deficit of $6,503,039 and received a “going concern” opinion from our independent auditors for the fiscal year ended December 31, 2021. As a clinical stage pharmaceutical company, we expect to continue to incur significant losses for the foreseeable future. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

●	We are subject to regulatory approval processes that are lengthy, time-consuming and unpredictable. We may not obtain approval for any of our product candidates from the FDA or foreign regulatory authorities.

●	Even if we obtain regulatory approval, the market may not be receptive to our product candidates.

●	We may not be able to establish collaborative partnerships with other pharmaceutical companies, through which we expect to complete development of, obtain marketing approval for and, if approved, manufacture and market our product candidates.

●	We may encounter difficulties satisfying the requirements of clinical trial protocols, including patient enrollment.

●	We may face competition from other companies in our field or claims from third parties alleging infringement of their intellectual property.

●	We may be unable to recruit or retain key employees, including our senior management team.

●	We will need to obtain significant additional funding on acceptable terms to continue operations following this offering.

●	We are a Phase I clinical stage pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. Specialty pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk.

●	We do not currently have any product candidates in advanced clinical trials or approved for sale, and we continue to incur significant research and development and general and administrative expenses in relation to our operations. In addition, we have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the specialty pharmaceutical industry.

●	We have not submitted an application or received marketing approval for any of our product candidates. Regulatory approval of our product candidates is not guaranteed, and the approval process is expensive and may take several years.

●	It is difficult and costly to protect our intellectual property rights.

●	The offering price of the primary offering and resale offering could differ.

●	The resale by the Selling Stockholders whose shares are being registered in our resale offering may cause the market price of our common stock to decline.

Implications of Being an Emerging Growth Company

●	As a smaller reporting company, and as a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

	●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

	●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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●	not being required to comply with any mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of the above provisions for up to five years or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may also choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period for adopting new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

The Company was formed as a limited liability company in the state of Maryland in December 2012 and was converted to a C corporation, Shuttle Pharmaceuticals, Inc. (“Shuttle”), in August of 2016. In June 2018, Shuttle completed a share exchange with Shuttle Pharma Acquisition Corp. Inc. (“Acquisition Corp.”), pursuant to which Shuttle Pharmaceuticals, Inc. became a subsidiary of Acquisition Corp. and we subsequently changed the name of Acquisition Corp. to Shuttle Pharmaceuticals Holdings, Inc. Our executive offices are located at 1 Research Court, Suite 450, Rockville, Maryland 20850 and our telephone number is (240) 403-4212. Our corporate website is www.shuttlepharma.com. Information appearing on our corporate website is not incorporated as part of this prospectus.

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The Offering

Common stock offered by us:	2,500,000 shares

Common stock outstanding before this offering:	9,312,991 shares(1)

Common stock outstanding immediately after this offering:	13,146,879 shares (and 13,521,879 shares if the underwriter exercises its over-allotment option in full) (2)

Underwriter’s over-allotment option:	We have granted the underwriter a 45-day option, exercisable one or more times in whole or in part, to purchase up to an additional 375,000 shares of common stock.

Dividend policy:	We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See the section entitled “Dividend Policy.”

Use of proceeds:

Our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us at closing of approximately $1,409,936, will be approximately $8,590,064.

We intend to use the net proceeds from this offering to fund Phase II clinical trials of product candidates, including radiation sensitizer Ropidoxuridine and the HDAC inhibitor small molecule technology platform, potential acquisition or in-licensing activities and working capital and general corporate purposes. We anticipate that the funds raised from this Offering will allow us to complete Phase II clinical trials, although there is no guarantee that we will not require additional funds. See “Risk Factors” beginning on page 13 below.

Proposed Nasdaq symbol:	“SHPH”

Risk Factors:	You should carefully read and consider the information set forth under “Risk Factors” beginning on page 13 below and all other information included in this prospectus for a discussion of factors that you should consider before deciding to invest in shares of our common stock.

(1)	The number of shares of our common stock outstanding excludes:

●	(i) 2,613,273 shares of our common stock reserved for issuance under our 2018 Equity Incentive Plan, of which 384,167 restricted stock units have been issued, of which 353,390 RSUs are fully vested and 30,777 remain subject to vesting; (ii) 500,000 shares of our common stock issuable upon exercise of warrants held by certain selling stockholders, which warrants will be exercised and sold in this offering; (iii) 269,444 shares of our common stock issuable upon conversion of 1,212.5 shares of Series A convertible preferred stock and 269,444 shares of common stock issuable upon exercise of outstanding warrants to purchase common stock, which will be convertible or exercised upon completion of this offering (which conversion amounts do not include an 8.5% cumulative dividend payable, which dividend may be paid in either cash or common stock as determined by the Company); and (iv) 295,000 shares of common stock issuable upon conversion of the outstanding convertible notes, which will be convertible and issued upon effectiveness of this offering.

●	175,000 shares of common stock issuable upon exercise of the underwriter warrants, which underwriter warrants are expected to be issued in this offering.

(2)	This number assumes (i) 269,444 shares of our common stock issuable upon conversion of 1,212.5 shares of Series A convertible preferred stock and 269,444 shares of common stock issuable upon exercise of outstanding warrants to purchase common stock, which will be issued upon completion of this offering (which conversion amounts do not include an 8.5% cumulative dividend payable, which dividend may be paid in either cash or common stock as determined by the Company), (ii) 500,000 shares of our common stock issuable upon exercise of warrants held by certain selling stockholders whose shares will be exercised in full at the time of this offering; and (iii) 295,000 shares of common stock issuable upon conversion of outstanding convertible notes, which will be convertible and issued upon completion of this offering.

Reverse Stock Split

Effective April 1, 2022, we effected a 2-for-1 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). All references to shares of our common stock in this prospectus refers to the number of shares of common stock after giving effect to the Reverse Stock Split (unless otherwise indicated).

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SUMMARY FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Financial Statements and notes thereto, included elsewhere in this prospectus.

Statements of Operations Data:

	For the Years Ended		For the Three Months Ended
	December 31,		March 31,
	2021	2020	2022	2021
	(As Restated)
Revenue	$-	$-	$-	$-
Operating expenses	$1,742,992	$509,522	$638,396	$176,086
Loss from operations	$(1,742,992)	$(509,522)	$(638,396)	$(176,086)
Other income (expense)	$590,858	$(296,210)	$(43,443)	$46,762
Net loss	$(1,152,134)	$(805,732)	$(681,839)	$(129,324)
Weighted average common shares outstanding - basic and diluted	9,301,750	9,291,523	9,312,165	9,291,526
Net loss per share - basic and diluted	$(0.12)	$(0.09)	$(0.07)	$(0.01)

Balance Sheet Data:

	As of March 31, 2022
	Actual	Pro Forma	Pro Forma as Adjusted for Conversions and this Offering
Current assets	$426,470	$	$
Long term assets	$125,978	$	$
Current liabilities	$2,357,759	$	$
Noncurrent liabilities	$44,252	$	$
Series A convertible preferred stock, $0.00001 par value; $1,000 per share liquidation value or aggregate of $1,212,500; 20,000,000 shares authorized; 1,213 shares issued and outstanding at March 31, 2022	$-	$	$

Common stock, $0.00001 par value; 100,000,000 shares authorized; 9,312,991 shares issued and outstanding at March 31, 2022	$93	$	$
Additional paid in capital	$4,653,383	$	$
Accumulated deficit	$(6,503,039)	$	$
Total stockholders’ equity (deficit)	$(1,849,563)	$	$

The number of shares of common stock issued and outstanding actual, pro forma (reflecting the conversions of Series A preferred stock and convertible notes) and pro forma as adjusted in the table above excludes 2,615,833 shares reserved for issuance under our 2018 Equity Incentive Plan, of which 384,167 shares (on a post-reverse split basis) have been granted to date in the form of restricted stock units, some of which remain subject to certain vesting conditions.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all the other information in this prospectus before you decide to buy our common stock. If any of the following risks related to our business actually occurs, our business, financial condition, operating results, and prospects would be adversely affected. The market price of our common stock could decline due to any of these risks and uncertainties related to our business, or related to an investment in our common stock, and you may lose part or all of your investment.

Risks Related to Our Business, Financial Condition and Capital Requirements

Our funds are limited and our independent auditing firm issued a going concern opinion related to our audit for the year ended December 31, 2021.

To date, we have been funded by investments from private investors and government contracts obtained from the National Institutes of Health (NIH) for performing research. While this has allowed us to complete a Phase I clinical trial for Ropidoxuridine and a pre-clinical trial for our HDAC inhibitor platform, we have not yet completed our clinical trials, will require additional funds to reach such milestone, and do not know if any of our products will ever achieve commercial viability. As such, to date we have no product revenue and our independent auditors, in their report dated June 3, 2022, have expressed doubt about our ability to continue as a going concern.

Our success is primarily dependent on the successful development, regulatory approval and commercialization of our product candidates, all of which are in the early stages of development.

We currently have one clinical stage product candidate in the early stages of development. Ropidoxuridine has undergone an SBIR funded Phase 1 clinical trial at Lifespan/Rhode Island Hospital. We also have an HDAC inhibitor small molecule platform. The three lead drug candidate molecules are in preclinical phases of development. none of our product candidates have gained marketing approval for sale in the United States or any other country, and we cannot guarantee that we will ever have marketable products. To date, we have invested substantially all of our efforts and financial resources in the research and development and commercial planning for our current product candidate and our HDAC small molecule delivery platform. Our near-term prospects, including our ability to finance our Company and generate revenue, as well as our future growth, will depend heavily on the development, marketing approval and commercialization of our product candidates. The clinical and commercial success of product candidates will depend on a number of factors, including the following:

●	obtaining favorable results from our Phase 1 clinical trial for IPdR and proceeding to Phase II and Phase III clinical trials, which may be slower or cost more than we currently anticipate;

●	our ability to demonstrate safety and efficacy of our product candidates, which are ongoing determinations that are solely within the authority of the FDA;

●	even if our clinical trials are completed, there can be no assurance that the FDA will agree that we have satisfactorily demonstrated safety or efficacy or that the FDA will not raise new issues regarding the design of our clinical trials;

●	whether we are required by the FDA to conduct additional clinical trials to support the approval of our product candidates;

●	the acceptance by the FDA of our proposed parameters for regulatory approval, including our proposed indication, endpoints and endpoint measurement tools relating to our product candidates;

●	the incidence, duration and severity of adverse side effects;

●	the timely receipt of necessary marketing approvals from the FDA;

●	whether we are able to secure collaborations for completing the development and, if approved, commercialization of our product candidates;

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●	the effectiveness of our and our potential collaborators’ marketing, sales and distribution strategy and operations of product candidates that are approved;

●	our success in educating physicians and patients about the benefits, administration and use of our product candidates;

●	the ability of our third-party manufacturers and potential collaborators to manufacture clinical trial and commercial supplies of our product candidates to remain in good standing with regulatory bodies, and to develop, validate and maintain commercially viable manufacturing processes that are compliant with current Good Manufacturing Practices (“cGMP”) regulations;

●	our ability to commercialize our product candidates, if approved for marketing;

●	our ability to enforce our intellectual property rights;

●	our ability to avoid third-party patent interference or patent infringement claims;

●	acceptance of our product candidates as safe and effective by patients and the medical community; and

●	a continued acceptable quality profile of our product candidates following approval.

Many of the above-listed factors are beyond our control. Accordingly, we cannot assure you that we will ever be able to generate revenue through the sale of our product candidates. Any one of these factors or other factors discussed in this prospectus could affect our ability to commercialize product candidates, which could impact our ability to earn sufficient revenues to transition from a developmental stage company and continue our business. If we do not obtain marketing approval of and commercialization of our product candidates, or are significantly delayed in doing so, our business will be materially harmed. We have a limited operating history and have incurred significant losses since our inception, and we anticipate that we will continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

We are a Phase I clinical stage pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. Specialty pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk. We do not currently have any product candidates in advanced clinical trials or approved for sale, and we continue to incur significant research and development and general and administrative expenses related to our operations. In addition, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the specialty pharmaceutical industry. We have not generated any revenue and have incurred losses in each year since our founding in December 2012. Our accumulated deficit as of March 31, 2022 was $6,503,039. We expect to continue to incur significant losses for the foreseeable future. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

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We currently have no source of product sales revenue.

We have not generated any revenues from commercial sales of our product candidates. Our ability to generate product revenue depends upon our ability to develop and commercialize products, including any of our current product candidates or other product candidates that we may develop, in-license or acquire in the future. We do not anticipate generating revenue from the sale of products for the foreseeable future. Our ability to generate future product revenue from our current or future product candidates also depends on a number of additional factors, including our ability to:

●	complete research and clinical development of current and future product candidates, either directly or through collaborative relationships;

●	establish and maintain supply and manufacturing relationships with third parties, and ensure adequate and legally compliant manufacturing of bulk drug substances and drug products to maintain that supply;

●	obtain regulatory approval from relevant regulatory authorities in jurisdictions where we intend to market our product candidates, either directly or through collaborative relationships;

●	launch and commercialize future product candidates for which we obtain marketing approval, if any, through collaborative partners;

●	obtain coverage and adequate product reimbursement from third-party payors, including government payors;

●	achieve market acceptance for our products, if any;

●	establish, maintain and protect our intellectual property rights; and

●	attract, hire and retain qualified personnel.

In addition, because of the numerous risks and uncertainties associated with clinical product development, including that our product candidates may not advance through development or achieve the endpoints of applicable clinical trials, we are unable to predict the timing or amount of any potential future product sales revenues. Our expenses also could increase beyond expectations if we decide to or are required by the FDA, or comparable foreign regulatory authorities, to perform studies or trials in addition to those that we currently anticipate. Even if we complete the development and regulatory processes described above, we anticipate incurring significant costs associated with launching and commercializing these products.

The market may not be receptive to our product candidates based on our novel therapeutic modality, and we may not generate any future revenue from the sale or licensing of product candidates.

Even if approval is obtained for a product candidate, we may not generate or sustain revenue from sales of the product due to factors such as whether the product can be sold at a competitive cost and otherwise accepted in the market. The product candidates that we are developing are based on new delivery platform therapeutic approaches (there currently is no drug which has FDA approval for indications of radiation sensitization). Market participants with significant influence over acceptance of new treatments, such as physicians and third-party payors, may not accept our delivery platform, and we may not be able to convince the medical community and third-party payors to accept and use, or to provide favorable reimbursement for, any product candidates developed by us. Market acceptance of our product candidates will depend on, among other factors:

●	timing of our receipt of any marketing and commercialization approvals;

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●	terms of any approvals and the countries in which approvals are obtained;

●	safety and efficacy of our product candidates, which are determinations solely within the authority of the FDA;

●	prevalence and severity of any adverse side effects associated with our product candidates;

●	warnings contained in any labeling approved by the FDA or other regulatory authority;

●	convenience and ease of administration of our product candidates;

●	success of our physician education programs;

●	availability of adequate government and third-party payor reimbursement;

●	pricing of our products, particularly as compared to alternative treatments; and

●	availability of alternative effective products for indications our product candidates are intended to treat.

We will require substantial additional financing in order to obtain marketing approval of our product candidates and commercialize our product candidates; a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development, other operations or commercialization efforts.

Since our inception, substantially all of our resources have been dedicated to the preclinical and clinical development of our HDAC small molecule delivery platform and our initial product candidate, Ropidoxuridine. Our capital needs to date have been met by contributions from existing shareholders, as well as through private offerings of our securities and our SBIR contracts. We believe that we will continue to expend substantial resources for the foreseeable future on the completion of clinical development and regulatory preparedness of our product candidates, preparations for a commercial launch of our product candidates, if approved, and development of any other current or future product candidates we may choose to further develop. These expenditures will include costs associated with research and development, conducting preclinical studies and clinical trials, obtaining marketing approvals, and, if we are not able to enter into planned collaborations, manufacturing and supply as well as marketing and selling any products approved for sale. In addition, other unanticipated costs may arise. Because the outcome of any drug development process is highly uncertain, we cannot reasonably estimate the actual amounts necessary to complete the development and commercialization of our current product candidates, if approved, or future product candidates, if any.

We estimate that our net proceeds from this Offering will be approximately $8,590,064, if all 2,500,000 shares offered hereby, are offered and sold, less offering expenses payable by us. We believe that such proceeds together with our existing capital resources, will be sufficient to fund our operations through 2024. However, our operating plan may change as a result of factors currently unknown to us, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to shareholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including:

●	the scope, progress, results and costs of researching and developing our current product candidates, future product candidates and conducting preclinical and clinical trials;

●	the cost of commercialization activities if our current product candidates and future product candidates are approved for sale, including securing collaborative ventures for completing development of, securing marketing approval for and ultimately marketing, selling and distributing our product candidates, if approved or building a corporate infrastructure if we have to undertake these activities directly;

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●	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such agreements;

●	the number and characteristics of any additional product candidates we may develop or acquire;

●	any product liability or other lawsuits related to our products or commenced against us;

●	the expenses needed to attract and retain skilled personnel;

●	the costs associated with being a public company;

●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation; and

●	the timing, receipt and amount of sales of, or royalties on, any future approved products, if any.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to:

●	delay, limit, reduce or terminate preclinical studies, clinical trials or other development activities for our current product candidates or future product candidates, if any;

●	delay, limit, reduce or terminate our research and development activities; or

●	delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize our current or future product candidates.

Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic collaborations and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. The incurrence of indebtedness would result in increased fixed payment obligations and could involve certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic collaborations and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product candidates or grant licenses on terms unfavorable to us.

Unstable market and economic conditions caused by the ongoing conflict between the Ukraine and Russia, as well as the ongoing COVID-19 pandemic, may have serious adverse consequences on our business, financial condition and results of operations.

The global economy, including credit and financial markets, has experienced extreme volatility and disruptions as a result of the ongoing conflict between the Ukraine and Russia, as well as challenges arising from the ongoing COVID-19 pandemic, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, increases in inflation rates and uncertainty about economic stability. Any such volatility and disruptions may have adverse consequences on us or the third parties upon whom we rely.

Our product candidates are in the early stages of development and may fail in development or suffer delays that materially adversely affect their commercial viability.

We have no products on the market and all of our product candidates are in the early stages of development. Our ability to achieve and sustain profitability depends on obtaining regulatory approvals, including institutional review board (“IRB”) approval, for and commercializing our product candidates, either alone or with third parties. Before obtaining regulatory approval for the commercial distribution of our product candidates, we or one of our collaborators must conduct extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of our product candidates, the final determination of which rests solely in the authority of the FDA. Preclinical testing and clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to outcome. The start or end of a clinical study is often delayed or halted due to changing regulatory requirements, manufacturing challenges, required clinical trial administrative actions, slower than anticipated patient enrollment, changing standards of care, availability or prevalence of use of a comparative drug or required prior therapy, clinical outcomes or financial constraints. For instance, delays or difficulties in patient enrollment or difficulties in retaining trial participants can result in increased costs, longer development times or termination of a clinical trial. Clinical trials of a new product candidate require the enrollment of a sufficient number of patients, including patients who are suffering from the disease the product candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, including the size of the patient population, the eligibility criteria for the clinical trial, the age and condition of the patients, the stage and severity of disease, the nature of the protocol, the proximity of patients to clinical sites and the availability of effective treatments for the relevant disease.

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A product candidate can unexpectedly fail at any stage of preclinical and clinical development. The historical failure rate for product candidates is high due to scientific feasibility, lack of quality and effectiveness, changing standards of medical care and other variables. The results from preclinical testing or early clinical trials of a product candidate may not predict the results that will be obtained in later phase clinical trials of the product candidate. We, the FDA or other applicable regulatory authorities may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects participating in such trials are being exposed to unacceptable health risks or adverse side effects. We may not have the financial resources to continue development of, or to enter into collaborations for, a product candidate if we experience any problems or other unforeseen events that delay or prevent regulatory approval of, or our ability to commercialize, product candidates, including:

●	negative or inconclusive results from our clinical trials or the clinical trials of others for product candidates similar to ours, leading to a decision or requirement to conduct additional preclinical testing or clinical trials or abandon a program;

●	serious and unexpected drug-related side effects experienced by participants in our clinical trials or by individuals using drugs similar to our product candidates;

●	delays in submitting an Investigational New Drug application (“IND”) or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial, or a suspension or termination of a clinical trial once commenced;

●	conditions imposed by the FDA or comparable foreign authorities regarding the scope or design of our clinical trials;

●	delays in enrolling research subjects in clinical trials;

●	high drop-out rates of research subjects;

●	greater than anticipated clinical trial costs;

●	poor effectiveness of our product candidates during clinical trials;

●	unfavorable FDA or other regulatory agency inspection and review of a clinical trial site;

●	failure of our third-party contractors or investigators to comply with regulatory requirements or otherwise meet their contractual obligations in a timely manner, or at all;

●	delays and changes in regulatory requirements, policy and guidelines, including the imposition of additional regulatory oversight around clinical testing generally or with respect to our technology in particular; or

●	varying interpretations of data by the FDA and similar foreign regulatory agencies.

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If third parties on which we depend to conduct our preclinical studies, or any future clinical trials, do not perform as contractually required, fail to satisfy regulatory or legal requirements or miss expected deadlines, our development program could be delayed with materially adverse effects on our business, financial condition, results of operations and prospects.

We are relying on third party collaborators to conduct our efficacy clinical trials for Ropidoxuridine and plan to rely on third party clinical investigators, contract research organizations (“CROs”), clinical data management organizations and consultants to design, conduct, supervise and monitor preclinical studies of our product candidates and will do the same for any clinical trials. Because we plan to largely rely on third parties and do not have the ability to conduct preclinical studies or clinical trials independently, we have less control over the timing, quality and other aspects of preclinical studies and clinical trials than we would if we conducted them on our own. These investigators, CROs, and consultants are not our employees and we have limited control over the amount of time and resources that they dedicate to our programs. These third parties may have contractual relationships with other entities, some of which may be our competitors, which may draw time and resources from our programs. The third parties with whom we contract might not be diligent, careful or timely in conducting our preclinical studies or clinical trials, resulting in the preclinical studies or clinical trials being delayed or unsuccessful.

If we cannot contract with acceptable third parties on commercially reasonable terms, or at all, or if these third parties do not carry out their contractual duties, satisfy legal and regulatory requirements for the conduct of preclinical studies or clinical trials or meet expected deadlines, our clinical development programs could be delayed and otherwise adversely affected. In all events, we are responsible for ensuring that each of our preclinical studies and clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. The FDA requires clinical trials to be conducted in accordance with good clinical practices, including for conducting, recording and reporting the results of preclinical studies and clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Any such event could have a material adverse effect on our business, financial condition, results of operations and/or prospects.

Because we rely on third party manufacturing and supply partners, our supply of research and development, preclinical and clinical development materials may become limited or interrupted or may not be of satisfactory quantity or quality.

We rely on third party supply and manufacturing partners to supply the materials and components for, and manufacture, our research and development, preclinical and clinical trial drug supplies. We do not own manufacturing facilities or supply sources for such components and materials. There can be no assurance that our supply of research and development, preclinical and clinical development drugs and other materials will not be limited, interrupted, restricted in certain geographic regions or of satisfactory quality or continue to be available at acceptable prices. In particular, any replacement of any drug product formulation manufacturer we may use could require significant effort and expertise in the event there are a limited number of qualified replacements for a particular product candidate.

The manufacturing process for a product candidate is subject to FDA and foreign regulatory authority review. Suppliers and manufacturers must meet applicable manufacturing requirements and undergo rigorous facility and process validation tests required by regulatory authorities in order to comply with regulatory standards, such as Current Good Manufacturing Practice (or CGMP). In the event that any of our suppliers or manufacturers fail to comply with such requirements or to perform its obligations to us in relation to quality, timing or otherwise, or if our supply of components or other materials becomes limited or interrupted for other reasons, we may be forced to manufacture the materials ourselves, for which we currently do not have the capabilities or resources, or enter into an agreement with another third party, which we may not be able to do on reasonable terms, if at all. In some cases, the technical skills or technology required to manufacture our product candidates may be unique or proprietary to the original manufacturer, and we may have difficulty, or there may be contractual restrictions prohibiting us from, transferring such skills or technology to another third party and a feasible alternative may not exist. These factors would increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to have another third party manufacture our product candidates. If we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop product candidates in a timely manner or within budget.

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We expect to continue to rely on third party manufacturers if we receive regulatory approval for any product candidate. To the extent that we have existing or future manufacturing arrangements with third parties, we will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. If we are unable to obtain or maintain third-party manufacturing for product candidates, or to do so on commercially reasonable terms, we may not be able to fully develop and commercialize our product candidates. Our or a third party’s failure to execute on our manufacturing requirements could adversely affect our business in a number of ways, including:

●	an inability to initiate or continue clinical trials of product candidates under development;

●	delay in submitting regulatory applications, or receiving regulatory approvals, for product candidates;

●	loss of the cooperation of a collaborator;

●	subjecting our product candidates to additional inspections by regulatory authorities;

●	requirements to cease distribution or to recall batches of our product candidates; and

●	in the event of approval to market and commercialize a product candidate, an inability to meet commercial demands for our products.

We may be unsuccessful in engaging in strategic transactions which could adversely affect our ability to develop and commercialize product candidates, impact our cash position, increase our expense and present significant distractions to our management.

From time to time, we may consider strategic transactions, such as collaborations, acquisitions of companies, asset purchases and out- or in- licensing of product candidates or technologies. In particular, we will evaluate and, if strategically attractive, seek to enter into additional collaborations, including with major biotechnology or pharmaceutical companies to complete development and marketing of our product candidates, if approved. The competition for collaborators is intense, and the negotiation process is time-consuming and complex. Any proposed collaboration may be on terms that are not optimal for us, and we may not be able to maintain any new or existing collaboration if, for example, development or approval of a product candidate is delayed, sales of an approved product candidate do not meet expectations or the collaborator terminates the collaboration. Any such collaboration, or other strategic transaction, may require us to incur non-recurring or other charges, increase our near- and long-term expenditures and pose significant integration or implementation challenges or disrupt our management or business. These transactions would entail numerous operational and financial risks, including exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to manage a collaboration or develop acquired products, product candidates or technologies, incurrence of substantial debt or dilutive issuances of equity securities to pay transaction consideration or costs, higher than expected collaboration, acquisition or integration costs, write-downs of assets or goodwill or impairment charges, increased amortization expenses, difficulty and cost in facilitating the collaboration or combining the operations and personnel of any acquired business, impairment of relationships with key suppliers, manufacturers or customers of any acquired business due to changes in management and ownership and the inability to retain key employees of any acquired business. Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, any transactions that we do complete may be subject to the foregoing or other risks and have a material adverse effect on our business, results of operations, financial condition and prospects. Conversely, any failure to enter into any collaboration or other strategic transaction that would be beneficial to us could delay the development and potential commercialization of our product candidates and have a negative impact on the competitiveness of any product candidate that reaches market.

We face competition from entities that have developed or may develop product candidates for our target disease indications, including companies developing novel treatments and technology platforms based on modalities and technology similar to ours. If these companies develop technologies or product candidates more rapidly than we do or their technologies, including delivery technologies, are more effective, our ability to develop and commercialize product candidates may be adversely affected.

The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as with universities and other research institutions which are developing new technology. Our competitors have developed, are developing or will develop product candidates and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that enter the market. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may try to develop product candidates.

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Many of our competitors have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than we have. If we obtain approval for any product candidate, we will face competition based on many different factors, including the quality and effectiveness of our products, the ease with which our products can be administered and the extent to which patients accept relatively new routes of administration, the timing and scope of regulatory approvals for these products, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Competing products could present superior treatment alternatives, including by being more effective, safer, less expensive or marketed and sold more effectively than any products we may develop. Competitive products may make any products we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our product candidates. Such competitors could also recruit our employees, which could negatively impact our level of expertise and our ability to execute our business plan.

Any inability to attract and retain qualified key management and technical personnel would impair our ability to implement our business plan.

Our success largely depends on the continued service of certain key management and other specialized personnel, including Anatoly Dritschilo, M.D., our Chief Executive Officer, Mira Jung, Ph.D., our Chief Scientific Officer for Biology, Michael Vander Hoek, our Chief Financial Officer and Vice President Operations and Regulatory, and Peter Dritschilo, our President and Chief Operating Officer. The loss of one or more members of our management team or other key employees or advisors could delay our research and development programs and materially harm our business, financial condition, results of operations and prospects. The relationships that our key managers have cultivated within our industry make us particularly dependent upon their continued employment with us. We are dependent on the continued service of our technical personnel because of the highly technical nature of our product candidates and technologies and the specialized nature of the regulatory approval process. Because our management team and key employees are not obligated to provide us with continued service, they could terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our management team members or key employees. Our future success will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing, manufacturing, governmental regulation and commercialization. We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations.

If our product candidates advance into Phase II and Phase III clinical trials, we may experience difficulties in managing our growth and expanding our operations.

We have limited experience in drug development and have not begun clinical trials for any of our product candidates, other than a Phase 1 clinical trial for Ropidoxuridine. As our product candidates enter and advance through preclinical studies and any clinical trials, we will need to expand our development, regulatory and manufacturing capabilities or contract with other organizations to provide these capabilities for us. In the future, we expect to have to manage additional relationships with collaborators or partners, suppliers and other organizations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, reporting systems and procedures. We may not be able to implement improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls.

If any of our product candidates are approved for marketing and commercialization and we are unable to develop sales, marketing and distribution capabilities on our own or enter into agreements with third parties to perform these functions on acceptable terms, we will be unable to commercialize any such future products.

We currently have no sales, marketing or distribution capabilities or experience. If any of our product candidates is approved, we plan to enter into collaborations with third parties to sell, market and distribute our products. In the alternative, we would have to develop internal sales, marketing and distribution capabilities to commercialize any approved product, which would be expensive and time-consuming, or, as is more likely, enter into collaborations with third parties to perform these services. If we rely on third parties with sales, marketing and distribution capabilities to market our products or decide to co-promote products with collaborators, we will need to establish and maintain marketing and distribution arrangements with third parties, and there can be no assurance that we will be able to enter into such arrangements on acceptable terms, if, at all. In entering into third-party marketing or distribution arrangements, any revenue we receive will depend upon the efforts of the third parties and there can be no assurance that such third parties will establish adequate sales and distribution capabilities or be successful in gaining market acceptance of any approved product. If we decide to market our products directly, we will need to commit significant financial and managerial resources to develop a marketing and sales force with technical expertise and supporting distribution, administration and compliance capabilities. If we are not able to commercialize any product approved in the future, either on our own or through third parties, our business, financial condition, results of operations and prospects could be materially adversely affected.

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If we fail to comply with U.S. and foreign regulatory requirements, regulatory authorities could limit or withdraw any marketing or commercialization approvals we may receive and subject us to other penalties that could materially harm our business.

Even if we receive marketing and commercialization approval of a product candidate, there can be no assurance we will not be subject to future or continuing regulatory review, including in relation to adverse patient experiences with the product and clinical results that are reported after a product is made commercially available, both in the U.S. and any foreign jurisdiction in which we seek regulatory approval. The FDA has significant post-market authority, including the authority to require labeling changes based on new safety information and to require post-market studies or clinical trials to evaluate safety risks related to the use of a product or to require withdrawal of the product from the market. The FDA also has the authority to require a risk evaluation and mitigation strategies (“REMS”) plan after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug. The manufacturer and manufacturing facilities we use to make a future product, if any, will also be subject to periodic review and inspection by the FDA and other regulatory agencies, including for continued compliance with CGMP requirements. The discovery of any new or previously unknown problems with our third-party manufacturers, manufacturing processes or facilities may result in restrictions on the product, manufacturer or facility, including withdrawal of the product from the market. If we rely on third-party manufacturers, we will not have control over compliance with applicable rules and regulations by such manufacturers. Any product promotion and advertising will also be subject to regulatory requirements and continuing regulatory review. If we or our collaborators, manufacturers or service providers fail to comply with applicable continuing regulatory requirements in the U.S. or foreign jurisdictions in which we seek to market our products, we or they may be subject to, among other things, fines, warning letters, holds on clinical trials, refusal by the FDA to approve pending applications or supplements to approved applications, suspension or withdrawal of regulatory approval, product recalls and seizures, refusal to permit the import or export of products, operating restrictions, injunction, civil penalties and criminal prosecution.

Our business entails a significant risk of product liability and our ability to obtain sufficient insurance coverage could have a material effect on our business, financial condition, results of operations or prospects.

Our business exposes us to significant product liability risks inherent in the development, testing, manufacturing and marketing of therapeutic treatments. Product liability claims could delay or prevent completion of our development programs. If we succeed in marketing products, such claims could result in an FDA investigation of the quality and effectiveness of our products, our manufacturing processes and facilities or our marketing programs and potentially a recall of our products or more serious enforcement action, limitations on the approved indications for which they may be used or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for our products, injury to our reputation, costs to defend the related litigation, a diversion of management’s time and our resources, substantial monetary awards to trial participants or patients and a decline in our stock price. We currently have product liability insurance that we believe is appropriate for our stage of development and may need to obtain higher levels prior to marketing any of our product candidates. Any insurance we have or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have a material adverse effect on our business.

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Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with manufacturing standards we may establish, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. While we make an effort to maintain strict employee work processes and oversight, employee misconduct could expose us to liability through the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. Furthermore, it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Our internal computer systems, or those of our CROs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Despite the implementation of cyber security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such events could cause interruptions of our operations. For example, the loss of preclinical data or data from any future clinical trial involving our product candidates could result in delays in our development and regulatory filing efforts and significantly increase our costs. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the development of our product candidates could be delayed.

Our proprietary information, or that of our customers, suppliers and business partners, may be lost or we may suffer security breaches.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, clinical trial data, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers, clinical trial subjects and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Although to our knowledge we have not experienced any such material security breach to date, any such breach could compromise our network, or the networks of our CROs or other third party service providers, and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disrupt our operations, damage our reputation, and cause a loss of confidence in our products and our ability to conduct clinical trials, which could adversely affect our business and reputation and lead to delays in gaining regulatory approvals for our drugs. Although we maintain business interruption insurance coverage, our insurance might not cover all losses from any future breaches of our systems.

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Failure of our information technology systems could significantly disrupt the operation of our business.

Our business increasingly depends on the use of information technologies, which means that certain key areas such as research and development, production and sales are to a large extent dependent on our information systems or those of third-party providers. Our ability to execute our business plan and to comply with regulatory requirements with respect to data control and data integrity, depends, in part, on the continued and uninterrupted performance of our information technology systems, or IT systems and the IT systems supplied by third-party service providers. These systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and backup measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we and our third-party service providers have taken to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures or problems arising during the upgrade of any of our IT systems that interrupt our ability to generate and maintain data, and in particular to operate our proprietary technology platform, could adversely affect our ability to operate our business.

If we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.

Our research, development and manufacturing involve the use of hazardous materials and various chemicals. We maintain quantities of various flammable and toxic chemicals in our facilities in Gaithersburg, Maryland that are required for our research, development and manufacturing activities. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. We believe our procedures for storing, handling and disposing these materials in our Gaithersburg facilities comply with the relevant guidelines of Gaithersburg, the State of Maryland and the Occupational Safety and Health Administration of the U.S. Department of Labor. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards mandated by applicable regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of animals and biohazardous materials. Although we maintain workers’ compensation insurance to cover us for costs and expenses, we may incur due to injuries to our employees resulting from the use of these materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological or hazardous materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate any of these laws or regulations.

Our information technology systems could face serious disruptions that could adversely affect our business.

Our information technology and other internal infrastructure systems, including corporate firewalls, servers, leased lines and connection to the Internet, face the risk of systemic failure that could disrupt our operations. A significant disruption in the availability of our information technology and other internal infrastructure systems could cause interruptions in our collaborations with our partners and delays in our research and development work.

Changes in accounting rules and regulations, or interpretations thereof, could result in unfavorable accounting charges or require us to change our compensation policies.

Accounting methods and policies for pharmaceutical companies, including policies governing revenue recognition, research and development and related expenses and accounting for stock-based compensation are subject to review, interpretation and guidance from relevant accounting authorities, including the SEC. Changes to accounting methods or policies, or interpretations thereof, may require us to reclassify, restate or otherwise change or revise our financial statements, including those contained in this prospectus.

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Risks Related to Our Intellectual Property

If we are not able to obtain and enforce patent protection for our technologies or product candidates, development and commercialization of our product candidates may be adversely affected.

Our success depends in part on our ability to obtain and maintain patents and other forms of intellectual property rights, including in-licenses of intellectual property rights of others, for our product candidates, methods used to manufacture our product candidates and methods for treating patients using our product candidates, as well as our ability to preserve our trade secrets, to prevent third parties from infringing upon our proprietary rights and to operate without infringing upon the proprietary rights of others. As of the date of this prospectus, we have filed five patent applications with the U.S. Patent and Trademark Office (the “USPTO”) with respect to various aspects of our HDAC inhibitor small molecule delivery platform and Ropidoxuridine, our lead product candidate. However, we may not be able to apply for patents on certain aspects of our product candidates or delivery technologies in a timely fashion or at all. To date, four US patents and two European patents have been granted. There is no guarantee that any of our pending patent applications will result in issued or granted patents, that any of our issued, granted or licensed patents will not later be found to be invalid or unenforceable or that any issued, granted or licensed patents will include claims that are sufficiently broad to cover our product candidates or delivery technologies or to provide meaningful protection from our competitors. Moreover, the patent position of specialty pharmaceutical companies can be highly uncertain because it involves complex legal and factual questions. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our current and future proprietary technology and product candidates are covered by valid and enforceable patents or are effectively maintained as trade secrets. If third parties disclose or misappropriate our proprietary rights, it may materially and adversely impact our position in the market.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other requirements during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case. The standards applied by the USPTO and foreign patent offices in granting patents are not always applied uniformly or predictably. For example, there is no uniform worldwide policy regarding patentable subject matter or the scope of claims allowable in pharmaceutical patents. As such, we do not know the degree of future protection that we will have on our proprietary products and technology. While we will endeavor to try to protect our product candidates with intellectual property rights such as patents, as appropriate, the process of obtaining patents is time-consuming, expensive and sometimes unpredictable.

We may decide for business reasons to no longer pursue or to abandon certain intellectual property rights in the US or elsewhere, including due to non-cooperation of inventors or owners of such intellectual property, prior art, or scope of protection, or for other reasons.

Once granted, patents may remain open to opposition, interference, re-examination, post-grant review, inter partes review, nullification or derivation action in court or before patent offices or similar proceedings for a given period after allowance or grant, during which time third parties can raise objections against such initial grant. In the course of such proceedings, which may continue for a protracted period of time, the patent owner may be compelled to limit the scope of the allowed or granted claims thus attacked, or may lose the allowed or granted claims altogether. In addition, there can be no assurance that:

●	others will not or may not be able to make, use or sell compounds that are the same as or similar to our product candidates but that are not covered by the claims of the patents that we own or license;

●	we or our licensors, collaborators or any future collaborators are the first to make the inventions covered by each of our issued patents and pending patent applications that we own or license;

●	we or our licensors, collaborators or any future collaborators are the first to file patent applications covering certain aspects of our inventions;

●	others will not independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	A third party may not challenge our patents and, if challenged, a court may not hold that our patents are valid, enforceable and infringed;

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●	any issued patents that we own or have licensed will provide us with any competitive advantages, or will not be challenged by third parties;

●	we may develop additional proprietary technologies that are patentable;

●	the patents of others will not have an adverse effect on our business; and

●	our competitors do not conduct research and development activities in countries where we do not have enforceable patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets.

We intend to license patent rights from third-party owners or licensees. If such owners or licensees do not properly or successfully obtain, maintain or enforce the patents underlying such licenses, or if they retain or license to others any competing rights, our competitive position and business prospects may be adversely affected. We may not be able to protect our intellectual property rights throughout the world.

Obtaining a valid and enforceable issued or granted patent covering our technology in the U.S. and worldwide can be extremely costly. In jurisdictions where we have not obtained patent protection, competitors may use our technology to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but where it is more difficult to enforce a patent as compared to the U.S. Competitor products may compete with our future products in jurisdictions where we do not have issued or granted patents or where our issued or granted patent claims or other intellectual property rights are not sufficient to prevent competitor activities in these jurisdictions. The legal systems of certain countries, particularly certain developing countries, make it difficult to enforce patents and such countries may not recognize other types of intellectual property protection, particularly that relating to biopharmaceuticals. This could make it difficult for us to prevent the infringement of patents or marketing of competing products in violation of our proprietary rights generally in certain jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

We generally file a provisional patent application first (a priority filing) at the USPTO. A U.S. utility application and international application under the Patent Cooperation Treaty (PCT) are usually filed within twelve months after the priority filing. Based on the PCT filing, national and regional patent applications may be filed in the European Union, Japan, Australia and Canada and other countries. We have so far not filed for patent protection in all national and regional jurisdictions where such protection may be available. In addition, we may decide to abandon national and regional patent applications before grant. Finally, the grant proceeding of each national or regional patent is an independent proceeding which may lead to situations in which applications might in some jurisdictions be refused by the relevant registration authorities, while granted by others. It is also quite common that depending on the country, various scopes of patent protection may be granted on the same product candidate or technology. The laws of some jurisdictions do not protect intellectual property rights to the same extent as the laws in the U.S., and many companies have encountered significant difficulties in protecting and defending such rights in such jurisdictions. If we or our licensors encounter difficulties in protecting, or are otherwise precluded from effectively protecting, the intellectual property rights important for our business in such jurisdictions, the value of these rights may be diminished, and we may face additional competition from others in those jurisdictions. Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position in the relevant jurisdiction may be impaired and our business and results of operations may be adversely affected.

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We or our licensors, or any future collaborators or a strategic partners may become subject to third party claims or litigation alleging infringement of patents or other proprietary rights or seeking to invalidate patents or other proprietary rights, and we may need to resort to litigation to protect or enforce our patents or other proprietary rights, all of which could be costly, time consuming, delay or prevent the development and commercialization of our product candidates, or put our patents and other proprietary rights at risk.

We or our licensors, or any future collaborators or strategic partners may be subject to third-party claims for infringement or misappropriation of patent or other proprietary rights. We are generally obligated under our license or collaboration agreements to indemnify and hold harmless our licensors or collaborator for damages arising from intellectual property infringement by us. If we or our licensors, or any future collaborators or strategic partners are found to infringe a third-party patent or other intellectual property rights, we could be required to pay damages, potentially including treble damages, if we are found to have willfully infringed. In addition, we or our licensors, collaborators or any future strategic partners may choose to seek, or be required to seek, a license from a third party, which may not be available on acceptable terms, if at all. Even if a license can be obtained on acceptable terms, the rights may be non-exclusive, which could give our competitors access to the same technology or intellectual property rights licensed to us. If we fail to obtain a required license, we or our collaborator, or any future collaborator, may be unable to effectively market product candidates based on our technology, which could limit our ability to generate revenue or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations. In addition, we may find it necessary to pursue claims or initiate lawsuits to protect or enforce our patent or other intellectual property rights. The cost to us in defending or initiating any litigation or other proceeding relating to patent or other proprietary rights, even if resolved in our favor, could be substantial, and litigation would divert our management’s attention. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could delay our research and development efforts and limit our ability to continue our operations.

If we were to initiate legal proceedings against a third party to enforce a patent covering one of our products or our technology, the defendant could counterclaim that our patent is invalid or unenforceable. In patent litigation in the U.S., defendant counterclaims alleging invalidity or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, for example, lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on one or more of our products or certain aspects of our platform technology. Such a loss of patent protection could have a material adverse impact on our business. Patents and other intellectual property rights also will not protect our technology if competitors design around our protected technology without legally infringing our patents or other intellectual property rights.

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Intellectual property rights of third parties could adversely affect our ability to commercialize our product candidates, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

Our competitive position may suffer if patents issued to third parties or other third-party intellectual property rights cover our products or elements thereof, or our manufacture or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or product candidates unless we successfully pursue litigation to nullify or invalidate the third-party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms.

Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in marketing our products. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing any of our product candidates that are held to be infringing. We might, if possible, also be forced to redesign product candidates so that we no longer infringe the third-party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

If we fail to comply with our obligations under any license, collaboration or other agreements, we may be required to pay damages and could lose intellectual property rights that are necessary for developing and protecting our product candidates and delivery technologies or we could lose certain rights to grant sublicenses.

Our current licenses impose, and any future licenses we enter into are likely to impose, various development, commercialization, funding, milestone, royalty, diligence, sublicensing, insurance, patent prosecution and enforcement, and other obligations on us. If we breach any of these obligations, or use the intellectual property licensed to us in an unauthorized manner, we may be required to pay damages and the licensor may have the right to terminate the license, which could result in us being unable to develop, manufacture and sell products that are covered by the licensed technology or enable a competitor to gain access to the licensed technology. Moreover, our licensors may own or control intellectual property that has not been licensed to us and, as a result, we may be subject to claims, regardless of their merit, that we are infringing or otherwise violating the licensor’s rights. In addition, while we cannot currently determine the amount of the royalty obligations we would be required to pay on sales of future products, if any, the amounts may be significant. The amount of our future royalty obligations will depend on the technology and intellectual property we use in products that we aim to develop and commercialize, if any. Therefore, even if we are able to develop and commercialize products, we may be unable to achieve or maintain profitability.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patent protection for certain aspects of our product candidates and delivery technologies, we also consider trade secrets, including confidential and unpatented know-how important to the maintenance of our competitive position. We protect trade secrets and confidential and unpatented know-how, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to such knowledge, such as our employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants that obligate them to maintain confidentiality and assign their inventions to us. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time- consuming, and the outcome is unpredictable. In addition, some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

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We may be subject to claims that we or our employees or consultants have wrongfully used or disclosed alleged trade secrets of our employees’ or consultants’ former employers or their clients. These claims may be costly to defend and if we do not successfully do so, we may be required to pay monetary damages and may lose valuable intellectual property rights or personnel.

Many of our employees were previously employed at universities or biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper our ability to commercialize, or prevent us from commercializing, our product candidates, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to effectively compete and our business may be adversely affected.

Risks Related to Government Regulation and Product Approvals

We may be unable to obtain U.S. or foreign regulatory approval and, as a result, unable to commercialize our product candidates.

Our product candidates are subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process are required to be completed in the U.S. and in many foreign jurisdictions before a new drug can be marketed. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. It is possible that none of the product candidates we may develop will obtain the regulatory approvals necessary for us or our collaborators to begin selling them.

We have very limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA. The time required to obtain FDA and other approvals is unpredictable but typically takes many years following the commencement of clinical trials, depending upon the type, complexity and novelty of the product candidate. The standards that the FDA and its foreign counterparts use when regulating us are not always applied predictably or uniformly and can change. Any analysis we perform of data from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. We may also encounter unexpected delays or increased costs due to new government regulations, for example, from future legislation or administrative action, or from changes in FDA policy during the period of product development, clinical trials and FDA regulatory review. It is impossible to predict whether legislative changes will be enacted, or whether FDA or foreign regulations, guidance or interpretations will be changed, or what the impact of such changes, if any, may be.

Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenues from the particular product candidate for which we are seeking approval. Furthermore, any regulatory approval to market a product may be subject to limitations on the approved uses for which we may market the product or the labeling or other restrictions. In addition, the FDA has the authority to require a Risk Evaluation and Mitigation Strategy (REMS) plan as part of an NDA or biologics license application (BLA) or after approval, which may impose further requirements or restrictions on the distribution or use of an approved drug or biologic, such as limiting prescribing to certain physicians or medical centers that have undergone specialized training, limiting treatment to patients who meet certain safe-use criteria and requiring treated patients to enroll in a registry. These limitations and restrictions may limit the size of the market for the product and affect reimbursement by third-party payors.

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If we or our collaborators, manufacturers or service providers fail to comply with healthcare laws and regulations, we or they could be subject to enforcement actions, which could affect our ability to develop, market and sell our products and may harm our reputation.

We and our collaborators are subject to federal, state, and foreign healthcare laws and regulations pertaining to fraud and abuse and patients’ rights. These laws and regulations include:

●	the U.S. federal healthcare program anti-kickback law, which prohibits, among other things, persons from soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual for a healthcare item or service, or the purchasing or ordering of an item or service, for which payment may be made under a federal healthcare program such as Medicare or Medicaid;

●	the U.S. federal false claims law, which prohibits, among other things, individuals or entities from knowingly presenting or causing to be presented, claims for payment by government funded programs such as Medicare or Medicaid that are false or fraudulent, and which may apply to us by virtue of statements and representations made to customers or third parties;

●	the U.S. federal Health Insurance Portability and Accountability Act (HIPAA) and Health Information Technology for Economic and Clinical Health (HITECH) Act, which prohibit executing a scheme to defraud healthcare programs, impose requirements relating to the privacy, security, and transmission of individually identifiable health information, and require notification to affected individuals and regulatory authorities of certain breaches of security of individually identifiable health information;

●	the federal Open Payments regulations under the National Physician Payment Transparency Program have been issued under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, and will require that manufacturers of pharmaceutical and biological drugs covered by Medicare, Medicaid, and Children’s Health Insurance Programs report all consulting fees, travel reimbursements, research grants, and other payments or gifts with values over $10 made to physicians and teaching hospitals; and

●	state laws comparable to each of the above federal laws, such as, for example, anti-kickback and false claims laws applicable to commercial insurers and other non-federal payors, requirements for mandatory corporate regulatory compliance programs, and laws relating to patient data privacy and security.

If our operations are found to be in violation of any such requirements, we may be subject to penalties, including civil or criminal penalties, monetary damages, the curtailment or restructuring of our operations, loss of eligibility to obtain approvals from the FDA, or exclusion from participation in government contracting, healthcare reimbursement or other government programs, including Medicare and Medicaid, any of which could adversely our financial results. Although effective compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, these risks cannot be entirely eliminated. Any action against us for an alleged or suspected violation could cause us to incur significant legal expenses and could divert our management’s attention from the operation of our business, even if our defense is successful. In addition, achieving and sustaining compliance with applicable laws and regulations may be costly to us in terms of money, time and resources.

If we or our collaborators, manufacturers or service providers fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, which could affect our ability to develop, market and sell our products successfully and could harm our reputation and lead to reduced acceptance of our products by the market. These enforcement actions include, among others:

●	adverse regulatory inspection findings;

●	warning letters;

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●	voluntary or mandatory product recalls or public notification or medical product safety alerts to healthcare professionals;

●	restrictions on, or prohibitions against, marketing our products;

●	restrictions on, or prohibitions against, importation or exportation of our products;

●	suspension of review or refusal to approve pending applications or supplements to approved applications;

●	exclusion from participation in government-funded healthcare programs;

●	exclusion from eligibility for the award of government contracts for our products;

●	suspension or withdrawal of product approvals;

●	product seizures;

●	injunctions; and

●	civil and criminal penalties and fines.

Any drugs we develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, thereby harming our business.

The regulations that govern marketing approvals, pricing and reimbursement for new drugs vary widely from country to country. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. Although we intend to monitor these regulations, our programs are currently in the early stages of development and we will not be able to assess the impact of price regulations for a number of years. As a result, we might obtain regulatory approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenues we are able to generate from the sale of the product in that country.

Our ability to commercialize any products also will depend in part on the extent to which reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Even if we succeed in bringing one or more products to the market, these products may not be considered cost-effective, and the amount reimbursed for any products may be insufficient to allow us to sell our products on a competitive basis. Because our programs are in the early stages of development, we are unable at this time to determine their cost effectiveness or the likely level or method of reimbursement. Increasingly, the third-party payors who reimburse patients or healthcare providers, such as government and private insurance plans, are requiring that drug companies provide them with predetermined discounts from list prices and are seeking to reduce the prices charged or the amounts reimbursed for pharmaceutical products. If the price we are able to charge for any products we develop, or the reimbursement provided for such products, is inadequate in light of our development and other costs, our return on investment could be adversely affected.

Our current product candidates will need to be administered under the supervision of a physician on an outpatient basis. Under currently applicable U.S. law, certain drugs that are not usually self-administered (including injectable drugs) may be eligible for coverage under the Medicare Part B program if:

●	they are incident to a physician’s services;

●	they are reasonable and necessary for the diagnosis or treatment of the illness or injury for which they are administered according to accepted standards of medical practice; and

●	they have been approved by the FDA and meet other requirements of the statute.

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There may be significant delays in obtaining coverage for newly-approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the FDA. Moreover, eligibility for coverage does not imply that any drug will be reimbursed in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim payments for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement may be based on payments allowed for lower- cost drugs that are already reimbursed, may be incorporated into existing payments for other services and may reflect budgetary constraints or imperfections in Medicare data. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the U.S. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement rates. Our inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for new drugs that we develop and for which we obtain regulatory approval could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our financial condition.

We believe that the efforts of governments and third-party payors to contain or reduce the cost of healthcare and legislative and regulatory proposals to broaden the availability of healthcare will continue to affect the business and financial condition of pharmaceutical and biopharmaceutical companies. A number of legislative and regulatory changes in the healthcare system in the U.S. and other major healthcare markets have been proposed in recent years, and such efforts have expanded substantially in recent years. These developments have included prescription drug benefit legislation that was enacted and took effect in January 2006, healthcare reform legislation enacted by certain states, and Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (the “ACA”), a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending and enhance remedies against fraud and abuse. The ACA also contains provisions that will affect companies in the pharmaceutical industry and other healthcare related industries by imposing additional costs and changes to business practices. Provisions affecting pharmaceutical companies include the following:

●	mandatory rebates for drugs sold into the Medicaid program have been increased, and the rebate requirement has been extended to drugs used in risk-based Medicaid managed care plans;

●	the 340B Drug Pricing Program under the Public Health Services Act has been extended to require mandatory discounts for drug products sold to certain critical access hospitals, cancer hospitals and other covered entities;

●	pharmaceutical companies are required to offer discounts on brand-name drugs to patients who fall within the Medicare Part D coverage gap, commonly referred to as the “Donut Hole”; and

●	pharmaceutical companies are required to pay an annual non-tax deductible fee to the federal government based on each company’s market share of prior year total sales of branded products to certain federal healthcare programs, such as Medicare, Medicaid, Department of Veterans Affairs and Department of Defense. Since we expect our branded pharmaceutical sales to constitute a small portion of the total federal health program pharmaceutical market, we do not expect this annual assessment to have a material impact on our financial condition.

Moreover, we cannot predict what healthcare reform initiatives may be adopted in the future. Further federal and state legislative and regulatory developments are likely, and we expect ongoing initiatives in the U.S. to increase pressure on drug pricing. Such reforms could have an adverse effect on anticipated revenues from product candidates that we may develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates.

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Our ability to obtain services, reimbursement or funding from the federal government may be impacted by possible reductions in federal spending.

U.S. federal government agencies currently face potentially significant spending reductions. Under the Budget Control Act of 2011, the failure of Congress to enact deficit reduction measures of at least $1.2 trillion for the years 2013 through 2021 triggered automatic cuts to most federal programs. These cuts would include aggregate reductions to Medicare payments to providers of up to two percent per fiscal year, starting in 2013. Under the American Taxpayer Relief Act of 2012, which was enacted on January 1, 2013, the imposition of these automatic cuts was delayed until March 1, 2013. Certain of these automatic cuts have been implemented. The full impact on our business of these automatic cuts is uncertain. If federal spending is reduced, anticipated budgetary shortfalls may also impact the ability of relevant agencies, such as the FDA or the National Institutes of Health to continue to function at current levels. Amounts allocated to federal grants and contracts may be reduced or eliminated. These reductions may also impact the ability of relevant agencies to timely review and approve drug research and development, manufacturing, and marketing activities, which may delay our ability to develop, market and sell any products we may develop.

If any of our product candidates receives marketing approval and we or others later identify undesirable side effects caused by the product candidate, our ability to market and derive revenue from the product candidates could be compromised.

In the event that any of our product candidates receive regulatory approval and we or others identify undesirable side effects caused by one of our products, any of the following adverse events could occur, which could result in the loss of significant revenue to us and materially and adversely affect our results of operations and business:

●	regulatory authorities may withdraw their approval of the product or seize the product;

●	we may be required to recall the product or change the way the product is administered to patients;

●	additional restrictions may be imposed on the marketing of the particular product or the manufacturing processes for the product or any component thereof;

●	we may be subject to fines, injunctions or the imposition of civil or criminal penalties;

●	regulatory authorities may require the addition of labeling statements, such as a “black box” warning or a contraindication;

●	we may be required to create a Medication Guide outlining the risks of such side effects for distribution to patients;

●	we could be sued and held liable for harm caused to patients;

●	the product may become less competitive; and

●	our reputation.

Risks Related to our Common Stock and this Offering

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

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●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We will be required to include a report of management on the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to timely remediate. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The Jobs Act has reduced the information that we are required to disclose.

Under the Jobs Act, the information that we will be required to disclose has been reduced in a number of ways.

As a company that had gross revenues of less than $1.0 billion during the Company’s last fiscal year, the Company is an “emerging growth company,” as defined in the Jobs Act (an “EGC”). We will retain that status until the earliest of (a) the last day of the fiscal year which we have total annual gross revenues of $1,000,000,000 (as indexed for inflation in the manner set forth in the Jobs Act) or more; (b) the last day of the fiscal year of following the fifth anniversary of the date of the first sale of the common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (c) the date on which we have, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act or any successor thereto. As an EGC, the Company is relieved from the following:

●	The Company is excluded from Section 404(b) of Sarbanes-Oxley Act (“Sarbanes-Oxley”), which otherwise would have required the Company’s auditors to attest to and report on the Company’s internal control over financial reporting. The JOBS Act also amended Section 103(a)(3) of Sarbanes-Oxley to provide that (i) any new rules adopted by the PCAOB requiring mandatory audit firm rotation or changes to the auditor’s report to include auditor discussion and analysis (in the event the PCAOB adopts an auditor rotation requirement) will not apply to an audit of an EGC; and (ii) any other future rules adopted by the PCAOB will not apply to the Company’s audits unless the SEC determines otherwise.

●	The Jobs Act amended Section 7(a) of the Securities Act to provide that the Company need not present more than two years of audited financial statements in an initial public offering registration statement and in any other registration statement, need not present selected financial data pursuant to Item 301 of Regulation S-K for any period prior to the earliest audited period presented in connection with such initial public offering. In addition, the Company is not required to comply with any new or revised financial accounting standard until such date as a private company (i.e., a company that is not an “issuer” as defined by Section 2(a) of Sarbanes-Oxley) is required to comply with such new or revised accounting standard. Corresponding changes have been made to the Exchange Act, which relates to periodic reporting requirements, which would be applicable if the Company were required to comply with them.

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●	As long as we are an EGC, we may comply with Item 402 of Regulation S-K, which requires extensive quantitative and qualitative disclosure regarding executive compensation, by disclosing the more limited information required of a “smaller reporting company.”

●	The Jobs Act will also exempt us from the following additional compensation-related disclosure provisions that were imposed on U.S. public companies pursuant to the Dodd-Frank Act: (i) the advisory vote on executive compensation required by Section 14A(a) of the Exchange Act; (ii) the requirements of Section 14A(b) of the Exchange Act relating to shareholder advisory votes on “golden parachute” compensation; (iii) the requirements of Section 14(i) of the Exchange Act as to disclosure relating to the relationship between executive compensation and our financial performance; and (iv) the requirement of Section 953(b)(1)of the Dodd-Frank Act, which requires disclosure as to the relationship between the compensation of our chief executive officer and median employee pay.

Our stock price may be volatile, and purchasers of our common stock could incur substantial losses.

Our stock price is likely to be volatile. As a result of this volatility, investors may not be able to sell their common stock at or above the initial public offering price. The market price for our common stock may be influenced by many factors, including the other risks described in this section of the prospectus entitled “Risk Factors” and the following:

●	the success of competitive products or technologies;

●	results of preclinical and clinical studies of our product candidates, or those of our competitors, our existing collaborator or any future collaborators;

●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to our products;

●	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

●	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

●	actual or anticipated variations in our financial results or those of companies that are perceived to be similar to us;

●	the success of our efforts to acquire or in-license additional technologies, products or product candidates;

●	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

●	changes in the structure of healthcare payment systems;

●	market conditions in the pharmaceutical and biotechnology sectors;

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●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	announcement and expectation of additional financing efforts;

●	speculation in the press or investment community;

●	trading volume of our common stock;

●	sales of our common stock by us or our shareholders;

●	the concentrated ownership of our common stock;

●	changes in accounting principles;

●	terrorist acts, acts of war or periods of widespread civil unrest;

●	natural disasters and other calamities; and

●	general economic, industry and market conditions.

In addition, the stock markets in general, and the markets for pharmaceutical stocks, in particular, have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

If you purchase common stock in this offering, you will incur immediate and substantial dilution of $[  ] per share, representing the difference between the assumed initial public offering price of $[  ] per share and our pro forma net tangible book value per share after giving effect to this offering. In addition, we can offer no assurance that you will not experience substantial dilution in the future.

The future issuance of equity or of debt securities that are convertible into common stock will dilute our share capital.

We may choose to raise additional capital in the future, depending on market conditions, strategic considerations and operational requirements. To the extent that additional capital is raised through the issuance of shares or other securities convertible into shares of our common stock, our stockholders will be diluted. Future issuances of our common stock or other equity securities, or the perception that such sales may occur, could adversely affect the trading price of our common stock and impair our ability to raise capital through future offerings of shares or equity securities. No prediction can be made as to the effect, if any, that future sales of common stock or the availability of common stock for future sales will have on the trading price of our common stock.

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Holders of 1% or more of our common stock prior to this offering will be subject to a six month lock-up agreement, and all directors, officers and 10% shareholders will be subject to a one year lock-up. Nonetheless, at such time as such stock becomes available for sale, it is possible a significant number of our shares may cause the market price of our common stock to drop significantly.

Commencing six months after the date of this prospectus, the                shares of our common stock outstanding as of the date of this prospectus, will be eligible for sale in the public market from time to time thereafter pursuant to Rule 144 under the Securities Act, and           shares of our common stock will be eligible for resale following a one-year lock-up period; some of such shares may be subject to the volume and other restrictions of Rule 144. Further, we have 3,000,000 shares reserved for issuance under our 2018 Equity Incentive Plan, which shares may be issued from time to time by our management and which will be subject to vesting and other requirements. At such time as the lock-up periods end, it is possible that a significant number of such shares will be sold into the market. At such time, the sale of a significant number of shares of our common stock in the public market or the perception that such sales may occur could significantly reduce the market price of our common stock.

The offering price of the shares and the other terms of this Offering have been arbitrarily determined by the Company.

The offering price of the shares and other terms of this offering have been arbitrarily determined by us and bear no relationship to our assets, book value, potential earnings or any other recognized criterion of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of the primary offering and resale offering could differ.

The offering price of shares of our common stock in the initial public offering has been determined by negotiations between the Company and the underwriter. The offering price in the initial public bears no relationship to our assets, earnings or book value, or any other objective standard of value. The selling shareholders may sell the resale shares at prevailing market prices or privately negotiated prices after close of the offering and listing of our common stock on Nasdaq. Therefore, the offering prices of the initial public and resale offering could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in the primary offering.

The Resale by the Selling Stockholders in our Resale Offering may cause the market price of our Common Stock to decline.

The resale of shares of our common stock by the selling stockholders in the Resale Offering, as well as the issuance of common stock in this Offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, the resale by other unregistered stockholders after expiration of the lock-up period could have the effect of depressing the market price for our common stock.

An active trading market for our common stock may not develop.

Prior to this offering, there has been no public market for our common stock. We intend to apply to have the shares of common stock listed on Nasdaq, subject to our sale of a sufficient number of shares in the offering to meet the listing requirements of Nasdaq. There can be no assurance that an application for listing the shares on Nasdaq or on any other market will be approved. Accordingly, an active trading market for our shares may never develop or be sustained following this offering. If an active market for our common stock does not develop, it may be difficult for you to sell shares you purchase in this offering without depressing the market price for the shares or at all.

If we fail to meet or maintain applicable listing requirements, Nasdaq may delist our common stock from trading, in which case the liquidity and market price of our common stock could decline.

Assuming our common stock is listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our common stock, we and our stockholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for shares of our common stock;

●	reduced liquidity for our common stock;

●	a determination that our common stock is “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for shares of our common stock;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our common stock will be listed on Nasdaq, such securities will be deemed covered securities. Although the states will be preempted from regulating the sale of our securities, the federal statute does allow states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Because our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use them and the proceeds may not be invested successfully.

We intend to use the net proceeds to us from this offering to fund offering to fund preclinical and clinical trials of product candidates, Ropidoxuridine and new formulations of Ropidoxuridine with Tipiracil, O-18 containing molecules for proton radiation sensitization, continued HDAC technology platform development, working capital and general corporate purposes, including the costs of operating as a public company, as well as potential acquisition or in-licensing activities. Therefore, our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our stock would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our target studies and operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our board of directors has the authority, without shareholder approval, to issue preferred stock with terms that may not be beneficial to holders of our common stock and such issuance could potentially affect adversely shareholder voting power and perpetuate their control over us.

Our Certificate of Incorporation, as amended to date, allows us to issue shares of preferred stock without any vote or further action by our shareholders. Our board of directors has the authority to fix and determine the relative rights and preferences of any preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of shares of our common stock. These rights and preferences could negatively affect the holders of our common stock.

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The ability of our executive officers and directors, who are our principal stockholders, to control our business may limit or eliminate the ability of minority shareholders to influence corporate affairs.

Our executive officers and directors, who are our principal stockholders, own approximately 73% of our issued and outstanding common stock and, following this offering, will own approximately 63% of our issued and outstanding common stock. Accordingly, they will be able to effectively control the election of directors, as well as all other matters requiring shareholder approval. The interests of our principal stockholders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other directors and other business decisions. The minority shareholders have no way of overriding decisions made by our principal stockholders. This level of control may also have an adverse impact on the market value of our shares because our principal stockholders may institute or undertake transactions, policies or programs that result in losses and may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

Our Certificate of Incorporation and Bylaws, each as amended to date, provide for indemnification of officers and directors at the expense of the Company and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Certificate of Incorporation and Bylaws, each as amended to date, provide for the indemnification of our officers and directors. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Our Certificate of Incorporation, as amended to date, provides that disputes must be resolved in the Court of Chancery of the State of Delaware, except for cases brought under the Securities Act or Exchange Act.

Our Certificate of Incorporation, as amended to date, provides that the Court of Chancery in the State of Delaware will be the exclusive forum for dispute resolution for certain enumerated actions, excluding any actions brought under the Securities Act or Exchange Act, or unless the Company consents in writing to an alternative jurisdiction. This exclusive forum selection clause may cause inconvenience of our shareholders or other stakeholders, should they need to bring suit against the Company for an action other than one arising under the Securities Act or Exchange Act.

We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Provisions in our amended and restated certificate of incorporation, as amended, and bylaws, as amended, as well as Delaware law, might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the market price of our common stock.

Our Certificate of Incorporation and Bylaws, each as amended to date, and bylaws contain provisions that could depress the market price of our common stock by acting to discourage, delay, or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions, among other things:

●	permit the board of directors to establish the number of directors;

●	provide that directors may only be removed “for cause” and only with the approval of 66 2/3 percent of our stockholders;

●	require super-majority voting to amend some provisions in our Certificate of Incorporation and Bylaws;

●	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan (also known as a “poison pill”);

●	eliminate the ability of our stockholders to call special meetings of stockholders;

●	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

●	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws; and

●	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of our company. Section 203 imposes certain restrictions on merger, business combinations and other transactions between us and holders of 15% or more of our common stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	the initiation, timing, progress and results of our research and development programs, preclinical studies, any clinical trials and INDs, NDAs other regulatory submissions;

●	our expected dependence on third party collaborators for developing, obtaining regulatory approval for and commercializing product candidates;

●	our receipt and timing of any milestone payments or royalties under any research collaboration and license agreement we enter into;

●	our ability to identify and develop product candidates;

●	our or a collaborator’s ability to obtain and maintain regulatory approval of any of our product candidates;

●	the rate and degree of market acceptance of any approved products candidates;

●	the commercialization of any approved product candidates;

●	our ability to establish and maintain additional collaborations and retain commercial rights for our product candidates subject to collaborations;

●	the implementation of our business model and strategic plans for our business, technologies and product candidates;

●	our estimates of our expenses, ongoing losses, future revenue and capital requirements;

●	our ability to obtain additional funds for our operations;

●	our ability to obtain and maintain intellectual property protection for our technologies and product candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	our reliance on third parties to conduct our preclinical studies or any future clinical trials;

●	our reliance on third party supply and manufacturing partners to supply the materials and components for, and manufacture, our research and development, preclinical and clinical trial drug supplies;

●	our ability to attract and retain qualified key management and technical personnel;

●	our use of net proceeds to us from this offering;

●	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our financial performance; and

●	developments relating to our competitors or our industry.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in the section entitled “Risk Factors” and elsewhere in this prospectus.

Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by U.S. federal securities law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $8,590,064, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its over-allotment option to purchase additional shares in full, we estimate that our net proceeds will be approximately $9,985,064, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund Phase II clinical trials and IND-enabling studies of our product candidates, including radiation sensitizer Ropidoxuridine and the HDAC inhibitor small molecule technology platform, potential acquisition or in-licensing activities, and working capital and general corporate purposes. We anticipate that the funds raised from this offering will allow us to complete Phase II clinical trial of 30 patients for Ropidoxuridine and complete IND-enabling studies to file for IND in preparation for a Phase I clinical trial for our selective HDAC6 inhibitor. The funds are expected to be used as follows:

●	approximately $8.5 million will be used for product development and operational costs, including the drug manufacturing costs and the costs related to performing the Phase II clinical trials of Ropidoxuridine, as well as covering our IPO-related expenses; and

●	approximately $1.5 million will be used to fund drug manufacturing and perform pre-IND testing and obtain IND in preparation for initiating Phase I clinicals trials of our selective HDAC6 inhibitor.

The above estimates include the working capital necessary to fund each of the above listed projects; any additional funds raised in this offering will be used toward additional working capital.

Notwithstanding our planned use of funds, there is no guarantee that we will not require additional funds to complete the above clinical trials. In addition, following our completion of the above-listed clinical trials, we believe we will need approximately $22 million in additional funding to complete Phase III clinical trials for Ropidoxuridine and approximately $30 million in additional funding to complete Phase I through III clinical trials for our selective HDAC6 inhibitor. If such additional funds are required, we will have to secure additional funding from investors or through a joint development partner.

We believe that the net proceeds from this offering, together with our existing cash on hand, cash equivalents and investments, will enable us to fund our operations and continued growth and development through at least the next 12 months. We have based this estimate on assumptions that may prove to be wrong and we may end up using our available capital resources more quickly than currently anticipated.

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The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including the progress of our preclinical development efforts, the results of any clinical trials and other studies and any unforeseen cash needs. All of our research and development programs are at an early stage and development of product candidates from these programs is highly uncertain and may not result in approved products. Completion dates and completion costs can vary significantly for each product candidate and are difficult to predict. Accordingly, we will have broad discretion in the use of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our stock.

We may seek additional financing to support the intended use of proceeds discussed above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.

Pending the use of the proceeds from this offering, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities, certificates of deposit or government securities.

DIVIDEND POLICY

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2022:

●	on an actual basis;

●	on a pro forma basis to reflect the sale of our convertible notes in our pre-IPO bridge financings (the “Pre-IPO Bridge Financings”); and

●	on a pro forma as adjusted basis to reflect the (a) Pre-IPO Bridge Financings, and (b) sale of shares of common stock by us in this offering at an assumed initial public offering price of $ per share, after deducting estimated underwriting discounts and commissions and offering expenses payable by us, and the conversion of the Series A convertible preferred stock and convertible notes upon effectiveness of this offering.

You should read this table in conjunction with our financial statements and related notes and the sections titled “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Capital Stock” appearing elsewhere in this prospectus.

	Actual	Pro forma	Pro forma, As Adjusted
Cash and cash equivalents	$405,857	$	$

Capitalization:
Notes payable	1,112,134
Stockholders’ equity (deficit):
Series A convertible preferred stock, $0.00001 par value; $1,000 per share liquidation value or aggregate of $1,212,500; 20,000,000 shares authorized; 1,213 shares issued and outstanding	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 9,312,991 shares issued and outstanding at March 31, 2022	93
Additional paid-in capital	4,653,383
Accumulated deficit	(6,503,039)
Total stockholders’ equity (deficit)	(1,849,563)
Total capitalization	$(737,429)	$	$

The number of shares of common stock issued and outstanding actual, pro forma and pro forma as adjusted in the table above excludes 2,615,883 shares reserved for issuance under our 2018 Equity Incentive Plan. To date, we have issued grants of 384,167 shares (on a post-reverse split basis), which were issued in the form of restricted stock units, some of which remain subject to certain vesting conditions.

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock that you pay and the pro forma as adjusted net tangible book value per share of our common stock after this Offering, which includes the conversion of 1,215.5 shares of Series A convertible preferred stock (which will convert into approximately 269,444 shares of common stock upon completion of this offering, not including the 8.5% cumulative dividend, which is payable at the time of conversion in either cash or common stock at the Company’s determination), the exercise of approximately 269,444 shares of common stock issuable to the Series A convertible preferred stockholders upon exercise of warrants (which warrants will be issuable to the Series A convertible preferred stockholders upon completion of this offering, and which share calculation does not including the 8.5% cumulative dividend payable at the time of conversion in either cash or common stock at the Company’s determination), the exercise of 500,000 warrants into 500,000 shares of common stock (which shares are being registered in the Resale Offering), and the conversion of $590,000 of convertible notes (which will convert into 295,000 shares of common stock upon completion of this Offering). Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Our historical net tangible book value as of March 31, 2022 was $(           ) or $(.00__) per share, based on                   shares of common stock, 500,000 warrants to purchase common stock, and 1,212.5 shares of Series A preferred stock and related warrants outstanding as of March 31, 2022.

Net tangible book value dilution per share represents the difference between the amount per share paid by new investors who purchase shares from us in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this Offering. As of March 31, 2022, after giving effect to our sale of                  shares of common stock in this Offering at an initial offering price of $         per share, the exercise of warrants to purchase 500,000 shares of common stock and the sale of such common stock by certain selling stockholders in the Resale Offering, the automatic conversion of our Series A convertible preferred stock into            shares of common stock and the automatic conversion of our convertible notes into          shares of common stock, after deducting estimated Offering expenses that we must pay, our pro forma as adjusted net tangible book value would have been $         , or $ per share. This represents an immediate increase in pro forma net tangible book value of $          per share to existing shareholders, and an immediate dilution in pro forma net tangible book value of $         per share to new investors purchasing shares in this Offering. The table below illustrates this per share dilution as of March 31, 2022.

	Before offering	Pro forma, as adjusted after offering $[ ]

Assumed initial public offering price per share	$	$
Net tangible book value per share as of March 31, 2022	$
Increase in pro forma net tangible book value per share attributable to new investors participating in this Offering and conversion of the Convertible Notes	$	$
Pro forma as adjusted net tangible book value per share after this Offering and conversion of the Convertible Notes		$
Dilution of pro forma net tangible book value per share to new investors		$

The following table sets forth, on a pro forma as adjusted basis as of March 31, 2022, the number of shares of common stock purchased or to be purchased from us, the total consideration paid or to be paid and the average price per share paid or to be paid by existing holders of common stock and by new investors, at a public offering price of $           per share, before deducting estimated Offering expenses that we must pay.

	SHARES PURCHASED			TOTAL CONSIDERATION			AVERAGE PRICE
	NUMBER	PERCENT		AMOUNT	PERCENT		PER SHARE
Existing stockholders			%	$		%	$
New investors

Total		100%		$	100%		$

The foregoing discussion and tables are based on the number of shares of common stock outstanding as of March 31, 2022 but excluding 2,615,883 shares of common stock reserved for issuance under our 2018 Equity Incentive Plan. To date, 384,167 shares have been granted in the form of restricted stock units (“RSUs”), of which 357,390 RSUs have vested and 30,777 RSUs remain subject to vesting.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this prospectus. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this form. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, those noted under “Risk Factors” in this prospectus. In addition, any compensation disclosure contained in this prospectus regarding our officers and directors is likely to increase in the near term following completion of the offering, and therefore all such disclosures made within this prospectus reflect historical facts and will not reflect forward looking or anticipated compensation going forward. See the section entitled “Executive Compensation” below for a more detailed discussion.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus, except as required by U.S. federal securities laws.

Overview

Founded by Georgetown University Medical School faculty members, we are a discovery and development stage pharmaceutical company leveraging our proprietary technology to develop novel therapies that are designed to cure cancer. Originally formed as Shuttle Pharmaceuticals, LLC in 2012, our goal is to extend the benefits of cancer treatments by leveraging insights into cancer therapy with surgery, radiation therapy, chemotherapy and immunotherapy. While there are several therapies being developed with the goal of curing cancer, one of the most effective and proven approaches to this is radiation therapy (RT). We are developing a pipeline of products designed to address the limitations of this current standard of cancer therapies. We believe that our product candidates will enable us to deliver cancer treatments that are safer, more reliable and at a greater scale than that of the current standard of care.

Operations to date have focused on continuing our research and development efforts to advance Ropidoxuridine clinical testing and improved drug formulation, to advance HDAC6 inhibitor (SP-2-225) preclinical development, and complete SBIR contract work on predictive biomarkers of radiation response, as well as prostate cell lines for health disparities research. We have received SBIR contract funding from the NIH for the aforementioned projects. The clinical development of Ropidoxuridine has shown drug bioavailability and a maximum tolerated dose has been established for use in Phase II clinical trials. The radiation biomarker project and the health disparities project have been completed. Changes in operational, administrative, legal and professional expenses related to our operations are set forth in more detail in the discussion below.

Results of Operations

Comparison of the three months ended March 31, 2022 and 2021

The following table summarizes the results of our operations:

	Three Months Ended
	March 31,
	2022	2021	Change	%
Revenue	$-	$-	$-	-
Operating expenses:
Research and development, net of contract expense reimbursements	295,915	105,996	189,919	179%
General and administrative	13,769	6,248	7,521	120%
Legal and professional	328,712	63,842	264,870	415%
Total operating expenses	638,396	176,086	462,310	263%
Other income (expense):
Interest expense - related party	(10,547)	(10,547)	-	0%
Interest expense	(145,553)	(230)	(145,323)	n/a
Change in fair value of warrant liability	39,650	57,539	(17,889)	(31%)
Gain on disposal of loan	73,007	-	73,007	100%
Total other income (expense)	(43,443)	46,762	(90,205)	(193%)
Net loss	$681,839	$129,324	$552,515	427%

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Research and Development-Net of contract expense reimbursements. Research and development-net of contract expense reimbursements was $295,915 for the three months ended March 31, 2022, as compared to $105,996 for three months ended March 31, 2021. For three months ended March 31, 2022, the Company received $0 in reimbursement from the NIH contracts and incurred $295,915 in research and development expenses. For the three months ended March 31, 2021, reimbursement from NIH totaled $211,455 and total expenses related to research and development was $317,451. The increase of $189,919 or 179% is primarily related to the Company receiving $211,455 less in contract reimbursements in 2022 as compared to 2021 and thus increasing spending. The lower contract reimbursements are due to the completion of Topic 345-Predictive-Biomakers and Phase 1 of Topic 352-Prostate Health Disparity contracts in 2020. In 2021, the Company received $82,467 for Topic 352 Prostate Health Disparity Phase 2 and $422,910 Topic 345-Predictive-Biomakers and Phase 2. The no cost extension from the NIH ended on March 15, 2022, and the final report to the NIH was filed and accepted, resulting in a payment of $211,455 following the closing of the first quarter.

Research and development, net of contract expense reimbursements changed substantially from the period ending March 31, 2021 to March 31, 2022. While NIH reimbursement was $211,455, no reimbursement was received in 2022. However, the NIH requires that milestones included in the fixed price contract be met. Therefore, compensation related expenses continued in 2022 under the no cost extension from the NIH contract. Compensation related expenses were $212,510 in 2021 compared to $267,740 in 2022. Compensation related expenses increased from 67% of total research and development in 2021 to 90% in 2022. Subcontract work made up 21% of total research and development expense in 2021 and there were no subcontractor expenses in 2022. All other research and development expenses were inconsequential.

Below is a breakdown of the actual costs and reimbursements received by the company for the three months ended March 31, 2022 and 2021, and a breakdown of how such cost and reimbursements were distributed across research projects.

For the first quarter ending March 31, 2022, total research and development costs were $295,916 for which all costs were funded by the Company. For the first quarter ending March 31, 2021, total research and development costs were $317,450 for which 40.1% of the costs were allocated to the NIH funded project (Topic 345) and Shuttle funded the remaining costs of $190,155 (59.9%). Company funded research and development activities increased in both 2021 and 2022 due to NIH no cost extensions required to complete contracted work and file the final reports. A summary of the breakdown of costs is listed below.

Key Research and Development Projects

Research and Development, Net of Contract Expense Reimbursements

Periods ending March 31, 2021 and 2022

Research & Development Revenue	NIH Topic 345		NIH Topic 352*		Shuttle Funded		Total
and Expenses	2021	2022	2021	2022	2021	2022	2021	2022
NIH Reimbursement	211,455	-	-	-	-	-	211,455.00	-
Compensation	31,471		-	-	190,154.79	265,568.21	221,625.63	265,568.21
Subcontracts	65,928		-	-	-		65,928.03	-
Supplies	6,379		-	-	-	1,579.34	6,378.84	1,579.34
Other, Lab	23,518		-	-	-	28,768.13	23,517.91	28,768.13
Expense total	127,296	-	-	-	190,154.79	295,915.68	317,450.41	295,915.68
Research and Development, Net of Contracts	84,159	-	-	-	(190,154.79)	(295,915.68)	(105,995.41)	(295,915.68)

Note: Project 352 reimbursements were not received in in the first quarter of 2021 and research costs were company funded through an NIH extension without cost. The final invoice to NIH was sent to NIH and paid in April 2022 following the final report to NIH.

In addition, our CEO and CMO are actively involved in the research and development activities, but neither receives a salary from the Company. As such, research and development expenses are lower than might otherwise be incurred in the future.

The allocation of costs to each research project for the first quarter of 2021 and 2022 are as follows:

Cost Allocation for the Period Ending March 31, 2021

●	Compensation - $221,626, making up 69.8% of total R & D, with cost allocations of 14.2% (Topic 345) and 85.8% (Shuttle)
●	Subcontracts - $65,928, making up 20.8% of total R & D, with 100% of costs allocated to Topic 345.
●	Supplies and Other Lab expenses - $29,897, making up 9.4% of total R & D, with all costs allocated to Topic 345.

Cost Allocation for the Period Ending March 31, 2022

●	Compensation - $265,568, making up 89.7% of total R & D, with all costs allocated to Shuttle.
●	Remaining costs of $30,347 were all allocated to Shuttle, with supplies and other lab expenses making up 10.3% of total R & D costs.

General and Administrative Expenses. General and Administrative expenses increased by $7,521, from $6,248 in the first quarter of 2021 to $13,769 in the first quarter of 2022. Processing fees related to filing accounted for an increase of $3,088 and are related to pre-IPO activities. Website expenses increased by 1,666 in order to maintain and update the company’s profile. Additionally, there was a credit card credit for $1,797 in the first quarter of 2021.

Legal and Professional Expenses. The $264,870, or 415%, increase in legal and professional fees was primarily due to increases in legal expenses and professional expenses related to our financing activities.

Other (Income) Expense. Other expense was $43,443 for the three months ended March 31, 2022, which consisted of $145,553 in interest expense on convertible loans, $10,547 in interest expense on a related party loan, gain on change in warrant liability of $39,650 and a $73,007 gain on the forgiveness of the PPP loan. Other income was $46,762 for the three months ended March 31, 2021, which consisted of $230 for interest expense, $10,547 interest expense on a related party loan and gain on change in warrant liability of $57,539.

Comparison of the Years ended December 31, 2021 (Restated) and 2020

The following table summarizes the results of our operations for the years ended December 31, 2021 (Restated) and 2020:

	Years Ended
	December 31,
	2021	2020	Change	%
Revenue	$-	$-	$-	-
Operating expenses:
Research and development, net of contract expense reimbursements	1,021,808	161,772	860,036	532%
General and administrative	36,500	85,927	(49,427)	(58%)
Legal and professional	684,684	261,823	422,861	162%
Total operating expenses	1,742,992	509,522	1,233,470	242%
Other income (expense):
Interest expense - related party	(46,947)	(36,771)	(10,176)	28%
Interest expense	(3,841)	(2,859)	(982)	34%
Change in fair value of warrant liability	579,146	(256,580)	835,726	326%
Gain on disposal of loan	62,500	-	62,500	100%
Total other income (expense)	590,858	(296,210)	887,068	299%
Net loss	$(1,152,134)	$(805,732)	$(346,402)	43%

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Research and Development-Net of contract expense reimbursements. Research and development-net of contract expense reimbursements was $1,021,808 for the year ended December 31, 2021, as compared to $161,772 for the year ended December 31, 2020. For the year ended December 31, 2021, the Company received $505,377 in reimbursement from NIH contracts and incurred $1,527,185 in research and development expenses. For the year ended December 31, 2020, reimbursement from the NIH totaled $1,258,141 and total expenses related to research and development was $1,419,913. The increase of $860,036 or 532% is primarily related to the Company receiving $752,764 less in contract reimbursements in 2021 as compared to 2020. The lower contract reimbursements are due to the completion of Topic 345-Predictive-Biomakers and Phase 1 of Topic 352-Prostate Health Disparity contracts in 2020. In 2021, the Company received $82,467 for Topic 352 Prostate Health Disparity Phase 2 and $422,910 Topic 345-Predictive-Biomakers and Phase 2.

The research and development expenses with the largest variances included compensation of $885,349, subcontractor expenses of $539,043, and lab supply costs of $30,181 for the year end December 31, 2021, as compared to compensation of $888,001, subcontractor expenses of $403,409, and lab supply costs of $57,355 for the year end December 31, 2020. Subcontractor expenses increased by $135,634, or 33.62%, between 2020 and 2021. These expenses increased as more subcontractor services were needed due to the Phase 2 NIH contracts and pending additional financing. All other research and development expense variances between 2020 and 2021 are immaterial.

Below is a breakdown of the actual costs and reimbursements received by the company for the years ended December 31, 2021 and 2020, and a breakdown of how such cost and reimbursements were distributed across research projects.

Key Research and Development Projects

Research and Development, Net of Contract Expense Reimbursements

Periods ending December 31, 2020 and 2021

Research & Development Revenue and	NIH Topic 345		NIH Topic 352*		Shuttle Funded		Total
Expenses	2020	2021	2020	2021	2020	2021	2020	2021
NIH Reimbursement	845,820	422,910	412,321	82,467	-	-	1,258,141	505,377
Compensation	183,183	198,426	174,026	-	530,791	686,923	888,000	885,349
Subcontracts	236,633	539,043	163,979	-	2,797	-	403,409	539,043
Supplies	24,670	30,181	32,655	-	-	-	57,355	30,181
Other, Lab	36,969	72,611	34,179	-	-	-	71,148	72,611
Expense total	481,485	840,261	404,840	-	533,588	686,923	1,419,913	1,527,185
Research and Development, Net of Contracts	364,336	(417,351)	7,481	82,467	(533,588)	(686,923)	(161,772)	(1,021,808)

Note: The Project 352 final reimbursement was received in 2021 and research costs were company funded through an NIH extension without cost

In addition, our CEO and CMO are actively involved in the research and development activities, but neither receives a salary from the Company. As such, research and development expenses are lower than might be incurred in the future.

General and Administrative Expenses. General and Administrative expenses decreased by $49,427, from $85,927 for the year ended December 31, 2020, to $36,500 for the year ended December 31, 2021. There were two changes that account for the decrease in expenses: (1) directors and officers insurance decreased by $34,322 from $45,629 in 2020 to $$11,308 in 2021; and (2) a decrease in travel and conference expenses by $16,686 from $16,887 in 2020 to $202 in 2021. The decrease in costs for insurance was due to a negotiated reduction in premiums for 2021 and the reduction in the number of members serving on our board of directors from seven directors in 2020 to five directors in 2021. Travel and conference fees decreased from 2020 to 2021 due to a shift to virtual investment conferences related to the ongoing Covid-19 pandemic and a change in company strategy from contacting investors through conferences in 2020 to contacting investors through introductions made through an agreement with Boustead Securities.

Legal and Professional Expenses. The 162% increase in legal and professional fees was primarily due to a non-cash payment of $420,000 for business consulting services resulting from the transfer of 210,000 shares (105,000 shares on a post-split basis) of common stock from a major shareholder, who is also the wife our Chairman and CEO, to a business consultant, and increases in accounting and consulting fees of $684,684 for the year ended December 31, 2021 as compared to $261,823 for the year ended December 31, 2020.

Other Income (Expense). Other income was $590,858 for the year ended December 31, 2021, which consisted of $3,841 for interest expense on convertible loans, $46,947 interest expense on a loan-related party, gain on change in warrant liability of $579,146 and $62,500 gain on the forgiveness of the PPP loan. Other expense was $296,210 for the year ended December 31, 2020, which consisted of $2,859 for interest expense on convertible loans, $36,771 interest expense on a loan-related party and loss on change in warrant liability of $256,580.

Liquidity and Capital Resources

Our capital needs to date have been met by contributions from existing shareholders, as well as through private offerings of our securities, SBIR contracts and other grants. In the three months ended March 31, 2022, we raised a total of $525,715 through the sale of convertible notes. In the year ended December 31, 2021, we raised a total of $687,932 through the sale of notes and warrants and receipt of PPP loans. In addition, since inception, we have received a total of $5,531,722 in SBIR contracts and other grants received primarily through the National Institutes of Health.

We believe that we will continue to expend substantial resources for the foreseeable future on the completion of clinical development and regulatory preparedness of our product candidates, preparations for a commercial launch of our product candidates, if approved, and development of any other current or future product candidates we may choose to further develop. These expenditures will include costs associated with research and development, conducting preclinical studies and clinical trials, obtaining marketing approvals, and, if we are not able to enter into planned collaborations, manufacturing and supply as well as marketing and selling any products approved for sale. In addition, other unanticipated costs may arise. Because the outcome of any drug development process is highly uncertain, we cannot reasonably estimate the actual amounts necessary to complete the development and commercialization of our current product candidates, if approved, or future product candidates, if any.

There can be no assurance that additional financing will be available to us when needed, on favorable terms or otherwise. Moreover, any such additional financing may dilute the interests of existing shareholders. The absence of additional financing, when needed, could cause us to delay implementation of its business plan in whole or in part, curtail its business activities and seriously harm us and our prospects.

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Balance Sheet Data:

	March 31,	December 31,
	2022	2021	Change	%
Current assets	$426,470	$509,615	$(83,145)	(16)%
Current liabilities	2,357,759	2,217,331	140,428	6%
Working capital deficiency	$(1,931,289)	$(1,707,716)	$(223,473)	13%

As of March 31, 2022, total current assets were $426,470. Total current liabilities as of March 31, 2022, were $2,357,759, resulting in a working capital deficiency of $1,931,289. As of December 31, 2021, total current assets were $509,615. Total current liabilities as of December 31, 2021, were $2,217,331, resulting in a working capital deficiency of $1,707,716. The current assets primarily resulted from $525,715 cash received from notes payable issued. The increase in current liabilities is due to the increase in notes payable issued, forgiveness of the PPP loan and payments on trades payable.

Cash Flow Data:

	Three Months Ended
	March 31,
	2022	2021	Change	%
Cash used in operating activities	$(624,607)	$(106,622)	$(517,985)	486%
Cash used in investing activities	$-	$-	$-	0%
Cash provided by financing activities	$525,715	$73,007	$452,708	620%
Cash on hand	$405,857	$83,538	$322,319	386%

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the three months ended March 31, 2022, net cash flows used in operating activities was $624,607, consisting of a net loss of $681,839, reduced by depreciation expense of $1,450, gain on change in warranty liability of $39,652, amortization of right of use assets of $14,598, amortization of debt discount of $129,568, stock-based compensation of $166,533, gain on forgiveness of the PPP of loan of $73,007 and a net change in working capital of $142,258. For the three months ended March 31, 2021, net cash flows used in operating activities was $106,622, consisting of a net loss of $129,324, adjusted for depreciation expense of $1,350, change in warranty liability of $57,539, amortization of right of use assets of $17,565, stock-based compensation of $122,517, and a net change in working capital of $61,191.

Cash Flows from Investing Activities

For the three months ended March 31, 2022 and 2021, we did no investing activities.

Cash Flows from Financing Activities

For the three months ended March 31, 2022, we received $525,715 from the issuance of convertible notes. For the three months ended December 31, 2021, we received $500,000 from the sale of notes and warrants and $73,007 from the Paycheck Protection Program.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company’s only revenue source since inception from 2014 through present has been awards from government contracts totaling $5,531,722, and the Company has incurred losses since inception, having accumulated a deficit of $6,503,039 as of March 31, 2022. We currently have limited liquidity and have not completed our efforts to establish a stable source of revenues sufficient to cover operating costs over an extended period of time. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We will need to raise capital to fund its operations. To address our financing requirements, the Company intends to seek financing through debt or equity financings with an aim to continue progress toward commercial viability of our products. We continue to submit Federal grant and contract applications which have historically been the primary source of our revenue. The financial statements set forth herein do not include any adjustments that might result from the outcome of the uncertainty of raising additional capital.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this registration statement, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Our most critical accounting policies and estimates relate to the following:

●	Research and Development Expenses

●	Operating Lease Accounting

●	Derivative Financial Instruments

●	Income Taxes

Research and Development

Research and Development expenses are offset by contract receivable payments from an NIH SBIR contract that supports this scientific research. This is stated in the financials as research and development-net of contract expense reimbursements.

Operating Lease Right-of-use Assets and Operating Lease Liability

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 10%, as the interest rate implicit in most of our leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term.

Derivative Financial Instruments

We evaluate all of our agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, we use a Binomial Simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of March 31, 2022, our only derivative financial instrument was an embedded warrant feature associated with warrants issuable to our Series A convertible preferred stockholders upon completion of our initial public offering or public listing due to certain provisions that allow for a change in the warrant value based on fluctuations of our fair value of common stock at the date of issuance of the warrant based on certain contingent call features.

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BUSINESS

We are a clinical stage pharmaceutical company leveraging our proprietary technology to develop novel therapies designed to cure cancers. Our goal is to extend the benefits of cancer treatments with surgery, radiation therapy, chemotherapy and immunotherapy. Radiation therapy (RT) is one of the most effective modalities for treating cancers. We are developing a pipeline of products designed to address limitations of the current cancer therapies as well as to extend to the new applications of radiation therapy. We believe that our product candidates will enable us to deliver cancer treatments that are safer, more reliable and at a greater scale than that of the current standard of care.

Our product candidates include Ropidoxuridine, Extended Bio-availability Ropidoxuridine (IPdR/TPI), and a platform of HDAC inhibitors (SP-1-161, SP-2-225 and SP-1-303). We have advanced Ropidoxuridine through a Phase I clinical trial using non-dilutive NIH SBIR contracts and are currently preparing a Phase II study that we intend to commence in 2022. We also plan to submit investigational new drug applications (INDs) for the extended Bio-availability Ropidoxuridine with the goals of initiating Phase I clinical trials in 2023, leveraging the outcomes of the Phase I clinical study results of Ropidoxuridine. We have applied for and received FDA approval of Orphan designation for Ropidoxuridine and RT for treating brain cancer (glioblastoma). In addition, we plan to continue to develop our pre-clinical products SP-1-161, SP-2-225 and SP-1-303 with the goal of submitting INDs in 2023 and 2024. We believe our management team’s expertise in radiation therapy, combined modality cancer treatment and immuno-oncology will help drive the development and, if approved, the commercialization of these potentially curative therapies for patients with aggressive cancers.

Radiation Oncology has gone through transformative technological innovation over the last several years to better define tumors, allow improved shaping of radiation delivery and support dose escalation with shorter courses of treatment. Furthermore, achieving higher dose distributions within tumor volumes has reached a practical plateau, since cancers are frequently integrated with or surrounded by more sensitive normal tissues and further dose increases risk of tissue necrosis. To increase cancer cures at maximally tolerated radiation doses, pharmacological and biological modifications of cells are needed to sensitize cancers, protect normal tissues, and stimulate the immune system to react against antigens produced by irradiated, damaged cancer cells. Drugs that show sensitizing properties, or the ability to make cancer cells more sensitive to radiation, offer a solution to this problem. Currently, such drugs are used off-label, and many have inherent toxicities since they were designed for direct cancer treatments and not for sensitization.

We are developing our products with the goal of addressing the unmet need in cancer treatment for a commercially marketable radiation response modifier solution that leads to greater sensitivity of cancer cells to ionizing radiation therapy. The goal of our products is to increase the therapeutic index for patients receiving radiation and to decrease radiation-related toxicities in patients with solid tumors. Our products operate across three areas related to the treatment of cancer with RT:

1.	Sensitization of growing cancer cells, rendering them more susceptible to the effects of radiation therapy.

3.	Activation of the DNA damage response pathway to kill cancer cells and protect adjacent normal cells.

4.	Activation of the immune system to kill any remaining cells after RT.

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Our platform technology allows for the creation of an inventory of products for radiation sensitizing, immune modulation, and protection of healthy tissue.

Our Pipeline

We are currently developing a pipeline of small molecule radiation sensitizers and immune response regulating drugs. Our most advanced product candidate is Ropidoxuridine, an orally available halogenated pyrimidine with strong cancer radiation sensitizing properties in preclinical studies. In addition to our clinical study-ready candidate, we have a pipeline of complimentary product candidates that we are developing to address a host of solid tumor cancer indications. Our pipeline is represented in the diagram below:

Timeline for clinical phase (Ropidoxuridine) and pre-clinical phase (HDAC inhibitors) pipeline.

Our lead product candidates include:

●	Ropidoxuridine (IPdR) is our lead candidate radiation sensitizer for use in combination with RT to treat brain tumors (glioblastoma) and sarcomas. Phase I clinical trial results supported by Shuttle Pharma and the NCI (CTEP) were reported at the 30th EORTC-NCI-AACR Symposium in November 2018 and in a full report in the medical journal, Clinical Cancer Research, in July 2019, by our SBIR subcontractor. Eighteen patients completed dose escalations to 1,800 mg/day for 30 days, establishing the maximum tolerated dose (MTD) of 1,200 mg/day in combination with RT. Four partial responses, nine stable disease and one progressive disease in target lesions were reported. Four patients did not have measurable disease and, as a result, were not evaluable. These Phase I trial results demonstrate oral bioavailability and an MTD of 1,200 mg per day for 28 days for use in combination with radiation for Phase II clinical trials in brain tumors and Phase II clinical trials in sarcomas and/or unresectable pancreatic cancers. These disease sites are eligible for orphan disease designations.

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●	Ropidoxuridine and Tipracil (IPdR/TPI) is a new combination formulation demonstrating extended bioavailability after oral administration in an animal model system. The IPdR/TPI formulation will be developed for use as a radiation sensitizer of stage II and stage III rectal cancers with an endpoint of pathologic complete response rate (pCR) of greater than 40% as the therapeutic target. The pCR is recognized as a surrogate of survival in patients with solid tumors.

●	SP-1-161 is Shuttle Pharma’s pre-clinical candidate lead HDAC inhibitor product. This pan HDAC inhibitor initiates the mutated in ataxia-telangiectasia (ATM) response pathway. Using rational drug design, we discovered HDAC inhibitors and ATM activators capable of radiation sensitizing cancer cells and protecting normal cells. These candidate drugs may serve as direct chemotherapeutic agents or as radiation sensitizers for treating cancers.

●	SP-2-225 is Shuttle Pharma’s pre-clinical class IIb selective HDAC inhibitor that affects histone deacetylase HDAC6. SP-2-225 has effects on the regulation of the immune system. The interactions of RT with the immune response to cancers are of great current interest, offering insight into potential mechanisms for primary site and metastatic cancer treatment. With the introduction of check-point inhibitors, CAR-T therapies and personalized medicine in cancer, regulation of the immune response following RT is of significant clinical and commercial interest.

●	SP-1-303 is Shuttle Pharma’s pre-clinical selective Class I HDAC inhibitor that preferentially affects histone deacetylases HDAC1 and HDAC3 and is a member of the class I HDAC family. SP-1-303 data show direct cellular toxicity in ER positive breast cancer cells. Furthermore, SP-1-303 increases PD-L1 expression.

Our Approach

We believe that we have established a leadership position in radiation sensitizer discovery and development. Over approximately six years of research, we have identified two clinical phase product candidates and discovered new pre-clinical molecules using our proprietary platform technologies to increase the therapeutic index for patients receiving radiation for treatment of solid tumors. Our development strategy has four key pillars: (1) to improve the efficacy of RT by demonstrating improved disease-free survival rates in patients who undergo radiation therapy, (2) reduce the amount of radiation needed for a favorable tumor response, thereby limiting the potential for radiation related toxicities to healthy cells, (3) decrease the extent of surgery needed to remove cancers and improve quality of life, and (4) leverage our next generation technologies to create drugs that regulate the immune response assisting immune checkpoint and CAR-T therapies and other personalized medicines targeting cancers.

We propose to perform Phase I and Phase II clinical trials to advance our clinical product candidates. In addition, candidate HDAC inhibitor molecules will be tested, and IND-enabling studies will be performed to prepare for Phase I clinical trials.

To date, we have been awarded three SBIR contracts from the NIH to:

●	Develop IPdR as a radiation sensitizer for the treatment of gastro-intestinal cancers, in combination with radiation therapy. This funding provided partial support for the Phase I clinical trial of Ropidoxuridine and RT.

●	Develop prostate cancer cell cultures from African-American men, with donor matched normal prostate cells, with the goal of establishing 50 pairs for accelerating research to reduce prostate cancer health disparities in African-American men. This project was funded under “Moonshot” designation and Shuttle Pharma is eligible to submit an application for additional SBIR (Phase IIb) funding to establish the infrastructure required to expand and distribute cells for research purposes. Cells from African-American patients are distributed to investigators who are conducting health disparities research.

●	Develop predictive biomarkers for determining outcomes for prostate cancer patients following treatment with SBRT. This SBIR-funded project was completed on March 15, 2022 and Shuttle Pharma is eligible to apply for additional funding through the SBIR (Phase IIb) mechanism to de-risk clinical validation to develop the predictive biomarkers.

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All three SBIR funded projects have been completed. The Company is eligible to apply for SBIR Phase IIb funding to “bridge” the funding gap should Shuttle Pharma elect to advance the “Moon shot” health disparities or the predictive biomarker project. The NIH SBIR program is designed to encourage small businesses to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization.

Our Strategy

Our goal is to maintain and build upon our leadership position in radiation sensitization. We plan to develop Ropidoxuridine and the HDAC6 inhibitor (SP-2-225) and, if approved by the FDA, commercialize our product candidates for the treatment of cancers. While this process may require years to complete, we believe achieving this goal could result in new radiation sensitizer and immunotherapy products. Key elements of our strategy include:

●	Capitalize on Ropidoxuridine as an orally available, small molecule radiation sensitizer. To date, there is one drug (Cetuximab, a monoclonal antibody) approved by the FDA specifically as a radiation sensitizer. If we are successful in developing Ropidoxuridine and obtaining FDA approval, a small molecule sensitizer would then be enabled for clinical applications for radiation sensitization.

●	Expand our leadership position within radiation sensitizers. In addition to our traditional radiation sensitizers, we plan to advance our near-term pipeline to include radiation sensitizers for proton therapy. Proton Therapy is growing worldwide as a form of radiation therapy due to its unique beam shaping characteristics. As a result, this new technology offers a major opportunity for Shuttle Pharma to strive to develop an innovative and well-tolerated drug for proton therapy sensitization.

●	Execute a disciplined business development strategy to strengthen our portfolio of product candidates. We have built our current product pipeline through in-house development, partnerships with leading academic institutions and through successful in-licensing deals. We will continue to evaluate new in-licensing opportunities and collaboration agreements with leading academic institutions and other biotechnology companies around programs that seek to address areas of high unmet need and for which we believe there is a high probability of clinical success, including programs beyond our target franchise areas and current technology footprint.

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●	Invest in our HDAC platform technology and maximize its utility across cancer therapies. We are initially applying the platform to develop drugs for cancer radiation sensitization and normal tissue radiation protection. In addition, based on the data we have obtained thus far, these drugs are immune regulatory. We intend to invest to develop other properties of our platform technology, as well.

●	Enter into collaborations to realize the full potential of our platform. The breadth of our HDAC technology platform enables other therapeutic applications, including radiation sensitization and immune therapy. We intend to seek collaborations centered on our platform to maximize applications for cancer treatment.

Radiation Therapy

Radiation Oncologists use Radiation Therapy (RT) to treat cancers that cannot be completely removed by surgery but have not yet spread to distant sites within the body. RT has been a mainstay for the treatment of cancer malignancies for more than half a century. The combination treatment of radiation therapy and chemotherapy has involved the use of cytotoxic drugs, targeted biologic agents and targeted external beam radiation to increase the destruction of tumor cells and cure or delay cancer progression. The low number of drugs and biologic agents under investigation as radiation sensitizing agents highlights an unmet need for new approaches and agents that provide greater effectiveness, increased quality and better tolerability for patients.

Currently, “chemo-radiation” treatments are established in cancers of the head and neck, esophagus, lung, stomach, breast, brain, pancreas, rectum and uterine cervix. The ideal radiation sensitizer would reach the tumor in adequate concentrations and act selectively in the tumor, as compared to surrounding normal tissues. It would have predictable pharmacokinetics for timing with radiation therapy and could be administered with every radiation treatment approach. The ideal radiation sensitizer would have minimal toxicity or manageable enhancement of radiation toxicity.

The U.S. market for radiation sensitizing agents is experiencing dynamic growth through development of new radiation technology, the introduction of new agents, growth in the number of diagnosed patients in a variety of cancers and changes in treatment patterns. New agents have been introduced, including bevacizumab (Avastin®, Roche), panitumumab (Vectibix®, Amgen), temozolomide (Temodar®, Merck) and cetuximab (Erbitux®, Eli Lilly/Imclone), with potential as radiation sensitizing agents (though all but cetuximab are used off label); and all are recommended by the NCCN® (National Comprehensive Cancer Network) in clinical practice guidelines for use in combination with established therapies such as FOLFOX (leucovorin, 5-FU, oxaliplatin), CapeOX (capecitabine, oxaliplatin) and FOLFIRI (leucovorin, 5-FU, irinotecan).

The growth in the number of patients with cancers is being driven by an aging population and improved diagnostic tools. According to the National Cancer Institute (NCI), more than half (~50 - 60%) of all cancer patients undergo some type of radiotherapy during the course of their treatment. Confirming the patient estimate from the NCI, the American Society for Therapeutic Radiology and Oncology (ASTRO) factsheet states approximately 67% of approximately 1.25 million cancer patients are treated with radiation therapy annually, either one or more times during the course of treatment. In addition, in a study published by the Journal of Clinical Oncology in 2016, it is estimated that the number of cancer patients needing radiation therapy will increase by 22% in the next 10 years. (See “The Future of Radiation Oncology in the United States From 2010 to 2020: Will Supply Keep Pace With Demand?” Benjamin D. Smith, Bruce G. Haffty, Lynn D. Wilson, Grace L. Smith, Akshar N. Patel, and Thomas A. Buchholz Journal of Clinical Oncology 2010 28:35, 5160-5165).

The American Society of Clinical Oncology (ASCO) estimates more than 80% of cancers in the U.S. occur in people in the age group of 50 and above with over 60% of cancers occurring in those 65 and over. (See, 2018 Clinical Cancer Advances Report, American College of Clinical Oncology, 2018). For example, according to the American Cancer Society (ACS), more than 90% of colorectal cancer patients are individuals aged 50 years and older, with approximately 40% of all cases occur in patients aged 75 years and over. The Colon Cancer Alliance estimates that 90% of new cases and 95% of deaths from colorectal cancers occur in people aged 50 or older. Also, the U.S. Census estimates that the age group of 65-84 will grow by 23% within the next five years, indicating a likely increase in the overall number of cancer patients in the U.S.

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The table below details the number and rate of cancers occurring in the United States in 2018:

Estimated New Cancer Cases in the US

Male			Female
Prostate	174,650	26%	Breast	268,600	38%
Lung & bronchus	116,440	17%	Lung & bronchus	111,710	16%
Colon & rectum	78,500	12%	Colon & rectum	67,100	10%
Urinary bladder	61,700	9%	Uterine corpus	61,880	9%
Melanoma of the skin	57,220	8%	Melanoma of the skin	39,260	6%
Kidney & renal pelvis	44,120	7%	Thyroid	37,810	5%
Non-Hodgkin lymphoma	41,090	6%	Non-Hodgkin lymphoma	33,110	5%
Oral cavity & pharynx	38,140	6%	Kidney & renal pelvis	29,700	4%
Leukemia	35,920	5%	Pancreas	26,830	4%
Pancreas	29,940	4%	Leukemia	25,860	4%
All sites	677,720		All sites	701,860

2018 Clinical Cancer Advances Report, American College of Clinical Oncology, 2018

Colon Cancer Alliance. Colorectal Cancer Survival Rates from Facts and Figures, 2017. Chicago, IL; 2017

The U.S. 2019 estimated incidence, deaths and five-year survival rate of cancer patients responsive to radiation therapy is significant (ACS Facts & Figures, 2019). The top cancers responsive to radiation are shown, based on the number of newly diagnosed patients. The incidence rates for some cancers are increasing by approximately 1-2% per year in the U.S. The number of newly diagnosed patients is significant and growing due to the aging of the population and improved diagnostic techniques.

All of the listed cancers illustrate the opportunity presented for radiation sensitizers. Of note is the low five-year survival of pancreas, brain, lung and esophagus cancers—all are candidates for Shuttle’s pipeline of radiation sensitizing compounds. Cancers with low survival rates are of interest since they show a high unmet need for new therapeutics and an opportunity for Shuttle to gain significant uptake of their pipeline compounds.

Factors that are challenges and may restrict growth in the radiation sensitizer market include the safety and tolerability of many of the newer agents with radiation sensitizing properties; a regulatory environment that engenders greater levels of scrutiny of clinical practice issues; the high cost of newer agents; and the changing (and more restrictive) reimbursement environment in radiation oncology through CMS (Center for Medicare and Medicaid Services) and private payors. These factors may negatively impact the potential for growth in the US market.

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Many of the drugs used “off-label” as radiation sensitizers currently require close scrutiny of their potential for side effects that can affect the safety and tolerability of their use with patients. All of the current agents carry significant potential for side effects that can affect patients’ therapies and quality of life. Radiation sensitizing agents can cause both acute and chronic side effects in patients. Side effects can vary from person to person depending on age, sex, type of cancer, dose given per day, total dose given, and the patient’s general medical condition. Some common side effects of currently used radiation sensitizers include leukopenia, skin damage, hair loss, fatigue, bladder problems, nausea, fibrosis, memory loss, infertility, and enhanced risk of developing a second cancer, which may arise as a result of the patient’s weakened immune system due to cytotoxic drugs used in treatment or when newer biologic agents cause the over-production of specific cytokines or proteins, which can lead to developing secondary cancers.

Over the past five years, the FDA has taken an increasingly conservative approach to the approval of new agents for oncology treatment. There is greater scrutiny of results from clinical trials regarding progression free survival, overall survival, and safety and tolerability of new agents. Restrictions such as black box warnings and REMS (Risk Evaluation and Migration Strategies) are being applied to more new products over the past five years compared to the previous five years. These restrictions require physicians to be more careful in evaluating the use of newer agents and newer diagnostic tools to select the most appropriate patients for newer approved agents.

Many of the new agents are molecularly targeted therapies that are biologic in their development and manufacturing. The cost of the newer agents can be significant. For example, the cost for Avastin for one treatment course as a radiation sensitizer is estimated at $9,000-12,000 according to one Key Opinion Leader in the U.S. (Carl Schmidt, Consultant, Shuttle Pharmaceuticals Holdings, Inc., Business Plan 2018). Recently, a CAR-T gene therapy from Novartis was launched with a yearly cost of $475,000. Further, as many private payors scrutinize the cost and appropriate use of newer drugs, they require physicians to provide justification for use of newer agents through prior authorization requests, use of step therapy and to follow guidelines that delay treatment, increase administrative costs and limit the therapeutic choices for physicians and hospitals.

Public payors for radiation oncology therapies such as CMS have instituted reimbursement reductions that potentially affect the overall cost of therapy and can limit the acceptance of newer agents. With CMS announced reductions in reimbursement for radiation oncology, there is increased pressure to find a more potent radiation sensitizer agent with reduced side effects, and greater cost-effectiveness.

Escalating healthcare spending is adding pressure on government and commercial payors to contain drug costs. While the oncology space is arguably not as tightly managed by payors as other therapeutic areas, utilization management of costly cancer therapeutics has become an increasing priority for US payors, especially with the advent of biologics. Payors (and market access agencies in the EU) will most often restrict high-cost drugs, drugs with limited or no survival benefits, and drugs deemed to be at high risk for widespread off-label use.

Beyond efforts at cost containment by insurers (which often require patients to first be prescribed lower cost drugs in order to determine effectiveness prior to allowing for reimbursements for more expensive (or less cost effective) drugs), payors are also looking toward implementing clinical pathways as a way to maintain or improve health outcomes while lowering costs. Clinical pathways are designed to address the limitations of prior authorization and of reduced fee schedules, offering more durable cost containment to payors. These pathways may lead to cost savings by encouraging the use of generics, streamlining treatment choices, and reducing side effects while maintaining outcomes.

Engineered Radiation Sensitizers

The market for radiation sensitizers in selected cancer types is defined by the need to improve local-regional tumor control. Treatment regimens have been developed to address patient needs for tumor control and quality of life. Since the initial applications of Ropidoxuridine and selective HDAC inhibitors are as adjuncts to the standard of care for the treatment of radiation responsive cancers, the unmet needs of the market lie in the potential for the following:

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●	Improvement in efficacy of radiation treatments as determined by overall survival, progression free survival and response rates in comparison to currently used “off-label” sensitizer drugs.

●	Reduction in radiation doses needed to affect a positive clinical response for the patient.

●	Reduction in the surgical extent that is needed to remove residual cancer.

●	Improvement in quality of life outcomes.

Various sources have estimated that more than 800,000 patients in the US are treated with radiation therapy for their cancers. According to the American Cancer Society about 50% are treated for curative purposes and the balance for palliative care. The market opportunity for radiation sensitizers lies with the 400,000 patients treated for curative purposes. The number of patients being treated with RT is expected to grow by more than 22% over the next five years. Based on a rough estimate of a course of radiation sensitizing brand drug therapy (off label at this time) of $12,000 per patient—the market size would be in excess of $4.0 billion. This would represent about 4% of the annual cost of cancer care in the US.

In the past two decades, developments in the field of oncology have resulted in an increase in the number of clinical trials of marketed products that exhibit radiation sensitizing properties. The following are a few examples of recently approved products that exhibit radiation sensitizing properties: topotecan (Hycamtin®) was approved for ovarian and small-cell lung cancer and also in cervical cancer when used in combination with cisplatin. Irinotecan (Camptosar®) is used for metastatic colorectal carcinoma, trastuzumab (Hercepetin®) for breast cancer, and gefitinib (Iressa®) for locally advanced non-small-cell lung cancer. However, the claims on radiation sensitization are anecdotal in the scientific literature.

In addition, clinical trials are in progress to develop novel molecules (such as poly (ADP-ribose) polymerase (PARP), histone deacetylase (HDAC) inhibitors (such Zolinza® (vorinostat) and heat-shock protein 90 (hsp90) inhibitors with potential to increase the therapeutic use of compounds with radiation sensitizing properties for other cancers. Several drugs with radiation sensitizing properties are currently in Phase III clinical trials, such as nimorazole (for head and neck cancer), motexafin gadolinium (for brain metastases), and cisplatin (for cervical cancer); though none are likely to apply for a radiosensitizing claim with the FDA since the radiosensitizing element in their clinical trials are not primary endpoints. While additional drugs with radiation sensitizing properties are expected to be launched in the future, thereby driving the radiation sensitizers market further, to date, there is no indication that any drug in development is expected to be approved specifically as a radiation sensitizer.

The competitive environment for “off-label” radiation sensitizers for solid tumor cancers is anticipated to become predominantly generic. Avastin, Erbitux, Camptosar and Xeloda have or will lose patent protection in the next three years. Newer products under investigation or approved, such as Vectibix® (panitumumab) from Amgen will be promoted as having radiation sensitizing properties, along with indications for treatment for specific cancers. The high cost of these new therapies coupled with limited efficacy compared to current standard of care will be constrained by both public and private payors. Other new agents are in development but will face similar challenges.

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We anticipate that new products launching into the cancer market with anecdotal claims for use as radiation sensitizers with improved effectiveness, quality and tolerability will initially be limited in their growth until they have been added to established clinical pathways and guidelines. If their effectiveness, quality and tolerability are demonstrated clinically, as determined by the FDA, it is anticipated the National Comprehensive Cancer Network (NCCN), the leading authority in oncology drug evaluation for treatment guidelines, would issue a recommendation and addition to standard of care within approximately six to twelve months after launch. An NCCN recommendation would positively impact the growth potential for a new product entering the market. Also, payors, both public and private, would add the new product to their approved drug lists and provide reimbursement giving providers incentive to use the product as neoadjuvant and adjuvant therapy to standard of care.

As with many cancer therapies, side effects can often have a distinct impact on quality of life and influence the potential for market growth. Patients increasingly have a stronger voice in the decision-making process for the appropriate therapies and costs to treat their cancers. As payors are increasingly placing more of the financial burden of the cost of therapy directly on patients, patients are voicing their opinions to their physicians and payors which have a direct effect on which products are selected. Many of the current therapies have significant side effects:

Private insurers are expected to have more restrictive formularies and medical benefits in which patients will be expected to carry more of the burden of the cost of drugs. Also, it is anticipated that increased application of third party developed treatment guidelines, such as those from the NCCN (National Comprehensive Cancer Network), are expected to be used by private payors to limit the access to products for specific conditions through prior authorizations and implementation of step therapy or increased out of pocket cost approaches. As many of the current drugs used as radiation sensitizers are expensive and not approved for use as radiation sensitizers (thus, such treatment is “off label”), and as many of the products in clinical trials are expected to be at the current or higher price levels, new products that may be specifically approved for an indication as the only approved product as a radiation sensitizer will have increased consideration for reimbursement.

CMS is increasingly moving many patients to private insurance through Medicare Advantage and ACOs. Medicare Advantage plans are capitation HMO and PPO plans offered through private insurers to Medicare patients. ACOs are being developed to increase quality of care for their patients. Most of the new ACOs are initially positioned for Medicare patients with over 400 approved by CMS. Several studies from the Center for Health Strategies, 2017, Journal of American Medical Association, 2018 and the Brookings Institute, 2015 estimated that almost 1000 ACOs for Medicare and non-Medicare patient populations would be approved by CMS or developed by a variety of healthcare entities to begin operating under the ACA in 2017. We expect the growth in ACOs to continue, regardless of any changes that may be made to the ACA going forward. In early 2017, Health Affairs, a magazine tracking ACOs, estimated that over 22 million patients are enrolled in Medicare and private ACOs. To address the quality of care measures designated by CMS and to gain additional incentives, use of clinical pathways or treatment guidelines is anticipated to be increasingly instituted to manage patient care. The impact on the uptake of new products in this environment can be profound if the new product is first in class and is included in national guidelines from organizations such as the NCCN and/or approval by the regional CMS contracting groups.

ROPIDOXURIDINE

The halogenated thymidine (TdR) analogs, bromodeoxyuridine (BUdR) and iododeoxyuridine (IUdR), are a class of pyrimidine analogs that have been recognized as potent radiosensitizing agents since the early 1960s. (See Kinsella TJ. An Approach to the Radiosensitization of Human Tumors. Cancer J Sci Am. Jul-Aug 1996:2(4); 184-193). Their cellular uptake and metabolism are dependent on the TdR salvage pathway where they are initially phosphorylated to the monophosphate derivative by the rate-limiting enzyme, thymidine kinase (TK). (See Shewach DS, Lawrence TS. Antimetabolite radiosensitizers. J Clin Oncol, Sep 10 2007; 25(26):4043-4050). After sequential phosphorylation to triphosphates, they are then used in DNA replication, in competition with deoxythymidine triphosphate (dTTP), by DNA polymerase. DNA incorporation is a prerequisite for radiosensitization of human tumors by the halogenated TdR analogs, and the extent of radiosensitization correlates directly with the percentage TdR replacement in DNA. (See Lawrence TS, Davis MA, Maybaum J, Stetson PL, Ensminger WD. The Dependence of Halogenated Pyrimidine Incorporation and Radiosensitization on the Duration of Drug Exposure. International Journal of radiation oncology, biology, physics. Jun 1990; 18(6);1393-1398). The molecular mechanisms of radiosensitization are most likely the result of increased susceptibility of TdR analog-substituted DNA to the generation of highly reactive uracil free radicals by ionizing radiation (IR), which may also damage unsubstituted complementary-strand DNA. Repair of IR damage may also be reduced by pre-IR exposure to these analogs.

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The rationale for using Ropidoxuridine as a radiation sensitizer is based on prior clinical studies with the active metabolite IUdR; identified in NIH laboratories as a potent radiation sensitizer. Ropidoxuridine is an orally available prodrug of IUdR. In the body, Ropidoxuridine is metabolized in the liver into IUdR. IUdR is incorporated into the DNA of actively growing cells and when cells are exposed to ionizing radiation, DNA strand breaks are generated, resulting in more cell death and radiation sensitization. (See Gurkan E, Schupp JE, Aziz MA, Kinsella TJ, Loparo KA. Probabilistic modeling of DNA mismatch repair effects on cell cycle dynamics and iododeoxyuridine-DNA incorporation. Cancer Res. Nov 15 2007; 67(22):10993-11000).

Most of the clinical efficacy data were obtained from NIH supported studies performed with IUdR, the active metabolite of Ropidoxuridine. However, IUdR requires constant infusion over six weeks of therapy which creates a significant compliance issue for patients. Ropidoxuridine can be given as a capsule for oral administration, resulting in greater ease of medication delivery and potentially improved compliance and fewer complications.

Over the last 20 years, there has been renewed interest in these halogenated TdR analogs as experimental radiation sensitizers in selected cancer patient groups. These analogs are rapidly metabolized in both rodents and humans, principally with cleavage of deoxyribose and subsequent dehalogenation by hepatic and extrahepatic metabolism, when given as a bolus infusion with a plasma half-life of <5 min. Consequently, prolonged continuous or repeated intermittent drug infusions over several weeks before and during irradiation are necessary, based on in vivo human tumor kinetics, to maximize the proportion of tumor cells that incorporate these analogs into DNA during the S phase of the cell cycle. (See Fowler JF, Kinsella TJ. The Limiting Radiosensitization of Tumors by S-phase Sensitizers. Br J Cancer. 1996;74 (Suppl)(27):294-296). Phase I and Phase II trials using prolonged continuous or repeated intermittent intravenous infusions of BUdR or IUdR before and during radiation therapy (RT) have focused principally on patients with high-grade brain tumors. These clinically radiation resistant tumors can have a rapid proliferation rate (potential tumor doubling times of 5–15 days) and are surrounded by non-proliferating normal brain tissues that show little to no DNA incorporation of the TdR analogs. As such, high-grade brain tumors are ideal targets for this approach to radiation sensitization. In Phase I/Phase II clinical trials, prolonged survival outcomes were observed compared to RT alone in patients with anaplastic astrocytomas and in patients with glioblastoma multiforme IUdR continuous IV infusion (1000 mg/m2/ day/ 14 days), Total 39 patients (F. Sullivan, et al. Int J Radiat Oncol Biol Phys. 1994; 30(3):583-90.) A therapeutic gain in clinical radiation sensitization using these halogenated TdR analogs was proposed for other types of clinically poorly radiation responsive (radiation resistant) cancers, including locally advanced cervical cancer, head and neck cancers, unresectable hepatic metastases from colorectal cancers, and locally advanced sarcomas, based on the results of other Phase I/Phase II clinical trials.

Target Indication: Glioblastoma, Sarcomas and Rectal Cancers

After completion of the Phase I clinical trial of Ropidoxuridine and RT in advanced GI cancers, we proposed to perform Phase II efficacy clinical trials in brain tumors (glioblastoma), soft tissue sarcomas, and rectal cancers. Glioblastoma multiforme is a deadly malignancy of the brain with no known cure. Radiation therapy provides delay of disease progression and is standard of care following surgical resection or biopsy. Radiation therapy is combined with Temodar, a drug that has shown activity (~ four months survival benefit) in treating brain tumors. Preliminary data using radiation therapy in combination with IUdR resulted in a delay of disease progression of up to six months. We propose to test IPdR in combination with radiation therapy in the Phase II clinical trial. Similarly, delay in disease progression has been observed following treatment of sarcomas by the combination of IUdR and RT. Based on the Phase I data of our clinical trial we know that therapeutic levels of IUdR are reached by administering the orally available prodrug, IPdR.

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Clinical Data

The Phase I results of the clinical trial supported by an SBIR contract to Shuttle Pharma and a sub-contract to the Brown University Oncology Group (BrUOG) at the LifeSpan/Rhode Island Hospital were reported by the subcontractor at the 30th EORTC-NCI-AACR Symposium in November 2018 and in the medical journal, Clinical Cancer Research, in 2019. Eighteen patients completed dose escalation to 1800 mg/day for 30 days, establishing the maximum tolerated dose (MTD) of 1,200 mg/day in combination with RT. Therapeutic blood levels of IUdR were achieved. Four patients were scored as partial responses, nine patients had stable disease and one patient progressed in the target lesions. These data support advancing IPdR and RT to clinical trials for the FDA to determine efficacy.

Development Plan

A key to driving the Ropidoxuridine product forward, the new formulation of IPdR/TPI, is the development of a clinical plan with aggressive timelines and support within the radiation oncology community to participate in clinical trials with the appropriate patients to ensure a comprehensive NDA dossier for each product. Initially, the plan is focused on the Phase I and Phase II clinical trials. Upon completion of these studies, we will determine whether to extend the Phase II study to a randomized Phase II, or to perform a randomized Phase III clinical trial. Such determination will be based, in part, on results of the initial clinical trials and the end of a Phase II meeting with the FDA. Shuttle Pharmaceuticals requested and received FDA orphan drug status for Ropidoxuridine as a clinical radiation sensitizer for treatment of glioblastoma and pre-operative treatment of soft tissue sarcomas. As a result, the application for “orphan” designation for Ropidoxuridine with RT for glioblastoma has been approved. The application for sarcomas, however, was not approved and will require addressing certain FDA comments and resubmission. The IPdR/TPI formulation clinical plan will focus on resectable stage II and III rectal cancer patients.

Our clinical plan for Ropidoxuridine development includes:

●	GMP manufacture and formulation of 24 kg of Ropidoxuridine for use in clinical trials.

●	Completion of pre-clinical Ropidoxuridine and Temodar drug-drug interaction safety study.

●	Submission of an IND for a Phase II clinical trial of Ropidoxuridine, Temodar and RT in glioblastoma.

●	Negotiations for CRO contracts to perform the Phase II clinical trial.

●	Completion of the Phase II clinical trial in glioblastomas to determine appropriate dosing, quality, effectiveness and tolerability.

We believe the data obtained from the NIH/NCI SBIR funded Phase I clinical trial supports efforts to raise additional capital to enable performing the Phase II clinical trials of Ropidoxuridine. We aim to conduct and complete the Phase II clinical trial so that we may present data to the FDA for its determination of efficacy. We believe this will support our efforts to raise the additional required capital to fund Phase III clinical trials and seek FDA approval of an NDA with “orphan” designation.

The clinical plan for the IPdR/TPI formulation will focus on resectable Stage II and Stage III rectal cancer patients. Nonetheless, we cannot guarantee the successful completion of any of these trials. Our inability to meet any of the aforementioned milestones in the Phase II or Phase III clinical trials will cause us to be unable to proceed with our present efforts and will likely cause us to be unable to raise additional funds.

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Our HDAC Small Molecule Delivery Platform

General

Since the founding of Shuttle Pharma, our discovery research and development efforts have been focused on our small molecule technology delivery platform which uses HDAC inhibitors, designed to target cancer cells, while protecting healthy tissue.

HDACs are a class of enzymes that regulate gene expression through chemical modification of histones and non-histone proteins. Increased HDAC activity leads to a more condensed chromatin (which is a protein complex consisting of DNA and other proteins), decreased gene expression and loss of key gene products, including tumor suppressor gene function. Inhibition of HDAC activity leads to a more open chromatin and increased expression of the key gene products. This chromatin modification underlies the epigenetic cellular regulatory system and is an area of intense investigation.

Our research and development efforts to date have focused on the discovery of novel, dual functional molecules for potential use in cancer treatment as radiation sensitizers of cancers, protectors of normal tissues, and activators of the immune responses to antigens expressed by irradiated cancer cells. To date, we have produced three candidate molecules:

●	SP-1-161, a candidate lead of compounds demonstrating activation of the “ATM” gene product (mutated in Ataxia-Telangiectasia). Ataxia-Telangiectasia is a human genetic disease characterized by neurological, immunological and radiobiological clinical features.

●	SP-2-225, a candidate lead of compounds demonstrating Class II (HDAC6) selective inhibition. HDAC6 is a molecule integral to the presentation of antigens by macrophages to T-lymphocytes.

●	SP-1-303 is a candidate Class I HDAC inhibitor with preferential efficacy against ER positive cancers.

SP-1-161 - A Dual Functional Agent

SP-1-161 is an HDAC inhibitor of the hydroxamate chemical class of compounds and an ATM activator of the indole chemical class. HDACs modify histones and non-histone proteins, which are key components of the chromatin structure, gene expression regulation, and cell growth. HDAC inhibitors inhibit cell proliferation, angiogenesis and immunity. Eighteen human HDACs have been identified, subdivided into four classes based on sequence and functional homology. In cancer cells, HDAC activity silences tumor suppressor genes important for cell growth regulation and to chromosomal instability. Abnormal HDAC activity is also associated with tumor cell growth, invasion, metastasis and resistance to therapy. Therefore, inhibitors of HDACs have emerged as anti-cancer agents for cancer therapy. Vorinostat and romidepsin have been approved by the FDA for treatment of patients with relapsed or refractory T-cell lymphomas. In addition, panobinostat received FDA approval for treatment of recurrent multiple myeloma in combination with bortezomib and dexamethasone.

In preclinical studies, SP-1-161 inhibited the activity of pan-HDACs and activated the ATM gene product. ATM is a critical protein for the activation of the cell stress response for cellular recovery from radiation exposure in normal cells, but not in cancer cells. ATM activates the P53 protein, referred to as the “guardian of the genome,” and serves as a tumor suppressor critical for normal cell function and activation of programmed cell death in cancer cells.

In preclinical studies, SP-1-161 protected normal breast epithelial cells (184A1) following exposure to ionizing radiation while increasing sensitivity of breast cancer cells (MCF7). SP-1-161 provides this dual function in a single molecule and this molecule is differentiated from other HDAC inhibitors by treatment of cancers while protecting normal cells.

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SP-2-225

SP-2-225 is a selective HDAC inhibitor that affects histone deacetylase (HDAC6) and is a member of the class IIb HDAC family. Class II HDACs play important roles in cancer motility, invasion, neurological diseases, and immune checkpoint. HDAC6 inhibition has been most extensively studied for its role in the treatment of hematological cancers. HDAC6 is unique among HDAC enzymes in having two active catalytic domains and a unique physiological function. In addition to the modification of histones, HDAC6 targets specific substrates including α-tubulin and HSP90, and are involved in protein trafficking and degradation, cell shape and migration. Selective HDAC6 inhibitors are an emerging class of pharmaceuticals due to the involvement of HDAC6 in pathways related to neurodegenerative diseases, cancer and immunology. Specifically, its potential to affect regulation of the immune system and enhance the immune response in cancer is of great interest. With the introduction of check-point inhibitors, CAR-T therapies and personalized medicine in cancer, regulation of the immune response to this therapy is of significant clinical and commercial interest. (See Grindrod S, Brown M, Jung M. “Development of dual Function Small Molecules as Therapeutic Agents for Cancer Research,” Poster presentation #A178, American Association of Cancer Research Oct 2017).

Selective inhibition of HCAC6 reduces dose limiting side effects associated with non-selective HDAC inhibitors. Selective HDAC6 inhibitors may be combined with other cytotoxic agents. Shuttle’s discovery of selective HDAC inhibitors has yielded several HDAC6 selective candidate molecules including SP-2-225. HDAC6 inhibitors are under investigation for roles in the treatment of diseases such as multiple myeloma.

SP-1-303 - Target Indication: Breast Cancer

Histone deacetylase inhibitors sensitize cancers to the effects of radiation, protecte normal tissues from radiation injury and activate the immune system. SP-1-303 is a selective Class I HDAC inhibitor that inhibits HDAC1, 3 and 6 and has direct cellular toxicity in ER positive breast cancer cells. Furthermore, SP-1-303 increases the PD-L1 expression level in a time-dependent manner, support combination of SP-1-303 with an immune checkpoint blocker to enhance the therapeutic benefits. We are currently conducting preclinical efficacy studies of these molecules.

Development Plan

The HDAC inhibitor platform of candidate molecules will require pre-clinical evaluation, completion of IND-enabling studies and the lead drug candidates will be tested in Phase I clinical trials for pharmacokinetics and MTD determination. We have three lead candidates for potential development for the treatment of solid tumors, including breast cancer, lung cancer and multiple myeloma.

The results of Phase I and Phase II clinical trials will determine further drug development and Shuttle will seek to establish collaborative partnerships with other pharmaceutical companies to complete pre-clinical and clinical development, drug manufacturing and marketing of our product candidates. In the event we are unsuccessful in completing our clinical trials at any stage, or in the event we obtain negative results, we will likely be unable to raise additional funding related to our HDAC studies or will have to change direction of our research efforts regarding the HDAC inhibitor platform of candidate molecules.

Our Manufacturing Strategy

We have no manufacturing facilities that are company owned or operated. We have performed laboratory scale synthesis and testing in our research laboratories in Gaithersburg, Maryland. GMP synthesis of API, drug formulation and human dosage preparation will be performed under contracts with third-party manufacturers.

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Strategic Agreements

We have developed important strategic agreements with academic institutions for access to resources such as intellectual property, core facilities and contracting relationships. In addition, we have established an agreement with Propagenix for intellectual property in-licensing. Our current and ongoing relationships include:

●	Georgetown University

○	Sub-contractor for the SBIR supported African-American prostate cancer patient health disparities project (completed). The conditional reprogramming of cells (CRC) technology was invented at Georgetown University and Georgetown University owns the intellectual property. Propagenix holds the license for the intellectual property for the CRC technology from Georgetown University. The intellectual property for cells derived from African-American patients under the Georgetown University subcontract belong to Shuttle Pharmaceuticals, Inc. based on our sub-licensing agreement with Propagenix.
○	Sub-contractor for the SBIR supported metabolomic predictive biomarker project (completed). The metabolomic biomarker intellectual property belongs to Georgetown University

●	Brown University

○	Sub-contractor of the SBIR supported Phase I clinical trial of IPdR and RT (completed).

●	University of Virginia

○	Research collaboration to develop heavy oxygen molecules for proton radiation sensitizer applications.

●	George Washington University

○	Material transfer agreement for testing HDAC inhibitor effects in immune model systems
○	The material transfer agreement that protects our HDAC inhibitor intellectual property is with George Washington University, transferring drugs for research purposes and sharing authorship on publications. There is no transfer of funds related to such activities.

●	Propagenix, Inc.

○	License agreement for “conditional re-programmed cell” (CRC) technology. The cells established by Shuttle Pharma scientists at Georgetown University belong to us, based on the sublicense from Propagenix, Inc. An up-front licensing fee of $25,000 was paid to Propagenix. No other future milestone or royalty payments owed related to the Propagenix agreement.

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Competition “Off-Label” Use

Drugs with radiation sensitizing properties.

Our Product Candidates

We are advancing a clinical stage product candidate, Ropidoxuridine, that we believe will target cancer cells while protecting healthy tissue when used in conjunction with RT.

Ropidoxuridine

Ropidoxuridine, an orally available halogenated pyrimidine with strong cancer radiation sensitizing properties, is our lead “clinical phase” product candidate. Halogenated pyrimidines are incorporated into DNA by rapidly growing cancer cells and become more sensitive to the effects of RT. We have received an SBIR contract from the NIH to fund a Phase I clinical trial in collaboration with Brown University at the Lifespan/Rhode Island Hospital to determine the maximum tolerated dose in patients with advanced gastrointestinal cancers. In connection with the trial, NCI has approved the Phase I clinical protocol and provided drug and clinical data management support to Rhode Island Hospital. The Phase I clinical trial has been completed and the results support advancing Ropidoxuridine to Phase II clinical trials of brain tumors, sarcomas and other tumors through contracted research organizations (or CROs).

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The following tables provide data from reported clinical trials of Iododeoxyuridine and RT therapy in brain cancers (glioblastoma multiforme) and high-grade sarcomas. Our primary strategy for Ropidoxuridine and RT therapy is to provide oral drug delivery to effect radiation sensitization of cancers and validate effectiveness in glioblastoma and sarcoma, potential “Orphan” indications.

Brain Cancer Treatment

Efficacy compared to historical RT-alone controls for treatment of high-grade primary brain tumors (RTOG*, NCI** trials)

**	IUdR continuous IV infusion (1000 mg/m2/ day/ 14 days), Total of 39 patients (F. Sullivan, et al. Int J Radiat Oncol Biol Phys. 1994; 30(3):583-90)

*	IUdR continuous IV infusion (2000 mg/m2/ 4 day infusion/ 6 week treatment), Total of 21 patients (R. Urtasun, et al. Int J Radiat Oncol Biol Phys. 1996;36(5):1163-7.)

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Sarcoma Treatment

Efficacy compared to historical RT-alone controls for treatment of high-grade sarcomas (University of Michigan*** trials)

***	16 patients were treated with continuous infusion (1000-1600 mg/m2/day) plus RT (J.M. Robertson, et al. Int J Radiat Oncol Biol Phys. 1995; 31(1):87-92).

In addition to our primary product candidate, we are developing and planning to develop other cancer radiation sensitizers and radiation protectors, which target protecting normal tissue during the administration of RT, and other products utilizing our HDAC small molecule technology platform.

SBIR Contracts

The SBIR Program

The Small Business Innovation Research program, as developed by Congress under the Small Business Innovation Development Act of 1982, is designed to encourage domestic small businesses to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization. Through a competitive awards-based program, SBIR enables small businesses to explore their technological potential and provides the incentive to profit from its commercialization. Some of the SBIR’s program goals include stimulating technological innovation, meeting Federal research and development needs and encouraging participation in innovation and entrepreneurship.

The SBIR program is a three-phase program. Phase 1 is to establish the technical merit and commercial potential of the proposed R/R&D efforts. Phase 2 is to continue the R/R&D efforts initiated in Phase 1 and funding is based on the results achieved in Phase 1. Phase 3 allows for the small business to pursue commercialization objectives resulting from the Phase 1 and 2 R/R&D activities. In addition, companies that have successfully completed Phases I and II are also eligible to apply for Phase IIb funding.

In addition to the SBIR contract to fund our Phase I clinical study on Ropidoxuridine in combination with RT for treatment of advanced gastrointestinal cancers, we have also received awards of SBIR contracts from the NIH to address prostate cancer health disparities and prostate cancer radiation biomarker development.

As of the date of this prospectus, all SBIR contracts received by the Company have been completed. The Company submitted a final report for SBIR contract # 75N81018C00031 on March 28, 2022. The following summary of terms for the three Phase II SBIR contracts is provided below.

Summary of SBIR Contracts

●	SBIR contract #261201400013C: Phase I ($191,971) and Phase II ($1,428,117) for Clinical Development of IPdR for Radiosensitization, dates September 19, 2014 through August 3, 2017, Subcontract to Brown University/LifeSpan Rhode Island Hospital. No related intellectual property.
●	SBIR contracts # HHSN261201600038C; Phase I ($224,687) and #261201800016C: Cell-Based Models for Prostate Cancer Health Disparity Research - Moonshot Project (Phase II), award amount $1,484,350, dates September 19, 2016 through September 16, 2021, Subcontract to Georgetown University, Intellectual property consists of cell cultures and is property of Shuttle Pharmaceuticals, Inc. via licensing agreement.
●	SBIR contracts #HHSN261201600027C ($299,502) and #75N81018C00031: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects, award amount $1,903,015, dates September 16, 2019 through March 15, 2022. Subcontract to Georgetown University, Intellectual property is owned by subcontractor Georgetown University with option to license to Shuttle Pharmaceuticals, Inc.

Prostate Cancer Studies to Address Health Disparities

Prostate cancer health disparities studies have shown that African-American men are at higher risk for developing prostate cancer, as well as at higher risk of cancer specific death rates as compared to Caucasian American men. The causes of disparities have been attributed to socioeconomic differences, environmental exposures and biological factors. Most disparities studies have been population based, in part, due to the lack of relevant in vitro and in vivo models to support biological studies.

Shuttle Pharma has been awarded Phase I and II SBIR contracts entitled “Cell-based models for prostate cancer health disparity research” to develop African-American prostate cancer cell lines with donor matched normal prostate epithelial cell lines from African American men.

The commercialization of the prostate cells will require additional support through the SBIR funding mechanism. Companies that have completed Phase I and II SBIR awards are eligible to apply for Phase IIb SBIR funding. These awards are intended to de-risk a project by providing up to $4 million of matching funding for product development to commercialization. We intend to apply for such government funding to advance laboratory facilities and to expand the availability of the cell cultures. We are not raising capital through this IPO for the health disparities project. Should we not be successful for SBIR IIb funding, we will pause and may have to terminate this project.

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Prostate Cancer Biomarker Development

Patients treated for prostate cancer may experience treatment related late effects that adversely affect quality of life and may prove life-threatening. Shuttle has been awarded a Phase I SBIR contract entitled “Predictive biomarkers for prostate cancer patient sensitivity for radiation late effects” to determine the technical and commercial feasibility of a biomarker panel predictive of radiation mediated late effects in patients treated for prostate cancer.

Through collaboration with Georgetown University, patients treated with SBRT for prostate cancers will be analyzed for urinary and rectal symptoms and their blood will be analyzed by mass spectroscopy for predictive biomarkers. The discovery and validation of metabolite panels to serve as a predictive biomarker of patient outcomes following radiation therapy will support future development and commercialization of a diagnostic product through a Phase 2 SBIR effort.

The development to commercialization of the metabolite predictive biomarker panel will require additional support through the SBIR funding mechanism. We will be eligible to apply for Phase IIb SBIR funding the next round of solicitation. A Phase IIb will help de-risk the project by providing up to $4 million of matching funds for performing the clinical validation trial for product development to commercialization. We intend to apply for such government funding to advance this project. We do not intend to use the funds raised through this IPO for the health disparities project. Should we not be successful for SBIR IIb funding, we will terminate this project.

Collaborative Arrangements

While we intend to enter into collaborative arrangements to further develop our drug candidates in the future, at present we have not entered into any collaborative arrangements with third parties to develop our drug candidates as we are still completing clinical trials and, as a result, there can be no assurance that we will be able to do so on commercially reasonable terms or otherwise.

Intellectual Property

We invest significant amounts in research and development. Our research and development expenses before contract reimbursements were $1,527,185 and $1,419,913 for the years ended December 31, 2021 and December 31, 2020, respectively. After reimbursements for contracts of $505,377 in 2021 and $1,258,141 in 2020, net research and development expenses were $1,021,808 in 2021 and $161,772 in 2020.

We are seeking multifaceted protection for our intellectual property that includes licenses, confidentiality and non-disclosure agreements, copyrights, patents, trademarks and common law rights, such as trade secrets. We enter into confidentiality and proprietary rights agreements with our employees, consultants, collaborators, subcontractors and other third parties and generally control access to our documentation and proprietary information.

As of the date of this prospectus, we have filed four patent applications with the USPTO with respect to various aspects of our HDAC small molecule delivery platform and Ropidoxuridine, our lead product candidate. The following is the status of the patent applications Shuttle has filed to date:

Summary of Shuttle Pharma’s Intellectual Property Portfolio

USPTO number	Title	Date Filed	Date Granted	Anticipated Expiration Date**
US Application No.: 16/475,999	Methods and compositions for cancer therapies that include delivery of halogenated thymidines and thymidine phosphorylase inhibitors in combination with radiation	7/3/2019
US Application No.: 17/484,876	Dual function molecules for histone deacetylase inhibition and ataxia telangiectasia mutated activation and methods of use thereof	9/24/2021
US Application No.: 17/315,567	Selective histone deacetylase inhibitors for the treatment of human disease	5/10/2021
US Application No.: 16/959,570	Selective histone deacetylase inhibitors for the treatment of human disease	7/01/2020
US Patent No.: 9,809,539	Dual function molecules for histone deacetylase inhibition and ataxia telangiectasia mutated activation and methods of use thereof	3/3/2015	11/7/2017	3/3/2035
US Patent No.: 11,034,667	Selective histone deacetylase inhibitors for the treatment of human disease	7/3/2019	6/15/2021	1/9/2038
US Patent No.: 10,730,834	Selective histone deacetylase inhibitors for the treatment of human disease	8/4 /2020	8/4/2020	3/3/2035
US Patent No.: 10,745,352	Selective histone deacetylase inhibitors for the treatment of human disease	8/18/2020	8/18/2020	3/3/2035

Morgan, Lewis & Bockius LLP prepared patent applications related to Ropidoxuridine (IpdR) and HDAC inhibitors, and, in the fourth quarter of 2018, found no freedom to operate (FTO) issue for Ropidoxuridine used as radiosensitizer and used with tipiracil, and HDAC inhibitors SP-1-161 and SP-2-225.

Our strategy around protection of our proprietary technology, including any innovations and improvements, is to obtain worldwide patent coverage with a focus on jurisdictions that represent significant global pharmaceutical markets. Generally, patents have a term of twenty years from the earliest priority date, assuming that all maintenance fees are paid, no portion of the patent has been terminally disclaimed and the patent has not been invalidated. In certain jurisdictions, and in certain circumstances, patent terms can be extended or shortened. We are obtaining worldwide patent protection for at least novel molecules, composition of matter, pharmaceutical formulations, methods of use, including treatment of disease, methods of manufacture and other novel uses for the inventive molecules originating from our research and development efforts. We continuously assess whether it is strategically more favorable to maintain confidentiality for the “know-how” regarding a novel invention rather than pursue patent protection. For each patent application that is filed we strategically tailor our claims in accordance with the existing patent landscape around a particular technology.

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There can be no assurance that an issued patent will remain valid and enforceable in a court of law through the entire patent term. Should the validity of a patent be challenged, the legal process associated with defending the patent can be costly and time consuming. Issued patents can be subject to oppositions, interferences and other third-party challenges that can result in the revocation of the patent limit patent claims such that patent coverage lacks sufficient breadth to protect subject matter that is commercially relevant. Competitors may be able to circumvent our patents. Development and commercialization of pharmaceutical products can be subject to substantial delays and it is possible that at the time of commercialization any patent covering the product has expired or will be in force for only a short period of time following commercialization. We cannot predict with any certainty if any third-party U.S. or foreign patent rights or other proprietary rights will be deemed infringed by the use of our technology. Nor can we predict with certainty which, if any, of these rights will or may be asserted against us by third parties. Should we need to defend ourselves and our partners against any such claims, substantial costs may be incurred. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which could effectively block our ability to develop or commercialize some or all of our products in the U.S. and abroad, and could result in the award of substantial damages. In the event of a claim of infringement, we or our partners may be required to obtain one or more licenses from a third party. There can be no assurance that we can obtain a license on a reasonable basis should we deem it necessary to obtain rights to an alternative technology that meets our needs. The failure to obtain a license may have a material adverse effect on our business, results of operations and financial condition.

We also rely on trade secret protection for our confidential and proprietary information. No assurance can be given that we can meaningfully protect our trade secrets on a continuing basis. Others may independently develop substantially equivalent confidential and proprietary information or otherwise gain access to our trade secrets.

It is our policy to require our employees and consultants, outside scientific collaborators, sponsored researchers and other advisors who receive confidential information from us to execute confidentiality agreements upon the commencement of employment or consulting relationships. These agreements provide that all confidential information developed or made known to these individuals during the course of the individual’s relationship with the company is to be kept confidential and is not to be disclosed to third parties except in specific circumstances. The agreements provide that all inventions conceived by an employee will be the property of our company. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for our trade secrets in the event of unauthorized use or disclosure of such information.

Our success will depend in part on our ability to obtain and maintain patent protection, preserve trade secrets, prevent third parties from infringing upon our proprietary rights and operate without infringing upon the proprietary rights of others, both in the U.S. and other territories worldwide.

Manufacturing and Supply

We do not currently own or operate manufacturing facilities for the production of preclinical, clinical or commercial quantities of any of our product candidates. We currently use a number of our suppliers for the raw materials and formulation to meet the preclinical and any clinical requirements of our product candidates. We do not have a long-term agreement with any of these parties and we believe alternative sources of supply exist.

We intend to enter into collaborations for the manufacture of our product candidates, with our collaborators assuming responsibility for such manufacturing. Manufacturing is subject to extensive regulations that impose various procedural and documentation requirements, which govern record keeping, manufacturing processes and controls, personnel, quality control and quality assurance, among others. Any collaborator or third-party contract manufacturer we use would need to be compliant with cGMP. cGMP is a regulatory standard for the production of pharmaceuticals that will be used in humans.

Competition

The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as technology being developed at universities and other research institutions. Our competitors have developed, are developing or will develop product candidates and processes competitive with our product candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that enter the market. We believe that a significant number of products are currently under development, and may become commercially available in the future, for the treatment of conditions for which we may try to develop product candidates.

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Many of our competitors have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than we have. If we are able to obtain approval for any product candidate, we will face competition based on many different factors, including the quality and effectiveness of our products, the ease with which our products can be administered and the extent to which patients accept relatively new routes of administration, the timing and scope of regulatory approvals for these products, the availability and cost of manufacturing, marketing and sales capabilities, price, reimbursement coverage and patent position. Competing products could present superior treatment alternatives, including by being more effective, safer, and less expensive or marketed and sold more effectively than any products we may develop. Competitive products may make any products we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our product candidates. Such competitors could also recruit our employees, which could negatively impact our level of expertise and our ability to execute our business plan.

The following figure provides summary information about cytotoxic drugs that may be used with radiation therapy for their sensitizing properties that currently comprise the competition for Shuttle’s agents.

Fluorouracil (5-FU) is an anti-metabolite used to treat cancer, by injection, for colon cancer, esophageal cancer, stomach cancer, pancreatic cancer, breast cancer, and cervical cancer. Fluorouracil was patented in 1956 and is an effective and safe drug with radiation sensitizing properties. Capecitabine, an orally available formulation of 5-FU and was patented in 1992. It is used for the treatment of gastric, esophageal and other cancers for sensitization to radiation therapy.

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Cetuximab is an epidermal growth factor receptor (EGFR) inhibitor used for the treatment of metastatic colorectal, lung cancer and head and neck cancers. This monoclonal antibody is administered by intravenous infusion and improves the 5-year survival of patients when used in combination with radiation therapy, compared with radiotherapy alone.

Platinum based compounds (cis-platin, carbo-platin and oxaloplatin) also exhibit radiation sensitizing properties. Platinum and radiation are used together for the treatment of locally advanced cervical cancer and for head and neck cancers. Cisplatin is believed to augment the effects of radiation by inhibiting the repair of radiation-induced sub-lethal damage.

Bevacizumab works as an anti-angiogenic agent. It was approved for medical use in the United States in 2004. The addition of bevacizumab to standard treatment can prolong the lives of breast and lung cancer patients by several months and may be used with radiation therapy.

Irinotecan is given by injection and is used to treat colon cancer and small cell lung cancer and can be combined with radiation therapy. For colon cancer it is used either alone or with fluorouracil.

Government Regulation and Product Approval

Governmental authorities in the U.S., at the federal, state and local level, and other countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, packaging, promotion, storage, advertising, distribution, marketing and export and import of products such as those we are developing. Our product candidates must be approved by the FDA through the NDA process before they may be legally marketed in the U.S. and will be subject to similar requirements in other countries prior to marketing in those countries. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

U.S. government regulation

NDA approval processes

In the U.S., the FDA regulates drugs under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and implementing regulations. Failure to comply with the applicable U.S. requirements at any time during the product development or approval process, or after approval, may subject an applicant to administrative or judicial sanctions, any of which could have a material adverse effect on us. These sanctions could include:

●	refusal to approve pending applications;

●	withdrawal of an approval;

●	imposition of a clinical hold;

●	warning letters;

●	product seizures;

●	total or partial suspension of production or distribution; or

●	injunctions, fines, disgorgement, or civil or criminal penalties.

The process required by the FDA before a drug may be marketed in the U.S. generally involves the following:

●	completion of nonclinical laboratory tests, animal studies and formulation studies conducted according to GLPs or other applicable regulations;

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●	submission to the FDA of an IND, which must become effective before human clinical trials may begin;

●	performance of adequate and well-controlled human clinical trials according to GCPs to produce data that the FDA may review to determine safety and efficacy of the product candidate for its intended use;

●	submission to the FDA of an NDA;

●	satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product candidate is produced to assess compliance with cGMPs to assure that the facilities, methods and controls are adequate to preserve the product candidate’s identity, strength, quality and purity; and

●	FDA review and approval of the NDA.

Once a pharmaceutical candidate is identified for development, it enters the preclinical or nonclinical testing stage. Nonclinical tests include laboratory evaluations of product chemistry, toxicity and formulation, as well as animal studies. An IND sponsor must submit the results of the nonclinical tests, together with manufacturing information and analytical data, to the FDA as part of the IND. Some nonclinical testing may continue even after the IND is submitted. In addition to including the results of the nonclinical studies, the IND will also include a protocol detailing, among other things, the objectives of the clinical trial, the parameters to be used in monitoring quality and the effectiveness criteria to be evaluated if the first phase lends itself to an efficacy determination. The IND automatically becomes effective thirty (30) days after receipt by the FDA, unless the FDA, within the thirty (30) day time period, places the IND on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can begin. A clinical hold may occur at any time during the life of an IND and may affect one or more specific studies or all studies conducted under the IND.

All clinical trials must be conducted under the supervision of one or more qualified investigators in accordance with GCPs. They must be conducted under protocols detailing the objectives of the trial, dosing procedures, research subject selection and exclusion criteria and the quality and effectiveness criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND, and progress reports detailing the status of the clinical trials must be submitted to the FDA annually. Sponsors also must timely report to FDA serious and unexpected adverse reactions, any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigation brochure or any findings from other studies or animal or in vitro testing that suggest a significant risk in humans exposed to the drug. An institutional review board (IRB) at each institution participating in the clinical trial must review and approve the protocol before a clinical trial commences at that institution and must also approve the information regarding the trial and the consent form that must be provided to each research subject or the subject’s legal representative, monitor the study until completed and otherwise comply with IRB regulations.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined.

●	Phase I—The product candidate is initially introduced into healthy human subjects and tested for quality, dosage tolerance, absorption, metabolism, distribution and elimination. In the case of some product candidates for severe or life-threatening diseases, such as cancer, especially when the product candidate may be inherently too toxic to ethically administer to healthy volunteers, the initial human testing is often conducted in patients.

●	Phase II—Clinical trials are performed on a limited patient population intended to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

●	Phase III—Clinical trials are undertaken to further evaluate dosage and produce data that the FDA may determine to establish clinical efficacy and safety in an expanded patient population at geographically dispersed clinical study sites. These studies are intended to establish the overall risk-benefit ratio of the product and provide an adequate basis for product labeling.

Human clinical trials are inherently uncertain and Phase I, Phase II and Phase III testing may not achieve desired results or otherwise be completed. The FDA or the sponsor may suspend a clinical trial at any time for a variety of reasons, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s requirements or if the product candidate has been associated with unexpected serious harm to patients.

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During the development of a new product candidate, sponsors are given opportunities to meet with the FDA at certain points. These points may be prior to the submission of an IND, at the end of Phase II and before an NDA is submitted. Meetings at other times may be requested. These meetings can provide an opportunity for the sponsor to share information about the data gathered to date and for the FDA to provide advice on the next phase of development. Sponsors typically use the meeting at the end of Phase II to discuss their Phase II clinical results and present their plans for the pivotal Phase III clinical trial that they believe will support the approval of the new drug. If a Phase II clinical trial is the subject of discussion at the end of Phase II meeting with the FDA, a sponsor may be able to request a Special Protocol Assessment (“SPA”), the purpose of which is to reach agreement with the FDA on the Phase III clinical trial protocol design and analysis that will form the primary basis of an efficacy claim.

According to published guidance on the SPA process, a sponsor which meets the prerequisites may make a specific request for a SPA and provide information regarding the design and size of the proposed clinical trial. The FDA is supposed to evaluate the protocol within forty-five (45) days of the request to assess whether the proposed trial is adequate, which evaluation may result in discussions and a request for additional information. An SPA request must be made before the proposed trial begins, and all open issues must be resolved before the trial begins. If a written agreement is reached, it will be documented and made part of the record. The agreement will be binding on the FDA and may not be changed by the sponsor or the FDA after the trial begins except with the written agreement of the sponsor and the FDA or if the FDA determines that a substantial scientific issue essential to determining the safety or efficacy of the product candidate was identified after the testing began.

Concurrent with clinical trials, sponsors usually complete additional animal safety studies and also develop additional information about the chemistry and physical characteristics of the product candidate and finalize a process for manufacturing commercial quantities of the product candidate in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and the manufacturer must develop methods for testing the quality, purity and potency of the product candidate. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its proposed shelf-life.

The results of product development, nonclinical studies and clinical trials, along with descriptions of the manufacturing process, analytical tests and other control mechanisms, proposed labeling and other relevant information are submitted to the FDA as part of an NDA requesting approval to market the product. The submission of an NDA is subject to the payment of user fees, but a waiver of such fees may be obtained under specified circumstances. The FDA reviews all NDAs submitted to ensure that they are sufficiently complete for substantive review before it accepts them for filing. It may request additional information rather than accept an NDA for filing. In this event, the NDA must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing.

Once the submission is accepted for filing, the FDA begins an in-depth review. NDAs receive either standard or priority review. A drug representing a significant improvement in treatment, prevention or diagnosis of disease may receive priority review. The FDA may refuse to approve an NDA if the applicable regulatory criteria are not satisfied or may require additional clinical or other data. Even if such data are submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. The FDA reviews an NDA to determine, among other things, whether a product is safe and effective for its intended use and whether its manufacturing is cGMP-compliant. The FDA may refer the NDA to an advisory committee for review and recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA, the FDA will inspect the facility or facilities where the product is manufactured and tested.

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Expedited review and approval

The FDA has various programs, including Fast Track, priority review and accelerated approval, which are intended to expedite or simplify the process for reviewing product candidates, or provide for the approval of a product candidate on the basis of a surrogate endpoint. Even if a product candidate qualifies for one or more of these programs, the FDA may later decide that the product candidate no longer meets the conditions for qualification or that the time period for FDA review or approval will be shortened. Generally, product candidates that are eligible for these programs are those for serious or life-threatening conditions, those with the potential to address unmet medical needs and those that offer meaningful benefits over existing treatments. For example, Fast Track is a process designed to facilitate the development and expedite the review of product candidates to treat serious or life-threatening diseases or conditions and fill unmet medical needs. Priority review is designed to give product candidates that offer major advances in treatment or provide a treatment where no adequate therapy exists an initial review within six months as compared to a standard review time of ten (10) months.

Although Fast Track and priority review do not affect the standards for approval, the FDA will attempt to facilitate early and frequent meetings with a sponsor of a Fast Track designated product candidate and expedite review of the application for a product candidate designated for priority review. Accelerated approval, which is described in Subpart H of 21 CFR Part 314, provides for an earlier approval for a new product candidate that is intended to treat a serious or life-threatening disease or condition and that fills an unmet medical need based on a surrogate endpoint. A surrogate endpoint is a laboratory measurement or physical sign used as an indirect or substitute measurement representing a clinically meaningful outcome. As a condition of approval, the FDA may require that a sponsor of a product candidate receiving accelerated approval perform post-marketing clinical trials.

In the Food and Drug Administration Safety and Innovation Act (“FDASIA”), the U.S. Congress encouraged the FDA to utilize innovative and flexible approaches to the assessment of product candidates under accelerated approval. The law required the FDA to issue related draft guidance within a year after the law’s enactment and also promulgate confirming regulatory changes. In June 2013, the FDA published a draft Guidance for Industry titled “Expedited Programs for Serious Conditions—Drugs and Biologics,” which provides guidance on FDA programs that are intended to facilitate and expedite development and review of new product candidates as well as threshold criteria generally applicable to concluding that a product candidate is a candidate for these expedited development and review programs.

In addition to the Fast Track, accelerated approval and priority review programs discussed above, the FDA also provided guidance on a new program for Breakthrough Therapy designation. The FDA defines a Breakthrough Therapy as a drug that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. A drug designated as a Breakthrough Therapy is eligible for accelerated approval. The FDA must take certain actions, such as holding timely meetings and providing advice, intended to expedite the development and review of an application for approval of a Breakthrough Therapy. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. A request for Breakthrough Therapy designation should be submitted concurrently with, or as an amendment to an IND. FDA has already granted this designation to approximately thirty (30) new product candidates and has begun approving Breakthrough Therapy designated drugs.

Patent term restoration and marketing exclusivity

Depending upon the timing, duration and specifics of FDA approval of the use of our product candidates, some of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch- Waxman Act. The Hatch-Waxman Act permits a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of fourteen (14) years from the product candidate’s approval date. The patent term restoration period is generally one half of the time between the effective date of an IND and the submission date of an NDA, plus the time between the submission date of an NDA and the approval of that application. Only one patent applicable to an approved product candidate is eligible for the extension and the application for extension must be made prior to expiration of the patent. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration. In the future, we intend to apply for restorations of patent term for some of our currently owned or licensed patents to add patent life beyond their current expiration date, depending on the expected length of clinical trials and other factors involved in the submission of the relevant NDA.

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Market exclusivity provisions under the FDCA also can delay the submission or the approval of certain applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the U.S. to the first applicant to gain approval of an NDA for a new chemical entity. A product candidate is a new chemical entity if the FDA has not previously approved any other new product candidate containing the same active moiety, which is the molecule or ion responsible for the action of the product candidate substance. During the exclusivity period, the FDA may not accept for review an abbreviated new drug application (“ANDA”) or a 505(b)(2) NDA submitted by another company for another version of such product candidate where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for an NDA, 505(b) (2) NDA, or supplement to an approved NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, for new indications, dosages or strengths of an existing product candidate. This three-year exclusivity covers only the conditions associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for product candidates containing the original active agent. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate quality and effectiveness.

Orphan drug designation

Under the Orphan Drug Act, the FDA may grant orphan drug designation to product candidates intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the U.S. or more than 200,000 individuals in the U.S. and for which there is no reasonable expectation that the cost of developing and making available in the U.S. a product candidate for this type of disease or condition will be recovered from sales in the U.S. for that product candidate. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the FDA publicly discloses the identity of the therapeutic agent and its potential orphan use. Orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a product candidate that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product candidate is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market the same product candidate for the same indication, except in very limited circumstances, for seven years. Orphan drug exclusivity, however, could also block the approval of one of our product candidates for seven years if a competitor obtains approval of the same product candidate as defined by the FDA or if our product candidate is determined to be contained within the competitor’s product candidate for the same indication or disease.

Pediatric exclusivity and pediatric use

Under the Best Pharmaceuticals for Children Act (“BPCA”), certain product candidates may obtain an additional six months of exclusivity if the sponsor submits information requested in writing by the FDA (a “Written Request”) relating to the use of the active moiety of the product candidate in children. The FDA may not issue a Written Request for studies on unapproved or approved indications or where it determines that information relating to the use of a product candidate in a pediatric population, or part of the pediatric population, may not produce health benefits in that population.

In addition, the Pediatric Research Equity Act (“PREA”) requires a sponsor to conduct pediatric studies for most product candidates and biologics, for a new active ingredient, new indication, new dosage form, new dosing regimen or new route of administration. Under PREA, original NDAs, biologics license application and supplements thereto must contain a pediatric assessment unless the sponsor has received a deferral or waiver. The required assessment must assess the quality and effectiveness of the product candidate for the claimed indications in all relevant pediatric subpopulations and support dosing and administration for each pediatric subpopulation for which the product candidate is safe and effective. The sponsor or FDA may request a deferral of pediatric studies for some or all of the pediatric subpopulations. A deferral may be granted for several reasons, including a finding that the product candidate or biologic is ready for approval for use in adults before pediatric studies are complete, or that additional quality or effectiveness data needs to be collected before the pediatric studies begin. After April 2013, the FDA must send a noncompliance letter to any sponsor that fails to: submit the required assessment, keep a deferral current, or submit a request for approval of a pediatric formulation.

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Post-approval requirements

Once an approval is granted, the FDA may withdraw the approval if compliance with regulatory requirements is not maintained or if problems occur after the product candidate reaches the market. Later discovery of previously unknown problems with a product candidate may result in restrictions on the product candidate or even complete withdrawal of the product candidate from the market. After approval, some types of changes to the approved product candidate, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further FDA review and approval. In addition, the FDA may require testing and surveillance programs to monitor the effect of approved product candidates that have been commercialized, and the FDA has the power to prevent or limit further marketing of a product candidate based on the results of these post-marketing programs.

Any product candidates manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including, among other things:

●	record-keeping requirements;

●	reporting of adverse experiences with the product candidate;

●	providing the FDA with updated data for the FDA’s continuing safety and efficacy determination;

●	drug sampling and distribution requirements;

●	notifying the FDA and gaining its approval of specified manufacturing or labeling changes; and

●	complying with FDA promotion and advertising requirements.

Drug manufacturers and other entities involved in the manufacture and distribution of approved product candidates are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and some state agencies for compliance with cGMP and other laws.

Regulation outside of the U.S.

In addition to regulations in the U.S., we will be subject to regulations of other countries governing any clinical trials and commercial sales and distribution of our product candidates. Whether or not we obtain FDA approval for a product, we must obtain approval by the comparable regulatory authorities of countries outside of the U.S. before we can commence clinical trials in such countries and approval of the regulators of such countries or economic areas, such as the European Union, before we may market products in those countries or areas. The approval process and requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from place to place, and the time may be longer or shorter than that required for FDA approval.

Under European Union regulatory systems, a company may submit marketing authorization applications either under a centralized or decentralized procedure. The centralized procedure, which is compulsory for medicines produced by biotechnology or those medicines intended to treat AIDS, cancer, neurodegenerative disorders or diabetes and is optional for those medicines which are highly innovative, provides for the grant of a single marketing authorization that is valid for all European Union member states. The decentralized procedure provides for mutual recognition of national approval decisions. Under this procedure, the holder of a national marketing authorization may submit an application to the remaining member states. Within 90 days of receiving the applications and assessments report, each member state must decide whether to recognize approval. If a member state does not recognize the marketing authorization, the disputed points are eventually referred to the European Commission, whose decision is binding on all member states.

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As in the U.S., we may apply for designation of a product candidate as an orphan drug for the treatment of a specific indication in the European Union before the application for marketing authorization is made. Orphan drugs in Europe enjoy economic and marketing benefits, including up to ten years of market exclusivity for the approved indication unless another applicant can show that its product is safer, more effective or otherwise clinically superior to the orphan-designated product.

Reimbursement

Sales of our products will depend, in part, on the extent to which the costs of our products will be covered by third-party payors, such as government health programs, commercial insurance and managed healthcare organizations. These third-party payors are increasingly challenging the prices charged for medical products and services. Additionally, the containment of healthcare costs has become a priority of federal and state governments and the prices of drugs have been a focus in this effort. The U.S. government, state legislatures and foreign governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results. If these third-party payors do not consider our products to be cost-effective compared to other therapies, they may not cover our products after approved as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our products on a profitable basis.

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (“MMA”) imposed new requirements for the distribution and pricing of prescription drugs for Medicare beneficiaries. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities which will provide coverage of outpatient prescription drugs. Part D plans include both stand-alone prescription drug benefit plans and prescription drug coverage as a supplement to Medicare Advantage plans. Unlike Medicare Part A and B, Part D coverage is not standardized. Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. However, Part D prescription drug formularies must include drugs within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs in each category or class. Any formulary used by a Part D prescription drug plan must be developed and reviewed by a pharmacy and therapeutics committee. Government payment for some of the costs of prescription drugs may increase demand for our products for which we receive marketing approval. However, any negotiated prices for our products covered by a Part D prescription drug plan will likely be lower than the prices we might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payors.

The American Recovery and Reinvestment Act of 2009 provides funding for the federal government to compare the effectiveness of different treatments for the same illness. A plan for the research will be developed by the Department of Health and Human Services, the Agency for Healthcare Research and Quality and the National Institutes for Health, and periodic reports on the status of the research and related expenditures will be made to the U.S. Congress. Although the results of the comparative effectiveness studies are not intended to mandate coverage policies for public or private payors, it is not clear what effect, if any, the research will have on the sales of any product, if any such product or the condition that it is intended to treat is the subject of a study. It is also possible that comparative effectiveness research demonstrating benefits in a competitor’s product could adversely affect the sales of our product candidates. If third-party payors do not consider our products to be cost-effective compared to other available therapies, they may not cover our products as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our products on a profitable basis.

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, collectively referred to as the “ACA,” enacted in March 2010, had a significant impact on the health care industry by expanding coverage for the uninsured. With regard to pharmaceutical products, among other things, ACA is expanded and increased industry rebates for drugs covered under Medicaid programs and made changes to the coverage requirements under the Medicare Part D program. The administration and Congress which will take office in January 2017, has pledged to repeal and replace the ACA, largely because of significantly increasing health insurance premiums and decreasing participation by members of the insurance companies. We cannot predict the impact of any repeal, replacement or modifications which may be enacted.

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In addition, in some non-U.S. jurisdictions, the proposed pricing for a product candidate must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its member states to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. A member state may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of our product candidates. Historically, product candidates launched in the European Union do not follow price structures of the U.S. and generally tend to be significantly lower.

Environment

Our third-party manufacturers are subject to inspections by the FDA for compliance with cGMP and other U.S. regulatory requirements, including U.S. federal, state and local regulations regarding environmental protection and hazardous and controlled substance controls, among others. Environmental laws and regulations are complex, change frequently and have tended to become more stringent over time. We have incurred, and may continue to incur, significant expenditures to ensure we are in compliance with these laws and regulations. We would be subject to significant penalties for failure to comply with these laws and regulations.

Sales and Marketing

Our current focus is on the development of our existing portfolio, the completion of clinical trials and, if and where appropriate, the registration of our product candidates. We currently do not have marketing, sales and distribution capabilities. If we receive marketing and commercialization approval for any of our product candidates, we intend to market the product either directly or through collaborations, strategic alliances and distribution agreements with third parties. The ultimate implementation of our strategy for realizing the financial value of our product candidates is dependent on the results of clinical trials for our product candidates, the availability of funds and the ability to negotiate acceptable commercial terms with third parties.

Employees

As of the date of this prospectus, we have five employees, including our three executive officers, one engaged in research and development and one in administration. We consider our relationship with our employees to be good.

Facilities

Our corporate headquarters are located in Rockville, Maryland, where we lease shared access to office space and reception services. Our research and development activities are performed in approximately 1,727 square feet of laboratory and office space located in Gaithersburg, Maryland. All of such space is leased from a non-affiliated third party, pursuant to leases expiring in 2023, which provide for an aggregate monthly rental of $5,757.

We believe that our existing facilities are adequate for our current needs and have sufficient laboratory space to house additional scientists as we grow. When our lease expires, we may exercise our renewal options or look for additional or alternate space for our operations. We believe that suitable additional or alternative space will be available in the future on commercially reasonable terms.

Legal Proceedings

Currently, there are no legal proceedings pending or threatened against us.

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MANAGEMENT

Directors and Executive Officers

Our directors and executive officers and their respective ages and titles are as follows:

Name	Age	Position(s) and Office(s) Held

Anatoly Dritschilo, M.D.	77	Chairman of the Board and Chief Executive Officer
Michael Vander Hoek	62	Chief Financial Officer, VP for Operations and Regulatory
Peter Dritschilo	52	President and Chief Operating Officer
Mira Jung, Ph.D.	71	Chief Scientific Officer for Biology
Tyvin Rich, M.D.	73	Chief Clinical Officer
Joshua Schafer	48	Independent Director
Steven Richards	51	Independent Director
Milton Brown, M.D., Ph.D.	53	Director and Chief Scientific Officer for Chemistry
William H. Adkins	75	Independent Director
Chris Senanayake, Ph.D.	64	Independent Director

Set forth below is a description of the background and business experience of our directors and executive officers.

Anatoly Dritschilo, M.D. is a co-founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company’s formation in December 2012. Dr. Dritschilo is a radiation oncologist by training and has held multiple leadership positions in health care. At Georgetown University Medical School in Washington, D.C., he served principally as Department Chair from 1980 to 2018; Chief of Radiation Oncology at MedStar-Georgetown University Hospital from 2005 to 2016; Medical Director of Georgetown University Hospital from 1994 to 1997; and Interim Director of the NCI-funded Lombardi Comprehensive Cancer Center from 2005 to 2007. He has also served on the Boards of Directors of MedStar-Georgetown University Hospital, the National Capital Rehabilitation Hospital and the MedStar Health Research Institute. His experience with Pharma includes Board of Directors membership of NeoPharm, Inc, and he was a founding director of Oncomed (Neopharm). His 200+ scientific publications and 12 issued patents have earned him election as a Fellow of the National Academy of Inventors. Dr. Dritschilo holds a Bachelor of Science degree in Chemical Engineering from the University of Pennsylvania, his medical degree from the College of Medicine of New Jersey and residency training from the Harvard, Joint Center for Radiation Therapy. His qualifications support his service as our Chairman of the Board of Directors.

Michael P. Vander Hoek serves as the Company’s Chief Financial Officer, a position he was appointed to in August 2019, and Vice President, Operations and Regulatory, a position he has held since 2019. From November 2019 until April 2021, Mr. Vander Hoek served as Director, Finance and Business Development at Georgetown Lombardi Comprehensive Cancer Center (“LCCC”), where he directed a new five-year $221.9 million institutional commitment for cancer center research under a new NCI-approved cancer consortium arrangement and recruited scientists to fulfill strategic objectives with senior leaders to improve cancer research and treatment. From 2007 until November 2019, Mr. Vander Hoek served as Associate Director, Administration, at Georgetown’s LCCC, where he was responsible for direct administrative operations for more than 400 faculty and staff in the department of oncology, radiation medicine, pathology and biostatistics, bioinformatics and biomathematics, including managing $216.9 million in institutional commitments to LCCC from Medstar Health, John Theurer Cancer Center (“JTCC”), and Georgetown University. and implementing an enterprise-wide clinical trial management system for Georgetown University and Medstar Health. From 2004 until 2007, Mr. Vander Hoek served as Chief Financial Officer at Georgetown’s LCCC. During his time at Georgetown, Mr. Vander Hoek negotiated a series of 12 research integration agreements between LCCC and the JTCC that resulted in the approval of an NCI recognized Consortium in 2019. From 2001 until 2004, Mr. Vander Hoek served as Vice-Chair, Planning and Administration, at MedStar Georgetown University Hospital, where he was responsible for managing administrative and financial operations for some 440 staff, physicians, residents and fellows in the departments of Medicine and Neurology. From 1996 until 2001, Mr. Vander Hoek served as Senior Associate Administrator, Finance and Information Systems, for the Department of Medicine, Georgetown University Medical Center, where he designed and managed the faculty compensation system, while managing the finances and information systems for the department. His financial management experience in publicly held companies includes Director of Managed Care Reimbursement for Critical Care America from 1990 to 1993 and Regional Controller for Laboratory Corporation of America (LabCorp) from 1993 to 1996. His responsibilities at both companies included extensive financial management related to mergers, acquisitions, and start-up operations. Mr. Vander Hoek holds a Master’s in Health Services Administration from The George Washington University and a Bachelor of Arts in Biology and Psychology from Hope College.

Peter Dritschilo has served as our President and Chief Operating Officer since Shuttle was formed in December 2012. He also served as our Chief Financial Officer from December 2012 until August 2019. Mr. Dritschilo has over 20 years of business management experience in medical services and cancer treatment. He has held administrative positions with Medstar-Rad America from 2001 to 2005, Georgetown University 2005 to 2006, Prince William Hospital and the Fauquier Hospital Cancer Center 2006 to 2011 and Inova Health System’s Schar Cancer Institute from 2011 to 2018. In 2014, Mr. Dritschilo filed for Chapter 7 bankruptcy protection due to the failure of a personal business venture. Mr. Dritschilo graduated from Georgetown University and received his MBA from the George Washington University.

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Mira Jung, Ph.D., a co-founder of our company, presently serves as our Chief Scientific Officer for Biology and was a member of our board of directors from our formation in December 2012 until 2019. Since 2005, Dr. Jung has served as Professor of Radiation Medicine and Microbiology at Georgetown University Medical School, with over 20 years of experience in molecular radiation biology research. She is an expert in mechanisms of radiation resistance and on the roles of HDAC inhibitors in modifying the radiation response. Dr. Jung’s research has been funded by NIH and the DOD leading to 100 publications and six issued patents, including the first reports of HDAC inhibitor drug classes modifying cancer cell radiation resistance and protecting normal tissues from radiation damage. Dr. Jung holds an MA degree and a PhD in Microbiology and Molecular Virology from the University of Kansas.

Tyvin A. Rich, M.D. serves as our company’s Chief Medical Officer and is responsible for the clinical development of novel radiation sensitizers. Since 2010, Dr. Rich has served as a Staff Radiation Oncologist at the Hampton University Proton Therapy Institute in Hampton Virginia and Professor Emeritus at University of Virginia Health Sciences Center, Department of Radiation Oncology. From 1995 until 2010, Dr. Rich was a Professor and Chairman of the Department of Therapeutic Radiology and Oncology at the University of Virginia Health Sciences Center. And prior to that, from 1984 through 1995, Dr. Rich was a Professor of Radiotherapy and Director of Clinics in the Department of Radiotherapy of the University of Texas M. D. Anderson Cancer Center. He has served as the protocol chair for RTOG clinical trials that advanced the use of chemoradiation for the treatment of rectal and pancreatic cancers. He is an expert in the applications of infusional 5-Fluorouracil for chemoradiation therapy of gastro-intestinal cancers and has authored more than 200 scientific articles, reviews and book chapters. Dr. Rich received his undergraduate degree at Rutgers University, his medical degree at the University of Virginia, and completed residencies in internal medicine at Georgetown University Medical Center and radiation therapy at Massachusetts General, Harvard Medical School.

Joshua Schafer was appointed to be a member of our company’s board of directors in 2019. Since 2015, he has served as Senior Vice President and Head of Corporate Strategy and Business Development for Mallinckrodt Pharmaceuticals Incorporated. From 2009 until 2015, he served as Vice President and Oncology Therapeutic Area Head at Astellas Pharmaceuticals Incorporated, where he was responsible for building the company’s global oncology franchise. From 2000 until 2009, Mr. Schafer served in positions of increasing seniority at Takeda Pharmaceuticals North America, including Manager and Senior Manager, New Product and New Business Development; Senior Product Manager, Gastrointestinal Marketing; and Director, Oncology and Renal Marketing and Commercial Development. He began working in the healthcare and pharmaceutical industry in 1998, and has served in various positions including management consulting at Accenture (formerly Anderson Consulting), G.D. Searle & Co. (later acquired by Pfizer) and Cognia Corporation. He received his Bachelor of Arts in Biology and German at the University of Notre Dame, his MS in Biotechnology from Northwestern University and his MBA from Northwestern University. We believe Mr. Schafer’s extensive experience in pharmaceutical strategy, marketing and business development will assist our board’s oversight role as we build and develop our Company.

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Steven Richards was appointed to be a member of our company’s board of directors in 2019. He is CEO and Founder of Endurance Media, a media finance company based in Santa Monica, California, that launched in 2014 with a strategic alliance with eOne Entertainment and a mandate to produce and finance commercially driven feature films. From 2006 to 2014, Mr. Richards served as Co-President and Chief Operating Officer of Silver Pictures where he oversaw all business activities and managed a team of more than 20 people responsible for film development, production and financial information. From 2000 to 2006, he served as Chief Financial Officer at Silver Pictures and from 1995 to 2000 as Vice President, Finance, at Silver Pictures. Mr. Richards holds an MBA in Finance from UCLA, a BBA in accounting from Temple University, and holds his CPA license. We believe his experience as a chief financial officer and in accounting will assist in providing our board guidance and oversight as we grow our company.

Milton Brown, M.D., Ph.D. is a co-founder of our company and has served as our Chief Scientific Officer for Chemistry and as a member of our board of directors since we were formed in December 2012. Dr. Brown was a founder in 2004 of Rivanna Pharmaceuticals, a Virginia-based biopharmaceutical company engaged in the discovery and development of novel small molecule therapeutics for the treatment of neurological diseases and cancer. Since 2012, Dr. Brown has served as Director of the Drug Discovery Center at Georgetown University Medical School and since 2010, he has been the principal investigator of the NIH/NCI funded Chemical Diversity Center. He brings to Shuttle 15 years of experience in drug discovery with over 80 publications and eight issued patents, including discovery of novel HDAC inhibitors and has two drugs currently in clinical trials. He has served on government committees including the NIH Experimental Therapeutics Study Section, the NIH Drug Discovery and Molecular Pharmacology Study Section and was a scientific counselor to the U.S. Secretary of Health. Dr. Brown holds a Ph.D. in synthetic chemistry from University of Alabama, and an MD from the University of Virginia. He is uniquely qualified to direct the company’s drug discovery program and serve as our director.

William H. Adkins was appointed to be a member of our company’s board of directors in 2019. From 2018 to present, Mr. Adkins has worked as a consultant to businesses, working with business owners to develop strategy, planning and problem solving, especially as concerns developing strategic goals, performance plans and marketing strategies. From 2017 until present, Mr. Adkins has served as the President and General Manager at Gen’R LLC, a business consulting firm. From 2014 until 2017 Mr. Adkins served as a Strategic Business Development Manager at automotiveMastermind Inc., where he was responsible for training dealer candidates and general management, including consulting with dealers and interviewing applicants for management instructor positions. While at automotiveMastermind Inc., he partnered with the company’s founders to develop automotiveMastermind Inc. into a major company that eventually merged with IHS Markit Ltd. From 2004 to 2014, Mr. Adkins was a management instructor for the National Automobile Dealers Association, where he trained managers and dealer successors how to effectively operate a retail automobile dealership with knowledge of the various departments in a traditional dealership (e.g. sales, service, parts, and accounting). From 1985 until 2003, Mr. Adkins was President and General Manager at Chevrolet dealerships in Ohio, California and New York, including Adkins Chevrolet Buick Oldsmobile, Bayview Lincoln Mercury and Palanker Chevrolet. Mr. Adkins attended the University of Maryland where he studied marketing and business management. Mr. Adkins studied marketing at the University of Cincinnati and law at Bryant and Stranton Business College. Mr. Adkins’ substantial business and marketing experience will help us as we develop the Company’s products and business.

Chris Senanayake, Ph.D. was appointed to be a member of the Company’s board of directors in 2021. He is CEO and Founder of TCG GreenChem, Inc., a US subsidiary of TCG Lifesciences Pvt. Ltd., a leading global Contract Research and Manufacturing Services (CRAMS) company in the area of drug discovery, development and commercialization. Dr. Senanayake has more than 30 years of pharmaceutical industry experience, making him an invaluable asset to Shuttle Pharma’s mission as the Company advances its pharmaceutical candidates in clinical trials. He is the Founder and Chief Executive Officer (CEO) of TCG GreenChem Inc. and Chief Scientific Officer of TCG Lifesciences, Pvt. Ltd. He has held positions of Senior Scientist at Dow Chemical, and Research Fellow at Merck & Co, Inc. Director and Executive Director of Process Research at Sepracor, Inc. (1996 to 2002), Director of Chemical Development and Vice President of Chemical Development for Boehringer Ingelheim Pharmaceuticals, Inc. In 2018, he was appointed as the CEO of Asta GreenChem, Inc in Richmond VA and Astatech (Chengdu) Biopharmaceuticals Corp. in China. He has a record of leading and delivering on high complexity APIs for manufacturing. Dr. Senanayake participated in development activities of many drugs, including multi-billion-dollar blockbuster drugs, such as Crixivan, Lunesta, Jardiance, Formotorol, Desvenlafaxine and other drug candidates. He is co-author of 425 scientific publications and is co-inventor of more than 150 patents. We believe he will provide value to us by introducing potential joint venture partners, as well as enhancing our oversight through his in-depth understanding of and experience in the pharmaceuticals industry.

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Scientific Advisory Committee

Theodore L. Phillips, M.D. has served as the Chair of our Scientific Advisory Committee since 2018. He held the position of Chief Medical Officer and Clinical Director at Shuttle Pharmaceuticals from 2014 until 2018. Dr. Phillips’ distinguished career has included positions of Chair of the Department of Radiation Oncology (from1978 to 1998) and Associate Director (from 1996 to 1999) of the UCSF Cancer Center at the University of California at San Francisco. He is highly experienced in radiation oncology clinical trials of hypoxic radiation sensitizers. Dr. Phillips served as the principal investigator of the SBIR contract for the Phase I clinical trial of Ropidoxuridine. He previously served as Associate Director of the Northern California Oncology Group from 1983-1990, president of the American Society of Therapeutic Radiation Oncologists from 1984 to 1985, and is an elected member of the Institute of Medicine of the National Academy of Science. Dr. Phillips holds a BS degree from Dickinson College in Carlisle, Pennsylvania and a MD from the University of Pennsylvania. He provides advice to the leadership team to help design and implement clinical trials of radiation therapy and radiation response modifying drugs.

Ralph R. Weichselbaum, M.D. has served as Scientific Advisor to Shuttle Pharmaceuticals for translational research for the discovery and development of radiation response modifiers since 2013. Dr. Weichselbaum is the Daniel K. Ludwig Professor and Chairman of the Department of Radiation and Cellular Oncology, the University of Chicago, a position he has held since 1985. He is also an elected member of the Institute of Medicine, National Academy of Sciences. He has devoted his career to translational research in cancer with combined radiotherapy and chemotherapy. Dr. Weichselbaum and his colleagues conceived “genetic radiotherapy” and developed viral constructs for use in clinical tumor radiation sensitization. These were commercialized as TNFerade (GenVec, Inc.) and tested in a Phase I clinical trial in prostate cancer and a Phase III clinical trial for pancreatic cancer.

J. Martin Brown, Ph.D. has served as a Scientific Advisor to Shuttle Pharmaceuticals for translational research for the development of hypoxic radiation sensitizers since 2017. Dr. Brown received his Ph.D.in Cancer Biology from Oxford University in 1968 and was Director of the Division of Radiation and Cancer Biology at Stanford University from 1984 to 2004. He is an expert in the radiation biology of hypoxia in cancers and has more than 300 peer-reviewed published articles. He has received awards in recognition of his work, including the Gold Medal, American Society for Therapeutic Radiology and Oncology (1999, the Failla Memorial Award, Radiation Research Society (2000), the Weiss Medal, Association for Radiation Research (2001) and the Henry S. Kaplan Distinguished Scientist Award, International Association for Radiation Research (2007). He developed etanidazole, a hypoxic radiation sensitizer, and tirapazamine, a hypoxic cytotoxic drug, from bench to clinical trials.

Alejandro Villagra, Ph.D. has served as a Scientific Advisor to Shuttle Pharmaceuticals with expertise in cellular signaling pathways, epigenetics and immunology since 2017. Dr. Villagra received his Ph.D. in Molecular Biology from the University of Concepcion, in Chile in 2004 and completed post-graduate training at the H. Lee Moffitt Cancer Center and Research Institute in Tampa, Florida in Molecular Immunology in 2009, in the Laboratory of Eduardo Sotomayor, MD. He joined the faculty of the Moffitt Cancer Center and Research Institute, as a research scientist from 2009 through 2015 and advanced to Assistant Professor of Oncologic Sciences. He became an Assistant Professor in the Department of Biochemistry and Molecular Medicine at the George Washington University (GWU) School of Medicine and Health Sciences in 2015, as a member of the GWU Cancer Center. His research is focused on molecular and cellular roles of histone deacetylases (HDACs) in tumor immunology and as adjuvants for immunotherapy of cancers.

Joseph Armstrong, III, Ph.D. joined as a Scientific Advisor to Shuttle Pharmaceuticals in 2021, He received his Ph.D. from the University of Colorado in 1988, completed his post-doctoral work at the University of Virginia at Charlottesville and holds the position of Chief Operating Officer at and Global Head of Business Development TCG GreenChem, Inc. He provides industry experience in chemistry, drug development and process research, having previously held positions at Merck & Co. Inc. in Rahway, N.J and in the U.K. for two pharmaceutical companies in the areas of Pharmaceutical Research and Development. His primary areas of focus have been in the design and implementation of efficient synthesis of drug candidates amenable to large scale production. Dr. Armstrong led the development team that designed, developed and implemented the manufacturing process for the new treatment for Type II diabetes, Januvia TM. His team was awarded the Solvias Prize in 2004 (Basel, Switzerland), the IChemE Aztra-Zeneca Award for Green Chemistry and Engineering in 2005 (London, England), Dr. Armstrong has more than 40 publications and holds 10 patents.

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Family Relationships

Dr. Anatoly Dritschilo and Peter Dritschilo are father and son. There are no other family relationships among our directors and executive officers.

Board of Directors

Our board of directors is responsible for overseeing the Company’s business consistent with its fiduciary duty to the stockholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the board that are applicable to directors and there are other skills and experience that should be represented on the board as a whole but not necessarily by each director. Our Corporate Governance and Nominating Committee, detailed below, considers the qualifications of director candidates individually and in the broader context of the board’s overall composition and the Company’s current and future needs.

Terms of Office

Our directors were initially appointed for staggered two and three-year terms as initial appointments. The Chairman of the Board is also the CEO and was appointed for an initial three-year term. Following this offering, we intend that all of our directors will be elected to one-year terms to hold office until the next annual meeting of our stockholders and until a successor is appointed and qualified, or until their removal, resignation, or death. Executive officers serve at the pleasure of the board of directors.

Director Independence

In order to qualify to list our shares of common stock for trading on Nasdaq, our board of directors must consist of a majority of “independent” directors, as defined under Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. At present, four of the six directors serving on our board of directors qualify as “independent.” Our independent directors consist of Messrs. Adkins, Richards and Schafer and Dr. Senanayake.

Board Committees

General

Our board of directors has established three committees consisting of an audit committee, a compensation committee, and a nominating and corporate governance committee. The members of each committee qualify as “independent” as defined under Nasdaq listing standards and Rule 10A-3(b)(1). Moreover, at least one member of the audit committee qualifies as an “audit committee financial expert” as the term is defined under Nasdaq listing standards and applicable rules and regulations of the SEC, based on their respective business professional experience in the financial and accounting fields.

Audit Committee

The audit committee, which consists of Steve Richards, MBA, CPA (Chair), William Adkins and Chris Senanayake, MD, assists our board of directors in its oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including (a) the quality and integrity of the Company’s financial statements (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence and (d) the performance of the Company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the board of directors. Further, the audit committee, to the extent it deems necessary or appropriate, among its several other responsibilities, will:

●	be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

●	discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

●	review with the Company’s management on a periodic basis (i) issues regarding accounting principles and financial statement presentations, including any significant changes in our company’s selection or application of accounting principles; and (ii) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company;

●	monitor the Company’s policies for compliance with federal, state, local and foreign laws and regulations and the Company’s policies on corporate conduct;

●	maintain open, continuing and direct communication between the board of directors, the audit committee and our independent auditors; and

●	monitor our compliance with legal and regulatory requirements and will have the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

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Compensation Committee

The compensation committee, which consists of Steve Richards (Chair) and Joshua Schafer, aids our board of directors in meeting its responsibilities relating to the compensation of the Company’s executive officers and to administer all incentive compensation plans and equity-based plans of the Company, including the plans under which Company securities may be acquired by directors, executive officers, employees and consultants. Further, the compensation committee, to the extent it deems necessary or appropriate, among its several other responsibilities, will:

●	review periodically our Company’s philosophy regarding executive compensation to (i) ensure the attraction and retention of corporate officers; (ii) ensure the motivation of corporate officers to achieve the Company’s business objectives; and (iii) align the interests of key management with the long-term interests of the Company’s shareholders;

●	review and approve corporate goals and objectives relating to chief executive officer compensation and other executive officers of Shuttle;

●	make recommendations to the board of directors regarding compensation for non-employee directors, and review periodically non- employee director compensation in relation to other comparable companies and in light of such factors as the compensation committee may deem appropriate; and

●	review periodically reports from management regarding funding the Company’s pension, retirement, long-term disability and other management welfare and benefit plans.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee, which consists of Joshua Schafer (Chair) and Steve Richards, recommends to the board of directors individuals qualified to serve as directors and on committees of the board of directors to advise the board of directors with respect to the board of directors composition, procedures and committees to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company, and to oversee the evaluation of the board of directors and Shuttle’s management. In addition, the nominating and corporate governance committee will consider diversity of background including diversity of race, ethnicity, international background, gender and age when evaluating candidates for board membership.

Further, the nominating and corporate governance committee, to the extent it deems necessary or appropriate, among its several other responsibilities will:

●	recommend to the board of directors and for approval by a majority of independent directors for election by shareholders or appointment by the board of directors as the case may be, pursuant to our bylaws and consistent with the board of director’s evidence for selecting new directors;

●	review the suitability for continued service as a director of each member of the board of directors when his or her term expires or when he or she has a significant change in status;

●	review annually the composition of the board of directors and to review periodically the size of the board of directors;

●	make recommendations on the frequency and structure of board of directors meetings or any other aspect of procedures of the board of directors;

●	make recommendations regarding the chairmanship and composition of standing committees and monitor their functions;

●	review annually committee assignments and chairmanships;

●	recommend the establishment of special committees as may be necessary or desirable from time to time; and

●	develop and periodically review corporate governance procedures and consider any other corporate governance issue.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any shareholder requesting a copy in writing from our Secretary at our executive offices in Rockville, Maryland. A copy of our code of ethics is available on our website at www.shuttlepharma.com.

Board of Directors Role in Risk Oversight

Members of the board of directors have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. The Company believes that the board’s role in risk oversight does not materially affect the leadership structure of the Company. The Company believes that its founders, leadership team and members of the board of directors exemplify diversity and inclusivity with respect to race, sex and ethnic origin. The board of directors presently has two diverse directors and is in the process of reviewing and vetting a female candidate to serve as a director. As such, the Company anticipates being in full compliance with Nasdaq’s newly adopted diversity requirements by the end of its first year of listing.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer and Chief Financial Officer and certain of our other executive officers for 2021 and 2020.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Anatoly Dritschilo M.D., CEO	2021	18,829	-	-	-	-	-	-	18,829
	2020	35,144	-	-	-	-	-	-	35,144
Michael Vander Hoek, CFO, VP	2021	18,338	-	-	-	-	-	-	18,138
	2020	17,484	-	-	-	-	-	-	17,484
Peter Dritschilo, President and COO	2021	31,534	-	-	-	-	-	-	31,534
	2020	23,970	-	-	-	-	-	-	23,970

Employment Agreements

Each of our executive officers has entered into an employment agreement with us. The employees each will receive compensation on an annual basis in cash, payable in monthly installments commencing at the completion of this offering, as well as restricted stock units subject to achieving certain key performance indicators. Certain of our executive officers are entitled to various target bonuses, upon achievement of certain milestones. The terms of the employment agreements are as follows:

Employment Agreement with Anatoly Dritschilo, MD

On June 28, 2019, we entered into an employment agreement with our Chief Executive Officer and Chairman of the Board, Anatoly Dritschilo, M.D. Under Dr. Dritschilo’s employment agreement, Dr. Dritschilo will receive base compensation of $274,000 per year. Dr. Dritschilo also received an initial restricted stock unit grant of 45,495 restricted stock units (“RSUs”) (22,747 on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal one-third installments on each one year anniversary of the agreement. Under his employment agreement, if Dr. Dritschilo terminates his employment for “Good Reason,” as defined in the agreement, Dr. Dritschilo will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement.

Employment Agreement with Michael Vander Hoek

On September 1, 2019, we entered into an amended employment agreement with our Chief Financial Officer and Vice President for Operations and Regulatory, Michael Vander Hoek. Under Mr. Vander Hoek’s employment agreement, he will receive base compensation of $227,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Vander Hoek also received an initial restricted stock unit grant of 6,096 RSUs (on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Mr. Vander Hoek’s employment agreement, if he terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement.

Employment Agreement with Peter Dritschilo

On May 30, 2019, we entered into an employment agreement with our President and Chief Operating Officer, Peter Dritschilo. Under Mr. Dritschilo’s employment agreement, Mr. Dritschilo will receive base compensation of $236,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Dritschilo also received an initial restricted stock unit grant of 20,760 RSUs (10,380 on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Mr. Dritschilo’s employment agreement, if Mr. Dritschilo terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement.

Employment Agreement with Tyvin Rich, MD

On May 31, 2019, we entered into an employment agreement with our Chief Clinical Officer, Tyvin Rich, M.D. Under Dr. Rich’s employment agreement, Dr. Rich receives base compensation of $218,000 per year and is entitled to a target bonus of $43,000 upon achievement of certain milestones. Dr. Rich also received an initial restricted stock unit grant of 3,843 RSUs (on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Dr. Rich’s employment agreement, if Dr. Rich terminates his employment for “Good Reason,” as defined in the agreement, he is entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain provisions of his employment agreement.

Employment Agreement with Mira Jung, Ph.D.

On May 30, 2019, we entered into an employment agreement with our Chief Scientific Officer for Biology, Mira Jung, Ph.D. Under Dr. Jung’s employment agreement, Dr. Jung receives base compensation of $46,800 and is entitled to a target bonus of $14,200 upon achievement of certain milestones. Dr. Jung also received an initial restricted stock unit grant of 892 RSUs (on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Dr. Jung’s employment agreement, if Dr. Jung terminates her employment for “Good Reason,” as defined in the agreement, Dr. Jung is then entitled to her then applicable base salary for period of 12 months, subject to her continued compliance with certain requirements of her employment agreement.

Outstanding Equity Awards at Fiscal Year-End

On a post-reverse split basis, a total of 384,167 RSUs have been granted to our executive officers under our 2018 Equity Incentive Plan (the “Plan”), of which 357,390 have vested to date yet remain unissued. After completion of this public offering, it is our intent to file a registration statement on Form S-8 to register the shares granted under our 2018 Equity Incentive Plan, at which time we will issue all such vested shares.

2018 Equity Incentive Stock Plan

Our 2018 Equity Incentive Plan provides for equity incentives to be granted to our employees, executive officers or directors and to key advisers and consultants. Equity incentives may be in the form of stock options with an exercise price of not less than the fair market value of the underlying shares as determined pursuant to the 2018 Equity Incentive Plan, restricted stock awards, other stock- based awards, or any combination of the foregoing. The 2018 Equity Incentive Plan is administered by the Company’s compensation committee or, alternatively, if there is no compensation committee, the Company’s board of directors. We have reserved 3,000,000 shares of our common stock for issuance under the 2018 Equity Incentive Plan (the “Plan”), of which 384,167 shares have been granted under the Plan as of the date of this prospectus.

Director Compensation

Each of our non-employee directors, who were elected in 2019, receives compensation on an annual basis consisting of $25,000 in cash, payable in quarterly installments commencing 90 days after completion of the offering, and 2,702 restricted stock units. Pursuant to director offer letters entered into between each director and our company (the “Director Agreements”), the RSUs vest over a two-year period in one third increments, with one-third vesting immediately upon signing and then one-third vesting on each of the first and second anniversary of election. In addition, non-employee directors will also be reimbursed for out-of-pocket costs incurred in connection with attending meetings.

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PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our common stock by each director and executive officer, by each person known by us to beneficially own 5% or more of our common stock and by directors and executive officers as a group. Unless otherwise stated, the address of the persons set forth in the table is c/o Shuttle Pharmaceuticals Holdings, Inc., One Research Court, Suite 450, Rockville, Maryland 20850.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

All share ownership figures include shares of our commons stock issuable upon securities convertible or exchangeable into shares of our common stock, whether or not convertible or exchangeable within 60 days of the effective date of this registration statement. Such shares are deemed outstanding and beneficially owned by such person only for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership for any other person.

As of July 12, 2022, there were issued and outstanding 9,312,991 shares of common stock, 269,444 shares of common stock issuable upon conversion of 1,212.5 shares of Series A convertible preferred stock and warrants to purchase up to 269,444 common stock issuable to the Series A convertible preferred stockholders upon completion of this initial public offering.

Names and addresses	Number of shares of common stock beneficially owned (#)	Percentage of shares of common stock beneficially owned before offering (%)	Number of shares of common stock beneficially owned after the Offering	Percentage of shares of common stock beneficially owned after offering (%) (1)
Directors and Named Executive Officers:
Anatoly Dritschilo, M.D.(2)	4,557,979	49.1	4,557,979	34.7
Milton Brown, M.D., Ph.D.(3)	1,073,826	11.6	1,073,826	8.2
Mira Jung, Ph.D.(4)	1,071,716	11.6	1,071,716	8.2
Michael Vander Hoek(5)	6,095	-	6,095	-
Peter Dritschilo(5)	10,380	-	10,380	-
Tyvin A. Rich, M.D. (5)	3,843	-	3,843	-
Steve Richards(6)	2,702	-	2,702	-
Joshua Schafer(6)	2,702	-	2,702	-
Chris Senanayake(6)	3,843	-	3,843	-
William H. Adkins(6)(7)	224,298	2.4	224,298	1.7
All directors and officers as a group (eleven persons)	6,957,384	74.7	6,957,384	52.9

Other 5% beneficial owners:
Amir F. Heshmatpour(8)	1,569,518	16.9	1,569,581	11.9

-	Denotes the holder owns less than one percent of the outstanding common stock.
±	The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.
+	Assumes the Series A convertible preferred shares will convert at 90% of the IPO per share price, in accordance with the Series A convertible preferred stock certificate of designation, as amended. Upon conversion, each holder of Series A convertible preferred stock will consist of 50% common stock and 50% warrants to purchase common stock, which warrants will be exercisable at the per share price of this offering.

(1)	Gives pro forma effect to the sale of up to 2,500,000 shares of common stock offered hereby.

(2)	Consists of 1,070,824 shares of common stock held of record by Dr. Anatoly Dritschilo, 22,748 restricted stock units which have been granted to Dr. Dritschilo, two-thirds of which have fully vested but none of which has yet been issued, and 3,464,407 shares of common stock held of record by Joy Dritschilo, his spouse.

(3)	Consists of 1,070,824 shares of our common stock held by Dr. Milton Brown and 2,702 restricted stock units which have been granted to Dr. Brown, all of which have fully vested but none of which have been issued.

(4)	Consists of 1,070,824 shares of our common stock held by Dr. Mira Jung and 892 restricted stock units which have been granted to Dr. Jung, two-thirds of which have vested and one-third of which remain subject to vesting.

(5)	Consists of a grant of restricted stock units, two-thirds of which is fully vested and one-third of which remains subject to vesting.

(6)	Each of our directors have been granted restricted stock units (“RSUs”) pursuant to their letter agreements with the Company, all of which have fully vested as of the date of this prospectus, aside from the RSUs held by Dr. Senanayake, of which two-thirds have fully vested and one-third remains subject to vesting.

(7)	Includes the following shares held by the William Henry Adkins & Pauline Adkins 1993 Revocable Trust (i) 111,112 shares of common stock issuable upon conversion of Series A Convertible preferred stock, (ii) 111,112 shares of common stock issuable upon exercise of warrants to purchase common stock, and 2,702 restricted stock units, all of which have vested but have yet to be issued.

(8)	Includes (i) 1,119,581 shares of our common stock held of record by AFH Holding & Advisory, LLC, of which Mr. Heshmatpour is the sole member and over which he has sole voting and investment control; (ii) 300,000 shares of our common stock held of record by KIG LLC of which Mr. Heshmatpour’s spouse, Kathy Heshmatpour, exercises sole voting and investment control; and (iii) 150,000 shares held by Angelina Heshmatpour, the minor daughter of Mr. Heshmatpour.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Unless described below, during the last two fiscal years, there were no transactions or series of similar transactions to which we were a party or will be a party, in which:

●	the amounts involved exceed or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing had, or will have, a direct or indirect material interest.

On January 25, 2018, Shuttle entered into a loan from Joy Dritschilo, the wife of our Chief Executive Officer, Anatoly Dritschilo, in the amount of $300,000 (the “January 2018 Loan”). The January 2018 Loan bears an interest rate of 7.5% per annum. The loan plus accrued interest was payable in full on January 25, 2019. On January 25, 2019, the Company amended the terms to extend the maturity date from January 25, 2019 to October 25, 2019.

On April 4, 2018, Shuttle entered into a loan from Mrs. Dritschilo in the amount of $50,000 (the “April 2018 Loan”). The April 2018 Loan bears an interest rate of 7.5% per annum. The loan plus accrued interest were payable in full on September 4, 2018. On October 31, 2018, the Company amended the terms to extend the maturity date of the April 2018 Loan from September 4, 2018 to April 4, 2019. On April 4, 2019, the Company amended the terms to extend the maturity date from April 4, 2019 to October 25, 2019.

On April 5, 2018, our predecessor in interest, Shuttle Pharma Acquisition Corp. Inc. (“Acquisition Corp.”), issued 3,600,000 shares to its founders, AFH Holding & Advisory, LLC and its affiliates (together, “AFH”). Such shares were issued at par value. AFH has also served as an advisor and consultant to the Company, and its owner, Amir Heshmatpour, has also served as a board member to our Company, a position he relinquished in advance of our commencement of the IPO process.

On May 31, 2018, the Company entered into a loan with our Chief Executive Officer in the amount of $25,000 (the “May 2018 Loan”). The May 2018 Loan bears interest at the rate of 7.5% per annum. The loan plus accrued interest were payable in full on July 15, 2018. On October 31, 2018, the Company amended the terms to extend the maturity date from July 15, 2018 to November 30, 2019.

On June 29, 2018, the Company entered into a loan with our Chief Executive Officer in the amount of $25,000. The loan bears an interest rate of 7.5% per annum. The loan plus accrued interest were payable in full on August 15, 2018. On December 6, 2018, the Company amended the terms to extend the maturity date from August 15, 2018 to February 15, 2019. On February 19, 2019, the Company paid off this note in full. The interest expense incurred on this loan was $1,223 for the year ended December 31, 2019.

On June 24, 2019, the Company entered into a loan from Mrs. Dritschilo in the amount of $70,000. The loan bears an interest rate of 7.5% per annum. The loans plus accrued interest are payable in full on June 23, 2020. This loan has since been satisfied in full.

In the fall of 2018 through to June 2019, we paid a total of $500,000 in cash to pay for a deposit on Acquisition Corp. in order to facilitate the process of taking the Company public.

On July 15, 2019, the Company issued 639,161 RSUs to our then consultant, AFH, to satisfy certain compensation owed to the consultant in relation to certain advisory services provided during 2018 and 2019. Such shares were issued pursuant to the Company’s 2018 Equity Incentive Plan.

On August 24, 2019, the Company entered into a loan with our Chief Executive Officer in the amount of $70,000. The loan bears interest at the rate of 7.5% per annum. The loan plus accrued interest is due and payable in full on August 24, 2020. This loan has since been satisfied in full.

On September 23, 2019, the Company entered into a loan with our Chief Executive Officer in the amount of $100,000 (the “September 2019 Loan”). The September 2019 Loan bear interest at the rate of 7.5% per annum and the loan plus accrued interest.

On December 1, 2020, the Company consolidated the January 2018 Loan and the April 2018 Loan into a single loan between Mrs. Dritschilo and the Company (the “2018 Consolidated Loan”) such that, with accrued interest, the 2018 Consolidated Loan had a principal balance of $424,005.65, bears interest at a rate of 7.5% per annum, and has a maturity date of December 31, 2021. The 2018 Consolidated Loan was extended until June 30, 2022, pursuant to an amendment to the 2018 Consolidated Loan agreement dated January 24, 2022. Repayment of the Consolidated Loan has yet to be made and the Company intends to repay the loan in full following completion of this offering.

On December 1, 2020, the Company consolidated the May 2018 Loan and the September 2019 Loan with our Chief Executive Officer (the “2019 Consolidated Loan”), such that, with accrued interest, the 2019 Consolidated Loan had a principal balance of $138,448.20, bears interest at the rate of 7.5% per annum, and has a maturity date of December 31, 2021. The 2019 Consolidated Loan was extended until June 30, 2022, pursuant to an amendment to the 2019 Consolidated Loan agreement dated January 24, 2022. Repayment of the 2019 Consolidated Loan has yet to be made and the Company intends to repay the loan in full following completion of this offering.

On June 21, 2021, the Company entered into a loan agreement with Mrs. Dritschilo in the amount of $120,000 (principal), bearing interest at the rate of 7.5% per annum, with a single balloon payment due at maturity on June 21, 2022. Such repayment has yet to be made and the Company intends to repay the loan in full following completion of this offering.

On September 22, 2021, Mrs. Dritschilo, who is one of our major shareholders, transferred 210,000 shares (105,000 shares post-split) of common stock of the Company in a private transaction to Steven Bayern, who had also been engaged by the Company to perform certain consulting services for the Company. Such shares, which represent approximately three percent of her total share ownership, were sold at par value pursuant to an exemption from registration under Section 4(a)(7) of the Securities Act. As a result of the transfer, the Company recognized $420,000 in non-cash stock compensation in legal and professional fees.

Review, Approval and Ratification of Related Party Transactions

All related party transactions are subject to the review, approval, or ratification of our board of directors or an appropriate committee thereof.

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DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

As of the date of this prospectus, we had 9,312,991 shares of common stock issued and outstanding. In addition, 500,000 shares of common stock will be issuable upon exercise of certain warrants at the effectiveness of this offering, and 236,000 shares will be issuable upon conversion of notes upon effectiveness of this offering. The shares of common stock and preferred stock presently outstanding are, and the shares of common stock in this offering, when issued and paid for as contemplated in this prospectus, will be, fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

Our board of directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series. While our Certificate of Incorporation and Bylaws, each as amended to date, do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult. At present, our board of directors has authorized the issuance of up to 10,000 shares of Series A preferred stock, of which 1,212.5 shares are issued and outstanding as of the date of this prospectus.

Series A Convertible Preferred Stock

Our board of directors has designated and authorized the issuance of up to 10,000 shares of Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Convertible Preferred Stock”), of which there are presently 1,212.5 shares outstanding. A total of $1,212,500 was raised during 2018 and 2019 from the sale of our Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has a stated value of $1,000 per share, is entitled to receive a dividend at the rate of 8.5% per annum, which dividend is cumulative and will be payable at our option in shares of common stock or cash upon the date of conversion or redemption, as so determined by the Company. The Series A Convertible Preferred Stock will be automatically convertible upon the earlier of (a) the closing of the sale of shares of common stock to the public at an offering price of at least $5.00 per share in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in gross proceeds to us (before underwriter’s discounts, commissions and expenses) of an amount of at least $10 million (a “Qualified IPO”), or (b) listing of the common stock on the NYSE or Nasdaq (a “Qualified Listing”). All shares of Series A Convertible Preferred Stock will be convertible at either (i) 90% of the gross public offering price per share of the Qualified IPO (before deducting underwriter’s discounts, commissions and expenses) or (ii) in the case of (b) above, $5.00 per share. Until such time as the Series A Convertible Preferred Stock has been converted into our common stock, the Series A Convertible Preferred stockholders have no voting rights other than to rights to vote on matters concerning the Series A Convertible Preferred Stock.

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Warrants

In conjunction with our sale of Series A Convertible Preferred Stock, our board of directors authorized the issuance of warrants to purchase up to approximately 269,444 shares of common stock (the “Warrants”) to the holders of Series A Preferred Stock. The Warrants are issuable upon the earlier of the closing of a Qualified IPO or Qualified Listing, will have an exercise price per share equal to the IPO’s initial per share offering price and shall be exercisable at any time on or before expiration on the three-year anniversary following their issuance.

Notes and Warrants

On December 28, 2021, we completed a private placement offering (the “Note and Warrant Offering”) pursuant to which we sold to two accredited investors (the “Note and Warrant holders”) an aggregate of $500,000 of our 10% promissory notes, which are due upon completion of this Offering, and warrants to purchase $500,000 shares of common stock, at an exercise price of $1.00 per share. Such issuance was completed pursuant to an exemption from registration under Rule 506(b) of Regulation D of the Securities Act. Boustead Securities, LLC acted as placement agent in the Note and Warrant offering but waived its compensation in relation to such offering. Upon completion of this Offering, the notes will be repaid and the warrants will be exercised simultaneously, such that the Note and Warrant holders will have been repaid in full through their receipt of 500,000 shares of common stock, 250,000 shares of which will then be sold in this Offering. The remaining 250,000 shares may then either be sold pursuant to a resale registration statement or an applicable exemption from registration.

6% Convertible Notes

On February 8, 2022 and March 11, 2022, we completed private placement offerings pursuant to which we sold to several accredited investors an aggregate of $365,000 and $225,000, respectively, of our 6% convertible notes due three years from the date of issuance (the “Convertible Notes”), pursuant to an exemption from registration under Rule 506(b) of Regulation D of the Securities Act. Boustead Securities, LLC acted as placement agent in the Convertible Note and Warrant offering and received commissions and non-accountable reimbursements of 10% of the gross proceeds received and warrants to purchase 10% of the common stock.

Upon completion of this Offering, the Convertible Notes will automatically convert into shares of common stock at a conversion price equal to 50% of the IPO per share offering price.

In connection with this Convertible Note offering, each purchaser of Convertible Notes entered into an investor rights and lock-up agreement (the “Investor Rights and Lock-up Agreement”) pursuant to which the Company has agreed, upon conversion of the Convertible Notes, to register the shares of common stock underlying the Convertible Notes and the Convertible Note holders have each agreed not to sell their shares of common stock for a period of 180 days following completion of this offering.

Registration Rights

We are party to a registration rights agreement with the holders of Series A Convertible Preferred Stock pursuant to which we are obligated to register the shares of common stock underlying the Series A Convertible Preferred Stock and Warrants. The registration of these shares of common stock would enable the holders to sell their shares without restriction under the Securities Act when the registration statement is declared effective. We will pay for the registration expenses, other than underwriting discounts and commissions, of any shares subject to registration rights.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specific conditions, to limit the number of shares such holders may include. As a result of the underwriter objecting to the registration of the common stock underlying the Series A Convertible Preferred shares in this offering, we will be required to file a resale registration statement registering the shares, with an obligation of having such registration statement declared effective within 180 days of the initial filing of such resale registration statement.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of a non-friendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

In general, Delaware corporations are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

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●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder; or

●	the corporation does not have a class of voting stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

While we are currently not subject to the restrictions contained in Section 203, we will become subject to these restrictions if our common stock is listed on a national securities exchange or we have more than 2,000 stockholders of record of our common stock.

Nasdaq Listing

We have applied to list our shares of common stock on The Nasdaq Capital Market. There can be no assurance that our application for listing will be approved.

Transfer Agent

The transfer agent and registrar of our common stock is VStock Transfer, LLC, of Woodmere, New York. Our transfer agent’s telephone number is (212) 828-8436.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and we cannot assure you that a liquid trading market for our common stock will develop or be sustained after this offering.

Commencing 90 days after the date of this prospectus, subject to lock-up agreements of 365 days for directors, officer and affiliates and 180 days for holders of 1% or more of our comment stock (excluding the non-affiliate stockholders whose shares are being registered in the resale offering), the 9,312,991 shares of our common stock outstanding as of the date of this prospectus will be eligible for sale in the public market from time to time thereafter pursuant to Rule 144 under the Securities Act, and in some cases, subject to the volume and other restrictions of Rule 144. In addition, we have 1,212.5 share of Series A convertible preferred common stock, which shares will be convertible into approximately 269,444 shares of common stock upon the earlier of completion of the offering or the Company’s listing on a national securities exchange, as well as warrants to purchase up to 269,444 shares of common stock, which will be issuable upon closing of this offering. We also have 3,000,000 shares of common stock reserved for issuance under our 2018 Equity Incentive Plan, of which 384,167 shares have been granted to date. The sale of a significant number of shares of our common stock in the public market or the perception that such sales may occur could significantly reduce the market price of our common stock.

Rule 144

In general, under Rule 144 under the Securities Act, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through Nasdaq or such other market on which our shares of common stock are listed for trading during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

2018 Equity Incentive Plan Form S-8 Registration Statement

We intend to file with the SEC a registration statement on Form S-8 under the Securities Act covering the shares of common stock that we may issue upon exercise of awards which may be granted under our 2018 Equity Incentive Plan. Such registration statement is expected to be filed and become effective as soon as practicable after the effectiveness of this registration statement. Accordingly, shares registered under such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume and manner of sale limitations, if applicable.

Selling Stockholder Resale Prospectus

 As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by certain selling stockholders of our common stock. These shares of common stock have been registered to permit public resale of such shares, and the selling stockholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the selling stockholders until our common stock is listed or quoted on an established public trading market will take place at $4.00 per share, which is the low end of the public offering price range of the shares of common stock we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

88

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Boustead Securities, LLC to serve as lead book-running manager of the offering and as representative of the several underwriters (if any) named below. Subject to the terms and conditions of the underwriting agreement, each underwriter will severally agree to purchase from us the number of shares of common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriters	Number of Shares
Boustead Securities, LLC	2,500,000

Total	2,500,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase 2,500,000 shares of our common stock from us offered by this prospectus (other than those covered by the over-allotment option described below, if any are purchased).

The underwriter is offering the shares of common stock subject to various conditions and may reject all or part of any order. The underwriter has advised us that the underwriter proposes initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $        per share of common stock to brokers and dealers. After the shares of common stock are released for sale to the public, the underwriter may change the offering price, the concession and other selling terms at various times.

The table below provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before estimated expenses.

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase a maximum of 375,000 additional shares from us to cover over-allotments. If the underwriter exercises all or part of this option, it will purchase shares covered by the option at the initial public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total proceeds to us will be $9,290,064 before deduction of underwriting discounts and estimated offering expenses. The underwriters have agreed that, to the extent the over-allotment option is exercised, they will purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the foregoing table.

Underwriting Discount

The following table summarizes the compensation and estimated expenses we will pay. The information assumes either no exercise or full exercise by the underwriter of the over-allotment option.

	Per Share				Total
		Without Over-allotment		With Over-allotment		Without Over-allotment		With Over-allotment
Underwriting discount payable by us	$		$		$		$
Non-accountable and accountable expenses payable by us	$		$		$		$

89

We have agreed to pay a non-accountable expense allowance to the underwriter equal to 1.0% of the gross proceeds (including proceeds subject to the over-allotment option, if and to the extent it is exercised) for expenses in connection with this offering. We have also agreed to pay the underwriter an accountable expense reimbursement of up to $255,000 for out-of-pocket expenses incurred by it with respect to this offering. We estimate that our total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $484,936.

We have also agreed to issue to the underwriter a warrant to purchase a number of shares of common stock equal to an aggregate of 7% of the aggregate number of the shares sold in this offering. The warrant will be exercisable on a cashless basis at an exercise price equal to 100% of the offering price of the shares sold in this offering. The warrants are exercisable commencing six months after the date of effectiveness of the registration statement of which this prospectus forms a part, have piggyback registration rights, and will be exercisable for a period of five years from the effective date of the registration statement of which this prospectus forms a part. The warrants are not redeemable by us. The warrants and the shares of common stock issuable upon exercise of the warrants have been included on the registration statement of which this prospectus forms a part. Pursuant to applicable FINRA rules, and in particular Rule 5110, the warrants (and underlying shares) issued to the underwriter may not be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days after the effective date of the registration statement related to this offering; provided, however, the warrants (and underlying shares) may be transferred to the underwriter’s officers, partners, registered persons or affiliates as long as the warrants (and underlying shares) remain subject to the lock-up.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Pursuant to the underwriting agreement, we will provide the underwriter the right of first refusal for two years from the date of commencement of sales of this offering to act as financial advisor or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity or assets of our company.

We have agreed to a six-month “lock-up” from the closing of this offering, during which, without the prior written consent of the underwriter, we will not issue, sell or register with the SEC (other than on Form S-8 or on any successor form) with respect to any of our equity securities (or any securities convertible into, exercisable for or exchangeable for any of our equity securities), except for (i) the issuance of the shares of common stock offered pursuant to this prospectus; and (ii) the issuance of shares of common stock pursuant to our existing stock option or bonus plan as described in the registration statement of which this prospectus forms a part.

Our executive officers, directors and certain of our significant stockholders have also agreed to a 12-month “lock-up” period, and any stockholders who own in excess of 1% of the outstanding shares of our common stock will be subject to a six-month lock-up period, during which time, without the prior written consent of the underwriter, they will not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. The foregoing will not apply to (i) common stock to be transferred as a gift or gifts (provided, that (a) any donee will execute and deliver to the underwriter, not later than one business day prior to such transfer, a lock-up agreement to the underwriter and (b) if the lock-up signatory is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock or beneficially owned shares or any securities convertible into or exercisable or exchangeable for common stock or beneficially owned shares during the six-month “lock-up,” the lock-up signatory will include a statement in such report to the effect that such transfer is being made as a gift), and (ii) the sale of the shares of common stock to be sold pursuant to this prospectus.

90

Rules of the SEC may limit the ability of the underwriter to bid for or purchase shares before the distribution of the shares is completed. However, the underwriter may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotments and syndicate covering transactions — The underwriter may sell more shares of common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriter. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriter’s over-allotment option to purchase additional shares in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

●	Penalty bids — If the representative purchases the shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriter and selling group members who sold those shares as part of this offering.

●	Passive market making — Market makers in the shares who are underwriters or prospective underwriters may make bids for or purchase the shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of our shares of common stock.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

In December 2021, we completed a $500,000 unit offering private placement offering to two investors, which units consisted of a total of $500,000 of 10% promissory notes and warrants to purchase 500,000 shares of common stock, exercisable at a purchase price of $1.00 per share, which private placement was completed pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead acted as placement agent in the private placement, however, Boustead agreed to waive its placement agent fees and expenses.

In February and March 2022, we completed a $365,000 and a $225,000 convertible note offering, respectively, to certain accredited investors, which notes are convertible into shares of common stock (the “Conversion Shares”) at a conversion price of $2.50 per share upon effectiveness of this offering. The convertible note offering was completed pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead acted as placement agent in each of the February and March 2022 private placements and received $36,500 and $22,250 cash compensation, respectively, and five-year warrants to purchase shares of common stock equal to 10% of the number of Conversion Shares, which warrants will be exercisable at the conversion price.

The warrants received in connection with the February and March 2022 private placements (the “Private Placement Warrants”) will not be exercisable or convertible more than five years from the commencement of this public offering. Pursuant to applicable FINRA rules and, in particular, Rule 5110(e)(1), the Private Placement Warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of commencement of sales of this public offering; provided, however, the Private Placement Warrants may be transferred to the underwriter’s officers, partners, registered persons or affiliates as long as the warrants remain subject to the lock-up restriction above.

A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such preliminary prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part.

91

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our transfer agent’s telephone number is (212) 828-8436.

Notice to Non-US Investors

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal who are “accredited investors,” as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, with effect from and including the date on which the European Union Prospectus Directive, or the EU Prospectus Directive, was implemented in that Relevant Member State, or the Relevant Implementation Date, no offer of securities may be made to the public in that Relevant Member State other than:

1.	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

2.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive), subject to obtaining the prior consent of the representatives; or

3.	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive;

provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

92

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom.

Any person in the United Kingdom who is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Michelman & Robinson, LLP, California and New York. The underwriter has been represented in connection with this offering by Olshan Frome Wolosky LLP, New York, New York.

93

EXPERTS

The consolidated financial statements of Shuttle Pharmaceuticals Holdings, Inc. appearing in this prospectus and related registration statement for the years ended December 31, 2021 and 2020 have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as set forth in their report thereon and are included in reliance upon such report given on the authority of BF Borgers CPA PC as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

94

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our Certificate of Incorporation, as amended, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

95

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Consolidated Financial Statements

F-1

Shuttle Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash	$405,857	$504,749
Prepaid expenses	20,613	4,866
Contracts receivable	-	-
Total current assets	426,470	509,615

Property and equipment, net	17,114	18,564
Other assets	6,480	6,480
Operating lease right-of-use asset	102,384	116,982
Total assets	$552,448	$651,641

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$691,196	$828,313
Accrued interest payable	16,538	552
Accrued interest payable - related parties	57,494	46,947
Dividends Payable	356,827	331,059
Notes payable - related parties	685,473	685,473
Notes payable	426,661	91,021
Paycheck Protection Program note payable	-	73,007
Warrant liability	54,373	94,025
Operating lease liability current portion	69,197	66,934
Total current liabilities	2,357,759	2,217,331

Operating lease liability non-current	44,252	62,442
Total liabilities	2,402,011	2,279,773

Stockholders’ Deficit:
Series A convertible preferred stock, $0.00001 par value; $1,000 per share liquidation value or aggregate of $1,212,500; 20,000,000 shares authorized; 1,213 shares issued and outstanding at March 31, 2022 and December 31, 2021	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 9,312,991 and 9,312,152 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	93	93
Additional paid in capital	4,653,383	4,150,867
Common stock to be issued	-	16,340
Accumulated deficit	(6,503,039)	(5,795,432)
Total stockholders’ deficit	(1,849,563)	(1,628,132)
Total liabilities and stockholders’ deficit	$552,448	$651,641

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-2

Shuttle Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021

Revenue	$-	$-

Operating expenses:
Research and development, net of contract expense reimbursements	295,915	105,996
General and administrative	13,769	6,248
Legal and professional	328,712	63,842
Total operating expenses	638,396	176,086

Loss from operations	(638,396)	(176,086)

Other income (expense):
Interest expense - related parties	(10,547)	(10,547)
Interest expense	(145,553)	(230)
Change in fair value of warrant liability	39,650	57,539
Gain on forgiveness of Paycheck Protection Program note payable	73,007	-
Total other income (expense)	(43.443)	46,762

Loss before income taxes	(681,839)	$(129,324)
Income tax provision	-	-
Net loss	$(681,839)	$(129,324)

Dividend on Series A preferred stock	(25,768)	(25,768)
Net loss attributable to common stockholders	$(707,607)	$(155,092)

Weighted average common shares outstanding - basic and diluted	9,312,165	9,291,526
Net loss per shares - basic and diluted	$(0.07)	$(0.01)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-3

Shuttle Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Series A Convertible				Additional	Common		Total
	Preferred Stock		Common Stock		Paid-in	Stock to be	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Issued	Deficit	Deficit
Balance, December 31, 2021	1,213	$-	9,312,152	$93	$4,150,867	$16,340	$(5,795,432)	$(1,628,132)

Warrants issued for financing costs	-	-	-	-	319,643	-	-	319,643
Common stock issued for conversion of convertible debt and accrued interest	-	-	839	-	16,340	(16,340)	-	-
Common stock issued for restricted stock units	-	-	-	-	166,533	-	-	166,533
Dividends on Series A preferred stock	-	-	-	-	-	-	(25,768)	(25,768)
Net loss	-	-	-	-	-	-	(681,839)	(681,839)
Balance, March 31, 2022	1,213	$-	9,312,991	$93	$4,653,383	$-	$(6,503,039)	$(1,849,563)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-4

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Series A Convertible				Additional	Common		Total
	Preferred Stock		Common Stock		Paid-in	Stock to be	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Issued	Deficit	Deficit
Balance, December 31, 2020	1,213	$-	9,291,526	$93	$2,833,507	$16,340	$(4,540,236)	$(1,690,296)

Warrants issued for financing costs	-	-	-	-	-	-	-	-
Common stock issued for restricted stock units	-	-	-	-	122,517	-	-	122,517
Dividends on Series A preferred stock	-	-	-	-	-	-	(25,768)	(25,768)
Net loss	-	-	-	-	-	-	(129,324)	(129,324)
Balance, March 31, 2021	1,213	$-	9,291,526	$93	$2,956,024	$16,340	$(4,695,328)	$(1,722,871)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-5

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended
	March 31,
	2022	2021
Cash Flows From Operating Activities:
Net loss	$(681,839)	$(129,324)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,450	1,350
Change in fair value of warrant liability	(39,652)	(57,539)
Amortization of right-of-use asset	14,598	17,565
Amortization of debt discount	129,568	-
Gain on forgiveness of Paycheck Protection Program note payable	(73,007)	-
Stock-based compensation	166,533	122,517
Changes in operating assets and liabilities:
Prepaid expenses	(15,747)	4,896
Accounts payable and accrued expenses	(137,117)	(58,185)
Accrued interest payable	15,986	156
Accrued interest payable - related parties	10,547	10,547
Operating lease liability	(15,927)	(18,605)
Net cash used in operating activities	(624,607)	(106,622)

Cash Flows From Financing Activities:
Proceeds from PPP note payable	-	73,007
Proceeds from notes payable	525,715	-
Net cash provided by financing activities	525,715	73,007

Net change in cash	(98,892)	(33,615)
Cash, beginning of period	504,749	117,153
Cash, end of period	$405,857	$83,538

Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Supplemental non-cash financing activities:
Reclassification from additional paid in capital to warrant liability	$-	$-
Shares issued for conversion of accrued interest	$16,340	$-

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-6

Shuttle Pharmaceuticals Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022 and 2021

(Unaudited)

Note 1 – Organization and Going Concern

Organization and Line of Business

The Company was formed as Shuttle Pharmaceuticals, LLC, in the State of Maryland on December 18, 2012. On August 12, 2016, the Company filed articles of conversion with the state of Maryland to convert from an LLC to a corporation and the Company changed its name to Shuttle Pharmaceuticals, Inc. (“Shuttle”). In connection with the conversion the Company issued 45,000,000 shares of common stock in exchange for 100% of the outstanding membership interests prior to conversion. On June 4, 2018, Shuttle completed a reverse merger with Shuttle Pharmaceuticals Holdings, Inc. (then known as Shuttle Pharma Acquisition Corp.), a Delaware corporation (the “Company”), pursuant to which Shuttle, our operating entity, became a wholly owned subsidiary of the Company.

The Company’s primary purpose is to develop and commercialize unique drugs for the sensitization of cancers and protection of normal tissues, with the goal of improving outcomes for cancer patients receiving radiation therapy. Shuttle has deployed its proprietary technology to develop novel cancer immunotherapies which has produced a pipeline of selective HDAC inhibitors for cancer and immunotherapy applications. The Company’s HDAC platform is designed to target candidate molecules with potential roles in therapeutics beyond cancer, including autoimmune, inflammatory, metabolic, neurological and infectious diseases. The Company’s Ropidoxuridine product, which is used with radiation therapy to sensitize cancer cells, was funded by a Small Business Innovation Research (SBIR) contract provided by the National Cancer Institute (NCI), a unit of the National Institutes of Health (NIH). Ropidoxuridine has been further developed though the Company’s collaborations with the University of Virginia for use in combination with proton therapy to improve patient survival. The Company is working on developing products through NIH grants, including a product to predict late effects of radiation with metabolite biomarkers and develop prostate cancer cell lines in health disparities research.

The production and marketing of the Company’s products and its ongoing research and development activities will be subject to extensive regulation by numerous governmental authorities in the United States. Prior to marketing in the United States, any combination product developed by the Company must undergo rigorous preclinical (animal) and clinical (human) testing and an extensive regulatory approval process implemented by the Food and Drug Administration (“FDA”) under the Food, Drug and Cosmetic Act. There can be no assurance that the Company will not encounter problems in clinical trials that will cause the Company or the FDA to delay or suspend clinical trials.

The Company’s success will depend in part on its ability to obtain patents and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company now or in the future.

Reverse Stock Split

Effective April 1, 2022, we effected a 2-for-1 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). All references to shares of our common stock in this report refers to the number of shares of common stock after giving effect to the Reverse Stock Split (unless otherwise indicated).

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company’s only revenue source since inception has been government awarded contracts totalling $5,531,722, and the Company has incurred losses since inception, having accumulated a deficit of $6,503,039 as of March 31, 2022. The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

F-7

The Company will need to raise capital to fund its operations. To address its financing requirements, the Company intends to seek financing through debt or equity financings with an aim to continue progress toward commercial viability of its products. The Company continues to submit Federal grant and contract applications which have historically been the primary source of revenue. The financial statements do not include any adjustments that might result from the outcome of the uncertainty of raising additional capital.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles of the United States (“GAAP”).

Basis of Consolidation

The financial statements have been prepared on a consolidated basis with those of the Company’s wholly-owned subsidiary, Shuttle Pharmaceuticals, Inc. All intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Significant estimates in the accompanying financial statements include useful lives of property and equipment, valuation of derivatives, and the valuation allowance on deferred tax assets.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture	5 years
Computers and equipment	5 years
Research Equipment	10 years

Research and Development Expenses

Research and development expenses are charged to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, payroll and other personnel expenses, materials, supplies, related subcontract expenses, and consulting costs. The expenses assigned to NIH SBIR sponsored research are related to: (1) “Topic 352: Cell-Based Models for Prostate Cancer Health Disparity Research – Moonshot Project” and (2) “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects.”

F-8

The research expenses are assigned to the research projects to demonstrate proof of principle in patients with prostate cancer that may support development and commercialization of biomarker products and to gather prostate cancer cell lines in African American men to serve as the product for use in health disparities research. Costs that are not covered by the SBIR contract for performing the Phase I contract to determine commercialization feasibility included partial salary support of personnel and a consultant to develop a commercialization plan. Costs that are not covered in the Phase II contract include business development and partial salary support.

Research expenses related to new drug discovery include partial support of personnel, space, supplies, and legal costs.

During fiscal year 2022, the Company completed two SBIR contracts from the NIH to support research projects with potential for commercialization. The SBIR contract awards are fixed payments made by the NIH in response to quarterly Shuttle invoices and provide non-dilutive funds that do not include a repayment obligation. Details on the three contracts follow:

1. Contract #HHSN261201600027C/75N91018C00016 supported “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects.” This $299,502 Phase I award includes funded research from 9/19/2016 through 9/18/2017 and was advanced to Phase II of the awards with funding of $1,903,095 with a fixed price contract period of 9/17/2018 through 9/16/2020 and subsequent no cost extensions through 9/15/2021 and then 3/15/2022 (Reference 75N91019C00031). The Company received quarterly payments of $211,455 for a total of $845,820 in 2020; and 2 quarterly payments related to Topic 345 for a total of $422,910 in 2021. One quarterly report remains to be filed covering the period of 9/16/2019-3/15/2022 and was not submitted as of March 31, 2022. In Phase II of the SBIR effort, the Company will license the metabolite signatures (intellectual property) from Georgetown University, manufacture 500 “kits,” test and validate the metabolic kit performance and develop a multi-institutional clinical trial to be implemented in the Phase III effort. This contract includes a subcontract to Georgetown University for use of Mass Spectrometry core facilities to analyze clinical samples. The contract was extended to complete the milestones which were delayed due to the impact of COVID-19.

On December 6, 2019, the Company engaged Georgetown University to perform the $795,248 subcontract of its Phase II contract #HHSN75N91019C00031. The Company will reimburse Georgetown for its allowable costs not to exceed the ceiling amount of $795,248. Georgetown invoiced for a total of $791,017.12 as of March 31, 2022, leaving a balance of $4,230.88. Depending on the resources it uses, Georgetown may or may not invoice for the total subcontract amount. In the event Georgetown does not invoice for the total allowable amount, the Company is not obligated to pay the ceiling amount. As of March 31, 2021, payments of $508,373 were made to Georgetown, and an additional invoice for $282,643 was received but not yet paid until the second quarter of 2022.

2. The Phase II contract #HHSN261201800016C supports the discovery work following a Phase I contract # HHSN261600038C “Topic 352 – SBIR Phase II Cell-based Models for Prostate Cancer Health Disparity Research” and was awarded to provide $1,484,350 to fund research from 9/17/2018 through 9/16/2020 and was extended without cost through 11/16/2021 due to delays caused by the impact of COVID-19. For the entire contract period, the Company invoiced and received a total of $1,411,883. The final draft report was filed with the NIH along with the final invoice for $10,000 and no additional payments are expected. The Phase II contract also includes a subcontract to Georgetown University for $742,002 to establish prostate cancer cell lines from African American patients undergoing prostate surgery for cancers.

On December 5, 2018, the Company engaged Georgetown University to perform the $742,002 subcontract of its Phase II contract #HHSN261201800016C. Depending on the resources it uses, Georgetown may or may not invoice for the total subcontract amount. In the event Georgetown does not invoice for the total allowable amount, the Company is not obligated to pay the ceiling amount. The Company has been invoiced by Georgetown and has paid Georgetown a total of $305,866.35 as of March 31, 2022.

The Company recognizes the amounts received from the contract at fair value when there is reasonable assurance that the contract amount will be received, and it is probable that all attaching conditions will be complied with. The Company recognizes the amounts received in accordance with the contract as a reduction of research and development expenses over the periods necessary to match the contract on a systematic basis to the costs that it is intended to compensate. The Company records reimbursements on the balance sheet as contract receivables upon meeting the criteria discussed above until cash is received. During the quarter ended March 31, 2022, the Company recorded a net deficit of $295,915 from these two SBIR contracts which is made up of only expenses with no revenue for the period.

F-9

Regarding the accounting treatment for reimbursements, GAAP provides limited guidance on the accounting for government grants received by for-profit companies. We understand there is more than one acceptable alternative for the accounting treatment – a reduction of costs, a deferred credit to be amortized, revenue, or other income. Due to the terms of the contracts, we have entered into the Company concluded that the reimbursements were more akin to a reduction of costs rather than any of the other alternatives that would match the contract reimbursements on a systematic basis to the costs that the contract is intended to compensate.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Binomial Simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of March 31, 2022, the Company’s only derivative financial instrument was an embedded warrant feature associated with Series A Convertible Preferred Stock due to certain provisions that allow for a change in the warrant value based on fluctuations of the Company’s fair value of common stock at the date of issuance of the warrant based on certain contingent call features.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as a financial instrument, and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

F-10

An established trading market for the Company’s common stock does not exist. The fair value of the shares was determined based on the then most recent price per share at which we sold preferred stock to unrelated parties in a private placement during the six months then ended.

During the year ended December 31, 2020, the Company utilized $25.22 (post-share exchange) per share as the fair value of its common stock for accounting purposes based on preferred share transactions with investors from August 2018 through December 2019, with no transactions occurring in 2020 and $5.00 in 2021 and $4.00 through March 31, 2022.

At March 31, 2022, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

Description	Level 1	Level 2	Level 3
Warrant Liability	$-	$-	$54,373

At December 31, 2021, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

Description	Level 1	Level 2	Level 3
Warrant Liability	$-	$-	$94,025

Revenue Recognition

Revenue from providing research and development is recognized under Topic 606 in a manner that reasonably reflects the delivery of its services to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;

●	identification of performance obligations in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

To satisfy these five elements, the Company records revenue for research and development services on a quarterly basis as services are provided. Revenue received from National Institutes of Health contracts is received in accordance with Federal grants and contracts policies. Research and development expenses are posted against revenue and recorded on the statement of operations as “Research and development, net of contract expense reimbursements.”

Basic and Diluted Earnings Per Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding warrants and Series A preferred stock.

F-11

For the three months ended March 31, 2022 and year ended December 31, 2021, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	March 31,	March 31,
	2022	2021
Series A preferred stock	97,062	97,062
Warrants	48,532	48,532
Total	145,594	145,594

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity.” The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted this standard on January 1, 2021.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 – Property and Equipment, Net

Property and equipment consisted of the following:

	March 31,	December 31,
	2022	2021
Office Furniture and equipment	$8,861	$8,861
Laboratory equipment	118,605	118,605
	127,466	127,466
Less accumulated depreciation	(110,352)	(108,902)
Property and equipment, net	$17,114	$18,564

Depreciation expense for the three months ended March 31, 2022 and 2021, were $1,450 and $1,350 respectively.

Note 4 – Operating Lease Right-of-use Asset and Operating Lease Liability

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 10%, as the interest rate implicit in most of our leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the three months ended March 31 2022, and 2021, the Company recorded $17,544 and $17,544, respectively, as operating lease expense.

The Company currently has a lease agreement which allows for the use of a laboratory facility for a monthly payment of $6,107, which monthly lease payment increases by 3% every year. The laboratory lease commenced October 1, 2018, with the first payment due January 1, 2019, and expires on October 31, 2023. A security deposit of $6,480 is being held for the duration of the lease term.

In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients,’ which permits the Company to avoid reassessing its prior conclusions about lease identification, lease classification and initial direct costs under the new standard. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements, as the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. On January 1, 2019, upon adoption of ASC Topic 842, the Company recorded a right-of-use asset.

F-12

	March 31,	December 31,
	2022	2021
Office Lease	$265,207	$265,207
Less accumulated amortization	(162,823)	(148,225)
Right-of-use, net	$102,384	$116,982

The Right-of-use assets are summarized below:

Amortization on the right-of -use asset is included in rent expense on the statements of operations.

Operating lease liabilities are summarized below:

March 31,
2022
Office Lease	$113,449
Less: current portion	(69,197)
Long term portion	$44,252

The Maturities of lease liabilities are summarized below:

As of
March 31,
2022
2022	$57,375
2023	64,800
Total future minimum lease payments	122,175
Less imputed interest	(8,726)
PV of Payments	$113,449

Note 5 – Notes Payable-Related Party

On December 1, 2020, the Company consolidated all of the outstanding loans owed to an officer of the Company and to his spouse, resulting in the following two loans: (i) a single loan from the spouse of an officer of the Company, dated December 1, 2020, with a principal balance of $424,056, bearing interest at the rate of 7.5% per annum, with a maturity date of December 31, 2021; and (ii) a single loan owed to an officer of the company in the principal amount of $138,449, bearing interest at the rate of 7.5% per annum, with a maturity date of December 31, 2021. In December of 2021 the maturity dates of these loans were extended to June 30, 2022. As of March 31, 2022, the accrued interest was $39,646 and $12,944, and the total balances with accrued interest of $465,889 and $152,173 respectively.

On June 21, 2021, the Company entered into a loan from the spouse of an officer of the Company in the amount of $120,000 (principal) with an interest rate of 7.5% per annum due June 21, 2022, due at maturity. As of March 31, 2022, the accrued interest was $6,978 and the total balances with accrued interest of $126,978.

Note 6 - Notes Payable

On March 9, 2021, the Company obtained a $73,007 term note issued under the Coronavirus Aid, Relief, and Economic Security Act’s Paycheck Protection Program (the “PPP”). The note bears an interest rate of 1% per annum, has a six-month deferral period with payments beginning the seventh month and all outstanding principal and interest is due within two years from the note’s inception date. All or a portion of the note may be forgiven in accordance with PPP requirements. No more than 25% of the amount forgiven can be attributable to non-payroll costs. As of December 31, 2021, a “Loan Forgiveness Application” was submitted to PNC Bank along with the requested documentation and during the period ended March 31, 2022 the note liability was reduced in its entirety.

F-13

On May 15, 2020, the Company obtained a $62,500 term note issued under the Coronavirus Aid, Relief, and Economic Security Act’s Paycheck Protection Program (the “PPP”). The note bears an interest rate of 1% per annum, has a six-month deferral period with payments beginning the seventh month and all outstanding principal and interest is due within two years from the note’s inception date. All or a portion of the note may be forgiven in accordance with PPP requirements. No more than 25% of the amount forgiven can be attributable to non-payroll costs. A “Loan Forgiveness Application” was submitted to PNC Bank along with the requested documentation and the note liability was reduced in its entirety during the year ended December 31, 2021.

	March 31,	December 31,
	2022	2021
PPP Note payable
PPP Note May 15, 2020	$-	$62,500
PPP Note March 9, 2021	73,007	73,007
Loan Forgiveness	(73,007)	(62,500)
	$-	$73,007

On December 28, 2021, the Company issued $500,000 note units, consisting of two $250,000 notes, for a total of $500,000 10% unsecured promissory notes with a maturity date of December 28, 2022, and 500,000 warrants exercisable at $1.00 per share with an expiry date of December 28, 2026, and fees of $5,075. The value of the warrants was determined using a computed volatility of 85.5%, 0% dividend rate, and a risk free interest rate of 1.27% and was applied as a discount on the notes payable.

On February 8, 2022, and March 11, 2022, the Company sold $365,000 and $224,985, respectively, in 6% convertible notes (the “Notes”), which bear 6% interest, are repayable three years from the date of issuance, and will convert automatically into shares of common stock (the “Conversion Shares”) at a conversion price of $2.50 per share upon closing of this offering. Boustead Securities LLC acted as placement agent for this offering and received compensation of $36,500 and $22,250, respectively, and warrants to purchase shares of common stock equal to 10% of the Conversion Shares, exercisable at the conversion price of the Convertible Notes. The value of the warrants was determined using computed volatility of 83.4%, 0% dividend rate, and a risk free interest rate of 1.27%, and computed volatility of 85.5% %, 0% dividend rate, and a risk free interest rate of 1.96%, and was applied as a discount on the notes payable.

	March 31,	December 31,
	2022	2021
Promissory note issued on December 28, 2021	$500,000	$500,000
Promissory note issued on February 8, 2022	365,000	-
Promissory note issued on March 11, 2022	225,000	-
	1,090,000	500,000
Less discount on notes payable	(663,339)	(408,979)
	$426,661	$91,021

Note 7 – Stockholders’ Equity

Pursuant to the Company’s amended and restated articles of incorporation, the Company is authorized to issue 100,000,000 shares of common stock, with a par value of $0.00001 per share, and 20,000,000 shares of preferred stock, with a par value of $0.00001 per share.

Series A Preferred Shares

The Series A Preferred Stock, in accordance with its terms, is automatically convertible into a number of shares of the Company’s common stock upon the closing of the sale of shares of common stock to the public in a qualified offering (as set forth in the Series A certificate of designation) or upon listing of the Company’s common stock on a national securities exchange.

F-14

As of March 31, 2022, and December 31, 2021, the Company had 1,213 shares of Series A Preferred Stock issued and outstanding.

As of March 31, 2022, and December 31, 2021, the Company accrued $25,768 for the 8.5% cumulative dividends on the Series A Preferred stock for the three months ended March 31, 2022 and $103,062 for the year ended December 31, 2021, for a total of $356,827 and $331,059 respectively.

Common Stock

As of March 31, 2022 and December 31, 2021, the Company had 9,312,991 and 9,312,152 shares of common stock issued and outstanding, respectively. The balance includes 20,626 and 21,530 shares of restricted stock issued in 2021 and 2020 respectively.

Common Stock to be Issued

On June 4, 2018, $120,250 outstanding convertible notes were converted to 6,182 shares of common stock of the Company at a price of $19.44 per share. The Company recorded $16,340 of common stock to be issued for the accrued interest. As of March 31, 2022, 839 common shares were issued to settle the $16,340 of common stock to be issued.

Warrants

The Series A Preferred Stock sold in the private placement offerings, included warrants to be issued upon the earlier of a closing of the sale of shares of common stock to the public at a prices per share of at least $13.88 or in a firm commitment underwritten public offering pursuant to an effective registration statement resulting in gross proceeds of at least $15,000,000. The warrants shall be exercisable for a period of three years after the date of issuance. The warrant exercise price is contingent on the terms of the public offering. If an initial public offering occurs at a price at or above $13.88 per share, then the exercise price shall be set to the issuance price of the common stock with the number of warrants determined based on a 10% discount to the per share common stock issuance price. In the scenario where the common stock is listed with the common stock issuance price below $13.88, the exercise price will be set to $20.82 with the number of warrants based on a fixed conversion price of $12.49, which represents a 10.0% discount to the $13.88 threshold. The warrants also have contingent call features based on the terms of the public offering. If an initial public offering occurs at a price at or above $13.88, then the warrants are callable if the 20-day VWAP of the common stock in at or above 150% of the variable exercise price. In the scenario where the common stock is listed with a common stock issuance price below $13.88, then the warrants are callable if the 20-day VWAP of the common stock is at or above the $20.82 exercise price. The detachable warrants contained terms and features that gave rise to derivative liability classification.

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Binomial Option Pricing valuation technique to fair value the compound embedded derivative. Inherent in a binomial options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate, and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility of comparable companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants.

The derivative liability linked to the Series A Preferred Stock as of March 31, 2022, and December 31, 2021 was $54,373 and $94,025, respectively. For the period ended March 31, 2022 and 2021, the change in fair value of warrant liability was a gain of $39,652 and a gain of $57,539, respectively.

The estimated fair values of the liability measured on a recurring basis are as follows:

	March 31,	December 31,
	2022	2021
Expected average volatility	84.87%	85.50%
Dividend yield	-	-
Expected life	2.08 Years	2.33 Years
Risk-free interest rate	2.45%	0.73%

F-15

A continuity schedule of the Series A Preferred Stock warrants is set forth below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding, December 31, 2020	48,532	$24.98	3.33
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding and Exercisable, December 31, 2021	48,532	$24.98	2.33
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding and Exercisable, March 31, 2022	48,532	$24.98	2.08

Equity Incentive Plan

Our 2018 Equity Incentive Plan provides for equity incentives to be granted to our employees, executive officers or directors and to key advisers and consultants. Equity incentives may be in the form of stock options with an exercise price of not less than the fair market value of the underlying shares as determined pursuant to the 2018 Equity Incentive Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing. The 2018 Equity Incentive Plan is administered by the Company’s compensation committee or, alternatively, if there is no compensation committee, the Company’s board of directors. We have reserved 3,000,000 shares of our common stock for issuance under the 2018 Equity Incentive Plan. As of March 31, 2022, 384,167 shares have been granted under the 2018 Equity Incentive Plan.

Restricted Stock Units. We may grant restricted stock units under our 2018 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2018 Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

On August 16, 2019, five individuals were appointed to the Board of Directors of the Company to serve as directors. Each individual entered into an agreement pursuant to which they will serve as a director and pursuant to which they would each receive a grant of $75,000 worth of Restricted Stock Units (“RSUs”) issuable under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). The RSUs vest annually in one third increments from the date of appointment. Under the terms of the director agreements, the Company has also agreed to pay each director $25,000 per annum, payable in equal quarterly installments commencing 90 days following the Company becoming a publicly reporting company under the Securities Exchange Act of 1934, as amended.

During the three months ended March 31, 2022 and 2021, pursuant to the agreements with directors and officers compensation expense for the RSUs of $166,533 and $122,517 was included in wages, respectively.

As of March 31, 2022, there was $198,534 of total unrecognized compensation cost related to non-vested share-based compensation arrangements which is expected to be recognized within the current year.

A continuity schedule of the Restricted Stock Units (RSU) follows:

	Number of RSU	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding, December 31, 2020	61,884	$23.76	4.33
Granted	-		-
Forfeited	(2,702)	27.76	-
Exercised	-	-	-
Outstanding, December 31, 2021	59,182	$23.57	3.33
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, March 31, 2022	59,182	$23.57	3.08
Exercisable, March 31, 2022	50,412	$23.74	3.08

Note 8 – Subsequent Events

Management evaluated all additional events subsequent to the balance sheet date through June 3, 2022, the date the financial statements were available to be issued, and determined the following items:

On April 6, 2022, the Company submitted the final invoice for “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects,” for $211,455, following the completion of the Final Quarterly Progress Report to NIH covering the performance period of 9/16/2019-3/15/2022. The invoice was paid in full on April 27, 2022.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Shuttle Pharmaceuticals Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Restatement of December 31, 2021 Financial Statements

As discussed in Note 9 to the financial statements, the financial statements have been restated to correct certain misstatements.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Served as Auditor since 2021

Lakewood, CO

June 3, 2022, except for the effects of the restatement disclosed in Note 9, as to which the date is June 23, 2022

F-17

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2021	2020
	(As Restated)
ASSETS
Current Assets:
Cash	$504,749	$117,153
Prepaid expenses	4,866	12,579
Contracts receivable	-	211,455
Total current assets	509,615	341,187

Property and equipment, net	18,564	24,782
Other assets	6,480	6,480
Operating lease right-of-use asset	116,982	171,598
Total assets	$651,641	$544,047

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$828,313	$516,966
Accrued interest payable	552	392
Accrued interest payable - related parties	46,947	-
Dividends Payable	331,059	227,997
Notes payable - related parties	685,473	565,473
Notes payable	91,021	-
Paycheck Protection Program note payable, current portion	73,007	62,500
Warrant liability	94,025	673,171
Operating lease liability current portion	66,934	58,468
Total current liabilities	2,217,331	2,104,967

Operating lease liability non-current	62,442	129,376
Total liabilities	2,279,773	2,234,343

Stockholders’ Deficit:
Series A convertible preferred stock, $0.00001 par value; $1,000 per share liquidation value or aggregate of $1,212,500; 20,000,000 shares authorized; 1,213 shares issued and outstanding at December 31, 2021	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 9,312,152 and 9,291,526 shares issued and outstanding at December 31, 2021 and 2020, respectively	93	93
Additional paid in capital	4,150,867	2,833,507
Common stock to be issued	16,340	16,340
Accumulated deficit	(5,795,432)	(4,540,236)
Total stockholders’ deficit	(1,628,132)	(1,690,296)
Total liabilities and stockholders’ deficit	$651,641	$544,047

The accompanying footnotes are an integral part of these consolidated financial statements.

F-18

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Statements of Operations

	Year Ended
	December 31,
	2021	2020
	(As Restated)
Revenue	$-	$-

Operating expenses:
Research and development, net of contract expense reimbursements	1,021,808	161,772
General and administrative	36,500	85,927
Legal and professional	684,684	261,823
Total operating expenses	1,742,992	509,522

Loss from operations	(1,742,992)	(509,522)

Other income (expense):
Loss on write off of deposit	-	-
Interest expense - related parties	(46,947)	(36,771)
Interest expense	(3,841)	(2,859)
Change in fair value of warrant liability	579,146	(256,580)
Gain on forgiveness of Paycheck Protection Program note payable	62,500	-
Total other income (expense)	590,858	(296,210)

Loss before income taxes	(1,152,134)	$(805,732)
Income tax provision	-	-
Net loss	$(1,152,134)	$(805,732)

Dividend on Series A preferred stock	(103,062)	(103,062)
Net loss attributable to common stockholders	$(1,255,196)	$(908,794)

Weighted average common shares outstanding - basic and diluted	9,301,750	9,291,526
Diluted	9,306,610	18,575,143
Net loss per shares - basic and diluted	$(0.12)	$(0.09)

The accompanying footnotes are an integral part of these consolidated financial statements.

F-19

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Statements of Changes in Stockholders’ Deficit

	Series A Convertible				Additional	Common		Total
	Preferred Stock		Common Stock		Paid-in	Stock to	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	be Issued	Deficit	Deficit
Balance, December 31, 2019	1,213	$-	9,269,996	$93	$2,373,918	$16,340	$(3,631,442)	$(1,241,091)

Common stock issued for restricted stock units	-	-	21,530	-	459,589	-	-	459,589
Dividends on Series A preferred stock	-	-	-	-	-	-	(103,062)	(103,062)
Net loss	-	-	-	-	-	-	(805,732)	(805,732)
Balance, December 31, 2020	1,213	$-	9,291,526	$93	$2,833,507	$16,340	$(4,540,236)	$(1,690,296)

Stock based compensation (As Restated)	-	-	-	-	420,000	-	-	420,000
Warrants issued for financing costs	-	-	-	-	407,293	-	-	407,293
Common stock issued for restricted stock units	-	-	20,626	-	490,067	-	-	490,067
Dividends on Series A preferred stock	-	-	-	-	-	-	(103,062)	(103,062)
Net loss	-	-	-	-	-	-	(1,152,134)	(1,152,134)
Balance, December 31, 2021 (As Restated)	1,213	$-	9,312,152	$93	$4,150,867	$16,340	$(5,795,432)	$(1,628,132)

The accompanying footnotes are an integral part of these consolidated financial statements.

F-20

Shuttle Pharmaceuticals Holdings, Inc.

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2021	2020
	(As Restated)
Cash Flows From Operating Activities:
Net loss	$(1,152,134)	$(805,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,218	5,782
Change in fair value of warrant liability	(579,146)	256,580
Amortization of right-of-use asset	54,616	49,169
Amortization of debt discount	3,389	-
Gain on forgiveness of Paycheck Protection Program note payable	(62,500)	-
Stock-based compensation	490,067	459,589
Changes in operating assets and liabilities:
Contracts receivable	211,455	164,927
Prepaid expenses	7,713	(586)
Accounts payable and accrued expenses	311,347	(51,127)
Accrued interest payable	160	392
Accrued interest payable - related parties	46,947	(54,959)
Operating lease liability	(58,468)	(50,866)
Net cash used in operating activities	(300,336)	(26,831)

Cash Flows From Investing Activities:
Purchase of property and equipment	-	(10,818)
Net cash used in investing activities	-	(10,818)

Cash Flows From Financing Activities:
Proceeds from notes payable-related parties	120,000	7,573
Proceeds from PPP note payable	73,007	62,500
Proceeds from notes payable	494,925	-
Net cash provided by financing activities	687,932	70,073

Net change in cash	387,596	32,424
Cash, beginning of period	117,153	84,729
Cash, end of period	$504,749	$117,153

Cash paid for:
Interest	$293	$1,886
Income taxes	$-	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

F-21

Shuttle Pharmaceuticals Holdings, Inc.

Notes to Consolidated Financial Statements

Year Ended December 31, 2020 and 2021

Note 1 – Organization and Going Concern

Organization and Line of Business

The Company was formed as Shuttle Pharmaceuticals, LLC, in the State of Maryland on December 18, 2012. On August 12, 2016, the Company filed articles of conversion with the state of Maryland to convert from an LLC to a corporation and the Company changed its name to Shuttle Pharmaceuticals, Inc. (“Shuttle”). In connection with the conversion the Company issued 45,000,000 shares of common stock in exchange for 100% of the outstanding membership interests prior to conversion. On June 4, 2018, Shuttle completed a reverse merger with Shuttle Pharmaceuticals Holdings, Inc. (then known as Shuttle Pharma Acquisition Corp.), a Delaware corporation (the “Company”), pursuant to which Shuttle, our operating entity, became a wholly owned subsidiary of the Company.

The Company’s primary purpose is to develop and commercialize unique drugs for the sensitization of cancers and protection of normal tissues, with the goal of improving outcomes for cancer patients receiving radiation therapy. Shuttle has deployed its proprietary technology to develop novel cancer immunotherapies which has produced a pipeline of selective HDAC inhibitors for cancer and immunotherapy applications. The Company’s HDAC platform is designed to target candidate molecules with potential roles in therapeutics beyond cancer, including autoimmune, inflammatory, metabolic, neurological and infectious diseases. The Company’s Ropidoxuridine product, which is used with radiation therapy to sensitize cancer cells, was funded by a Small Business Innovation Research (SBIR) contract provided by the National Cancer Institute (NCI), a unit of the National Institutes of Health (NIH). Ropidoxuridine has been further developed though the Company’s collaborations with the University of Virginia for use in combination with proton therapy to improve patient survival. The Company is working on developing products through NIH grants, including a product to predict late effects of radiation with metabolite biomarkers and develop prostate cancer cell lines in health disparities research.

The production and marketing of the Company’s products and its ongoing research and development activities will be subject to extensive regulation by numerous governmental authorities in the United States. Prior to marketing in the United States, any combination product developed by the Company must undergo rigorous preclinical (animal) and clinical (human) testing and an extensive regulatory approval process implemented by the Food and Drug Administration (“FDA”) under the Food, Drug and Cosmetic Act. There can be no assurance that the Company will not encounter problems in clinical trials that will cause the Company or the FDA to delay or suspend clinical trials.

The Company’s success will depend in part on its ability to obtain patents and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company now or in the future.

Reverse Stock Split

Effective April 1, 2022, we effected a 2-for-1 reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). All references to shares of our common stock in this registration statement on Form S-1 refers to the number of shares of common stock after giving effect to the Reverse Stock Split (unless otherwise indicated).

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company’s only revenue source since inception has been government awarded contracts totaling $5,531,722, and the Company has incurred losses since inception, having accumulated a deficit of $5,795,432 as of December 31, 2021. The Company currently has limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

F-22

The Company will need to raise capital to fund its operations. To address its financing requirements, the Company intends to seek financing through debt or equity financings with an aim to continue progress toward commercial viability of its products. The Company continues to submit Federal grant and contract applications which have historically been the primary source of revenue. The financial statements do not include any adjustments that might result from the outcome of the uncertainty of raising additional capital.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles of the United States (“GAAP”).

Basis of Consolidation

The financial statements have been prepared on a consolidated basis with those of the Company’s wholly-owned subsidiary, Shuttle Pharmaceuticals, Inc. All intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience, and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Significant estimates in the accompanying financial statements include useful lives of property and equipment, valuation of derivatives, and the valuation allowance on deferred tax assets.

Accounts Receivable

The Company’s accounts receivable consists of amounts due from the National Institutes of Health (“NIH”), a government agency under the Department of Health and Human Services. The Company submits quarterly reports of progress for tasks performed on research and development contracts it is awarded. The contracts are typically reimbursed on a fixed fee cost reimbursement basis and payments from the contracts are generally collected within 30 days of the Company’s submission for reimbursement. The Company currently does not provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal receivable terms vary from 7-30 days after the issuance of the invoice and typically would be considered past due when the term expires. The Company’s allowance for doubtful accounts was $0 at December 31, 2020 and 2021.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture	5 years
Computers and equipment	5 years
Research Equipment	10 years

F-23

Research and Development Expenses

Research and development expenses are charged to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, payroll and other personnel expenses, materials, supplies, related subcontract expenses, and consulting costs. The expenses assigned to NIH SBIR sponsored research are related to: (1) “Topic 352: Cell-Based Models for Prostate Cancer Health Disparity Research – Moonshot Project” and (2) “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects.”

The research expenses are assigned to the research projects to demonstrate proof of principle in patients with prostate cancer that may support development and commercialization of biomarker products and to gather prostate cancer cell lines in African American men to serve as the product for use in health disparities research. Costs that are not covered by the SBIR contract for performing the Phase I contract to determine commercialization feasibility included partial salary support of personnel and a consultant to develop a commercialization plan. Costs that are not covered in the Phase II contract include business development and partial salary support.

Research expenses related to new drug discovery include partial support of personnel, space, supplies, and legal costs.

During fiscal year 2021, the Company has made progress on completing two SBIR contracts from the NIH to support research projects with potential for commercialization. The SBIR contract awards are fixed payments made by the NIH in response to quarterly Shuttle invoices and provide non-dilutive funds that do not include a repayment obligation. Details on the three contracts follow:

1. Contract #HHSN261201600027C/75N91018C00016 supported “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects.” This $299,502 Phase I award includes funded research from 9/19/2016 through 9/18/2017 and was advanced to Phase II of the awards with funding of $1,903,095 with a fixed price contract period of 9/17/2018 through 9/16/2020 and subsequent no cost extensions through 9/15/2021 and then 3/15/2022 (Reference 75N91019C00031). The Company received quarterly payments of $211,455 for a total of $845,820 in 2020; and 2 quarterly payments related to Topic 345 for a total of $422,910 in 2021. In Phase II of the SBIR effort, the Company will license the metabolite signatures (intellectual property) from Georgetown University, manufacture 500 “kits,” test and validate the metabolic kit performance and develop a multi-institutional clinical trial to be implemented in the Phase III effort. This contract includes a subcontract to Georgetown University for use of Mass Spectrometry core facilities to analyze clinical samples. The contract was extended to complete the milestones which were delayed due to the impact of COVID-19.

On December 6, 2019, the Company engaged Georgetown University to perform the $795,248 subcontract of its Phase II contract #HHSN75N91019C00031. The Company will reimburse Georgetown for its allowable costs not to exceed the ceiling amount of $795,248. Depending on the resources it uses, Georgetown may or may not invoice for the total subcontract amount. In the event Georgetown does not invoice for the total allowable amount, the Company is not obligated to pay the ceiling amount. As of December 31, 2021, payments of $354,829 were made to Georgetown, and additional invoices for $436,188 were received but not yet paid.

2. The Phase II contract #HHSN261201800016C supports the discovery work following a Phase I contract # HHSN261600038C “Topic 352 – SBIR Phase II Cell-based Models for Prostate Cancer Health Disparity Research” and was awarded to provide $1,484,350 to fund research from 9/17/2018 through 9/16/2020 and was extended without cost through 11/16/2021 due to delays caused by the impact of COVID-19. For 2020, the Company received 2.5 quarterly payments for a total of $412,321 and $82,467 in 2021. The Phase II contract also includes a subcontract to Georgetown University for $742,002 to establish prostate cancer cell lines from African American patients undergoing prostate surgery for cancers.

On December 5, 2018, the Company engaged Georgetown University to perform the $742,002 subcontract of its Phase II contract #HHSN261201800016C. Depending on the resources it uses, Georgetown may or may not invoice for the total subcontract amount. In the event Georgetown does not invoice for the total allowable amount, the Company is not obligated to pay the ceiling amount. The Company has been invoiced by Georgetown and has paid Georgetown a total of $292,252 as of December 31, 2021.

F-24

The Company recognizes the amounts received from the contract at fair value when there is reasonable assurance that the contract amount will be received, and it is probable that all attaching conditions will be complied with. The Company recognizes the amounts received in accordance with the contract as a reduction of research and development expenses over the periods necessary to match the contract on a systematic basis to the costs that it is intended to compensate. The Company records reimbursements on the balance sheet as contract receivables upon meeting the criteria discussed above until cash is received. During the 12 months ended December 31, 2021, the Company recorded a net deficit of $1,021,808 from these two SBIR contracts which is the result of recording $1,527,185 in SBIR contract related expenses on revenues of $505,377.

Regarding the accounting treatment for reimbursements, GAAP provides limited guidance on the accounting for government grants received by for-profit companies. We understand there is more than one acceptable alternative for the accounting treatment – a reduction of costs, a deferred credit to be amortized, revenue, or other income. Due to the terms of the contracts, we have entered into the Company concluded that the reimbursements were more akin to a reduction of costs rather than any of the other alternatives that would match the contract reimbursements on a systematic basis to the costs that the contract is intended to compensate.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Binomial Simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of December 31, 2021, the Company’s only derivative financial instrument was an embedded warrant feature associated with Series A Convertible Preferred Stock due to certain provisions that allow for a change in the warrant value based on fluctuations of the Company’s fair value of common stock at the date of issuance of the warrant based on certain contingent call features.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

F-25

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as a financial instrument, and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

An established trading market for the Company’s common stock does not exist. The fair value of the shares was determined based on the then most recent price per share at which we sold preferred stock to unrelated parties in a private placement during the six months then ended.

During the year ended December 31, 2020, the Company utilized $25.22 (post-share exchange) per share as the fair value of its common stock for accounting purposes based on preferred share transactions with investors from August 2018 through December 2019, with no transactions occurring in 2020 and $5.00 in 2021.

At December 31, 2021, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

Description	Level 1	Level 2	Level 3
Warrant Liability	$-	$-	$94,025

At December 31, 2020, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

Description	Level 1	Level 2	Level 3
Warrant Liability	$-	$-	$673,171

Revenue Recognition

Revenue from providing research and development is recognized under Topic 606 in a manner that reasonably reflects the delivery of its services to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;

●	identification of performance obligations in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

To satisfy these five elements, the Company records revenue for research and development services on a quarterly basis as services are provided. Revenue received from National Institutes of Health contracts is received in accordance with Federal grants and contracts policies. Research and development expenses are posted against revenue and recorded on the statement of operations as “Research and development, net of contract expense reimbursements.”

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to the estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge will be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairments of long-lived assets during the periods presented.

F-26

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, the Company does not foresee generating taxable income in the near future and utilizing its deferred tax asset, therefore, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Earnings Per Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding warrants and Series A preferred stock.

For the years ended December 31, 2021, and 2020, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	December 31,	December 31,
	2021	2020
Series A preferred stock	97,062	97,062
Warrants	48,532	48,532
Total	145,594	145,594

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity.” The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company has adopted this standard on January 1, 2021.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

F-27

Note 3 – Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2021, and 2020:

	December 31,	December 31,
	2021	2020
Office Furniture and equipment	$8,861	$8,861
Laboratory equipment	118,605	118,605
	127,466	127,466
Less accumulated depreciation	(108,902)	(102,684)
Property and equipment, net	$18,564	$24,782

Depreciation expense for the twelve months ended December 31, 2021, and 2020 were $6,218 and $5,782 respectively.

Note 4 – Operating Lease Right-of-use Asset and Operating Lease Liability

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 10%, as the interest rate implicit in most of our leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the twelve months ended December 31, 2021, and the year ended December 31, 2020, the Company recorded $74,028 and $71,872, respectively, as operating lease expense.

The Company currently has a lease agreement which allows for the use of a laboratory facility for a monthly payment of $6,107, which monthly lease payment increases by 3% every year. The laboratory lease commenced October 1, 2018, with the first payment due January 1, 2019, and expires on October 31, 2023. A security deposit of $6,480 is being held for the duration of the lease term.

In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients,’ which permits the Company to avoid reassessing its prior conclusions about lease identification, lease classification and initial direct costs under the new standard. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements, as the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. On January 1, 2019, upon adoption of ASC Topic 842, the Company recorded a right-of-use asset.

F-28

	December 31,	December 31,
	2021	2020
Office Lease	$265,207	$265,207
Less accumulated amortization	(148,225)	(93,609)
Right-of-use, net	$116,982	$171,598

The Right-of-use assets are summarized below:

Amortization on the right-of -use asset is included in rent expense on the statements of operations.

Operating lease liabilities are summarized below:

December 31,
2021
Office Lease	$129,376
Less: current portion	(66,934)
Long term portion	$62,442

The Maturities of lease liabilities are summarized below:

As of
December 31,
2021
2022	$76,248
2023	64,800
Total future minimum lease payments	141,048
Less imputed interest	(11,672)
PV of Payments	$129,376

Note 5 – Notes Payable-Related Party

On January 25, 2018, the Company entered into a loan from the spouse of an officer of the Company in the amount of $300,000. The loan bears interest at the rate of 7.5% per annum. The loan plus accrued interest was payable in full on January 25, 2019. On January 25, 2019, the Company amended the loan for purposes of extending the maturity date from January 25, 2019, to October 25, 2020. On December 1, 2020, the Company again amended the terms and extended the maturity date to December 31, 2021, bringing the total amount owed under the loan, together with accrued interest of $64,084, to a total of $364,084. This note was rolled into the note referenced below with a principal amount of $424,056.

On April 4, 2018, the Company entered into a loan from the spouse of an officer of the Company in the amount of $50,000. The loan bears an interest rate of 7.5% per annum. The loan plus accrued interest was payable in full on September 4, 2018. On October 31, 2018, the Company amended the terms to extend the maturity date from September 4, 2018, to April 4, 2019. On April 4, 2019, the Company amended the terms to extend the maturity date from April 4, 2019, to October 25, 2020. On December 1, 2020, the Company again amended the terms and extended the maturity date to December 31, 2021, bringing the total amount owed under the loan, together with accrued interest of $9,972, to a total of $59,972. This note was rolled into the note referenced below with a principal amount of $424,056.

On May 30, 2018, the Company entered into a loan with an officer of the Company in the amount of $25,000. The loan bears an interest rate of 7.5% per annum. The loan plus accrued interest was payable in full on July 15, 2018. On October 31, 2018, the Company amended the terms to extend the maturity date from July 15, 2018, to November 30, 2020. On December 1, 2020, the Company again amended the terms and extended the maturity date to December 31, 2021, bringing the total amount owed under the loan, together with accrued interest of $4,698, to a total of $29,698. This note was rolled into the note reference below with a principal amount of $138,448.

F-29

On June 24, 2019, the Company entered into a loan from the spouse of an officer of the Company in the amount of $70,000. The loan bore interest rate of 7.5% per annum and required monthly payments of $6,073. The loan plus accrued interest was paid in full on June 30, 2020.

On August 24, 2019, the Company entered into a loan from the spouse of an officer of the Company in the amount of $70,000. The loan bore an interest rate of 7.5% per annum and required monthly payments of $6,073. The loan plus accrued interest was paid in full on August 23, 2020.

On September 23, 2019, the Company entered into a loan from the spouse of an officer of the Company in the amount of $100,000. The loan bore an interest rate of 7.5% per annum and became payable in full on September 22, 2020. This note was rolled into the note reference below with a principal amount of $138,448.

On December 1, 2020, the Company consolidated all of the outstanding loans owed to an officer of the Company and to his spouse, resulting in the following two loans: (i) a single loan from the spouse of an officer of the Company, dated December 1, 2020, with a principal balance of $424,056, bearing interest at the rate of 7.5% per annum, with a maturity date of December 31, 2021; and (ii) a single loan owed to an officer of the company in the principal amount of $138,449, bearing interest at the rate of 7.5% per annum, with a maturity date of December 31, 2021. In December of 2021 the maturity dates of these loans were extended to June 30, 2022. As of December 31, 2021, the accrued interest was $31,804 and $10,384, and the total balances with accrued interest of $458,047 and $149,613 respectively.

On June 21, 2021, the Company entered into a loan from the spouse of an officer of the Company in the amount of $120,000 (principal) with an interest rate of 7.5% per annum due June 21, 2022, due at maturity. As of December 31, 2021, the accrued interest was $4,759 and the total balances with accrued interest of $124,759.

Note 6 - Notes Payable

On March 9, 2021, the Company obtained a $73,007 term note issued under the Coronavirus Aid, Relief, and Economic Security Act’s Paycheck Protection Program (the “PPP”). The note bears an interest rate of 1% per annum, has a six-month deferral period with payments beginning the seventh month and all outstanding principal and interest is due within two years from the note’s inception date. All or a portion of the note may be forgiven in accordance with PPP requirements. No more than 25% of the amount forgiven can be attributable to non-payroll costs. As of December 31, 2021, a “Loan Forgiveness Application” was submitted to PNC Bank along with the requested documentation and subsequent to the close of the December 31, 2021, reporting period the note liability was reduced in its entirety.

On May 15, 2020, the Company obtained a $62,500 term note issued under the Coronavirus Aid, Relief, and Economic Security Act’s Paycheck Protection Program (the “PPP”). The note bears an interest rate of 1% per annum, has a six-month deferral period with payments beginning the seventh month and all outstanding principal and interest is due within two years from the note’s inception date. All or a portion of the note may be forgiven in accordance with PPP requirements. No more than 25% of the amount forgiven can be attributable to non-payroll costs. A “Loan Forgiveness Application” was submitted to PNC Bank along with the requested documentation and the note liability was reduced in its entirety during the year ended December 31, 2021.

	December 31,	December 31,
	2021	2020
PPP Note May 15, 2020	$62,500	$62,500
PPP Note March 9, 2021	73,007	-
Loan Forgiveness	(62,500)	-
Total	$73,007	$62,500

F-30

On December 28, 2021, the Company issued $500,000 note units, consisting of two $250,000 notes, for a total of $500,000 10% unsecured promissory notes with a maturity date of December 28, 2022, and 500,000 warrants exercisable at $1.00 per share with an expiry date of December 28, 2026, and fees of $5,075. The value of the warrants was determined using a computed volatility of 85.5%, 0% dividend rate, and a risk free interest rate of 1.27% and was applied as a discount on the notes payable as follows:

December 31,
2021
Promissory notes issued on December 28, 2021	$500,000
Less unamortized discount on notes payable	(408,979)
Total	$91,021

Note 7 – Stockholders’ Equity

Pursuant to the Company’s amended and restated articles of incorporation, the Company is authorized to issue 100,000,000 shares of common stock, with a par value of $0.00001 per share, and 20,000,000 shares of preferred stock, with a par value of $0.00001 per share.

Series A Preferred Shares

The Series A Preferred Stock, in accordance with its terms, is automatically convertible into a number of shares of the Company’s common stock upon the closing of the sale of shares of common stock to the public in a qualified offering (as set forth in the Series A certificate of designation) or upon listing of the Company’s common stock on a national securities exchange.

As of December 31, 2021, and 2020, the Company had 1,213 shares of Series A Preferred Stock issued and outstanding.

As of December 31, 2021, and 2020, the Company had accrued the 8.5% cumulative dividends on the Series A Preferred stock of $331,059 and $227,997 respectively.

Common Stock

As of December 31, 2021, and 2020, the Company had 9,312,152 and 9,291,526 shares of common stock issued and outstanding, respectively. The balance includes 20,626 and 21,530 shares of restricted stock issued in 2021 and 2020 respectively.

Common Stock to be Issued

On June 4, 2018, $120,250 outstanding convertible notes were converted to 6,182 shares of common stock of the Company at a price of $19.44 per share. The Company has recorded $16,340 of common stock to be issued for the accrued interest. As of December 31, 2020 and 2021, the common stock has not been issued.

Warrants

The Series A Preferred Stock sold in the private placement offerings, included warrants to be issued upon the earlier of a closing of the sale of shares of common stock to the public at a prices per share of at least $13.88 or in a firm commitment underwritten public offering pursuant to an effective registration statement resulting in gross proceeds of at least $15,000,000. The warrants shall be exercisable for a period of three years after the date of issuance. The warrant exercise price is contingent on the terms of the public offering. If an initial public offering occurs at a price at or above $13.88 per share, then the exercise price shall be set to the issuance price of the common stock with the number of warrants determined based on a 10% discount to the per share common stock issuance price. In the scenario where the common stock is listed with the common stock issuance price below $13.88, the exercise price will be set to $20.82 with the number of warrants based on a fixed conversion price of $12.49, which represents a 10.0% discount to the $13.88 threshold. The warrants also have contingent call features based on the terms of the public offering. If an initial public offering occurs at a price at or above $13.88, then the warrants are callable if the 20-day VWAP of the common stock in at or above 150% of the variable exercise price. In the scenario where the common stock is listed with a common stock issuance price below $13.88, then the warrants are callable if the 20-day VWAP of the common stock is at or above the $20.82 exercise price. The detachable warrants contained terms and features that gave rise to derivative liability classification.

F-31

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected the Binomial Option Pricing valuation technique to fair value the compound embedded derivative. Inherent in a binomial options pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate, and dividend yield. The Company estimates the volatility of its ordinary shares based on historical volatility of comparable companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants.

The derivative liability linked to the Series A Preferred Stock as of December 31, 2021 and 2021 was $94,025 and $673,171, respectively. The change in fair value of warrant liability was a gain of $579,146 as of December 31, 2021 and a loss of $256,580 as of December 31, 2020.

For the year ended December 31, 2021, and 2020, the estimated fair values of the liability measured on a recurring basis are as follows:

	December 31,	December 31,
	2021	2020
Expected average volatility	85.5%	69.8%
Dividend yield	8.5%	8.5%
Expected life	2.33 Years	3.33 Years
Risk-free interest rate	0.73%	0.17%

A continuity schedule of the Series A Preferred Stock warrants is set forth below:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Life (years)	Intrinsic Value
Outstanding, December 31, 2019	48,532	$24.98	4.33	$-
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, December 31, 2020	48,532	24.98	3.33	-
Granted	-	-	-
Forfeited	-	-	-
Exercised	-	-	-
Outstanding and Exercisable, December 31, 2021	48,532	$24.98	2.33	$-

F-32

Equity Incentive Plan

Our 2018 Equity Incentive Plan provides for equity incentives to be granted to our employees, executive officers or directors and to key advisers and consultants. Equity incentives may be in the form of stock options with an exercise price of not less than the fair market value of the underlying shares as determined pursuant to the 2018 Equity Incentive Plan, restricted stock awards, other stock-based awards, or any combination of the foregoing. The 2018 Equity Incentive Plan is administered by the Company’s compensation committee or, alternatively, if there is no compensation committee, the Company’s board of directors. We have reserved 3,000,000 shares of our common stock for issuance under the 2018 Equity Incentive Plan. As of December 31, 2021, 384,167 shares have been granted under the 2018 Equity Incentive Plan.

Restricted Stock Units. We may grant restricted stock units under our 2018 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2018 Plan, the administrator determines the terms and conditions of restricted stock units, including the vesting criteria and the form and timing of payment. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

On August 16, 2019, five individuals were appointed to the Board of Directors of the Company to serve as directors. Each individual entered into an agreement pursuant to which they will serve as a director and pursuant to which they would each receive a grant of $75,000 worth of Restricted Stock Units (“RSUs”) issuable under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”). The RSUs vest annually in one third increments from the date of appointment. Under the terms of the director agreements, the Company has also agreed to pay each director $25,000 per annum, payable in equal quarterly installments commencing 90 days following the Company becoming a publicly reporting company under the Securities Exchange Act of 1934, as amended.

During the years ended December 31, 2021 and 2020, pursuant to the agreements with directors and officers 20,626 and 21,530 RSUs were issued with a value of $490,067 and $459,589 included in wages, respectively.

As of December 31, 2021, there was $390,067 of total unrecognized compensation cost related to non-vested share-based compensation arrangements which is expected to be recognized within the next two years.

A continuity schedule of the Restricted Stock Units (RSU) follows:

	Number of RSU	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding, December 31, 2019	60,169	$24.02	-
Granted	4,417	22.64	-
Forfeited	(2,702)	27.76	-
Exercised	-	-	-
Outstanding, December 31, 2020	61,884	23.76	4.33
Granted	-		-
Forfeited	(2,702)	27.76	-
Exercised	-	-	-
Outstanding, December 31, 2021	59,182	$23.57	3.33
Exercisable, December 31, 2021	43,056	$23.93	3.33

Note 8 – Income Taxes (Restated)

The Company has not made provision for income taxes for the years ended December 31, 2021, since the Company has the benefit of net operating losses in these periods.

F-33

The reconciliation of income tax benefit at the U.S. statutory rate of 21% to the Company’s tax expense is as follows:

	December 31,	December 31,
	2021	2020
	(Restated)
Federal tax benefit at statutory rate	$(241,948)	$(21,111)
State income tax benefit, net of federal tax effect	(95,051)	(8,293)
Permanent differences	19,381	19,381
Change in valuation allowance	317,618	10,023
	$-	$-

The principal components of deferred tax assets consist of the following:

	December 31,	December 31,
	2021	2020
	(Restated)
Deferred income tax asset:
Net operation loss carry forwards	$890,970	$587,699
Fixed assets	7,479	8,110
Intangibles	7,788	7,788
Interest	45,574	30,596
R&D tax credits	87,801	87,801
Total deferred income tax asset	1,039,612	721,994
Less: valuation allowance	(1,039,612)	(721,994)
Total deferred income tax asset	$-	$-

The Company has approximately $3,000,000 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 9 – Restatement of Financial Statements

The Company’s financial statements as of and for the year ended December 31, 2021, contained an understatement of legal and professional expenses of $420,000 for the valuation of a total of 210,000 shares (105,000 shares on a post-split basis) of incentive stock transferred from a significant shareholder of the Company , who is also the wife of our Chairman and CEO, to a consultant for the Company in a private transaction.

	Originally Reported ($)	Restatement Adjustment ($)	As Restated ($)
Stockholders’ Equity
Additional paid-in capital	3,730,867	420,000	4,150,867
Accumulated deficit	(5,375,432)	(420,000)	(5,795,432)

Year Ended December 31, 2021

	Originally Reported ($)	Restatement Adjustment ($)	As Restated ($)
OPERATING EXPENSES
Legal and professional	264,684	420,000	684,684
Total operating expenses	1,322,992	420,000	1,742,992

Loss from operations	(1,322,992)	(420,000)	(1,742,992)

Loss before Income Taxes	(732,134)	(420,000)	(1,152,134)

Net loss	(732,134)	(420,000)	(1,152,134)

Net loss attributable to common stockholders	(835,196)	(420,000)	(1,255,196)

Net loss per shares - basic and diluted	(0.08)	(0.04)	(0.12)

	Originally Reported ($)	Restatement Adjustment ($)	As Restated ($)
Cash Flows From Operating Activities:
Net loss	(732,134)	(420,000)	(1,152,134)
Stock-based compensation	490,067	420,000	910,067

Note 10 – Subsequent Events

Management evaluated all additional events subsequent to the balance sheet date through June 3, 2022, the date the financial statements were available to be issued, and determined the following items:

On January 22, 2022, the Company received notice of forgiveness for the PPP loan entered into on March 9, 2021 for $73,007 and $641 in interest that reduced the note liability in its entirety.

On February 8, 2022, and March 11, 2022, the Company sold $365,000 and $224,985, respectively, in 6% convertible notes (the “Notes”), which bear 6% interest, are repayable three years from the date of issuance, and will convert automatically into shares of common stock (the “Conversion Shares”) at a conversion price of $2.50 per share upon closing of this offering. Boustead Securities LLC acted as placement agent for this offering and received compensation of $36,500 and $22,250, respectively, and warrants to purchase shares of common stock equal to 10% of the Conversion Shares, exercisable at the conversion price of the Convertible Notes.

Effective March 30, 2022, the Company issued 1,678 shares (839 shares post-reverse split) of common stock to correct an issuance error on completion of the 2018 share exchange which is valued at $16,340 common stock to be issued.

Effective April 1, 2022, pursuant to the consent of the Company’s board of directors and a majority of its common stockholders, the Company effectuated a two-for-one reverse split, pursuant to which each stockholder received one share of common stock for every two shares held.

On April 6, 2022, the Company submitted the final invoice for “Topic 345: Predictive Biomarkers of Prostate Cancer Patient Sensitivity for Radiation Late Effects,” for $211,455, following the completion of the Final Quarterly Progress Report to NIH covering the performance period of 9/16/2019-3/15/2022. The invoice was paid in full on April 27, 2022.

F-34

$

2,500,000 shares of Common Stock

Shuttle Pharmaceuticals Holdings, Inc.

_______________

PROSPECTUS

______________

Boustead Securities, LLC

______________

_______, 2022

Through and including                  , 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED JULY 12, 2022

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

1,250,000 shares of common stock

This prospectus relates to the resale of 1,250,000 shares of common stock, par value $0.00001 per share of the Company, which includes 455,000 shares of common stock and 795,000 shares of common stock issuable upon conversion of certain convertible notes and exercise of warrants to purchase shares of common stock held by the selling stockholder named in this prospectus.

Prior to this offering, there has been no public market for our common stock. We have reserved the symbol “SHPH” for purposes of listing our Common Stock on The Nasdaq Capital Market and have applied to list our shares on Nasdaq. There is no guarantee or assurance that our shares of common stock will be approved for listing on Nasdaq. We will not receive any proceeds from the sale of shares by the selling stockholder.

Any shares sold by the selling stockholders until our common stock is listed or quoted on an established public trading market will take place at $4.00, which is the low end of the public offering price range of the shares of common stock we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders. No sales of the shares covered by this prospectus shall occur until the common stock sold in our initial public offering begins trading on Nasdaq.

On ______, 2022, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to our initial public offering of shares of our common stock was declared effective by the U.S. Securities and Exchange Commission. We received approximately $___ million in net proceeds from the offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 39 of the primary offering prospectus contained in this Registration Statement to read about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2022

RESALE PROSPECTUS SUMMARY

The following summary provides an overview of all material information contained in this prospectus. It does not contain all of the information you should consider before making a decision to purchase our shares of common stock in the offering. Prior to investing in our common stock, you should carefully and thoroughly read the more detailed information in this prospectus and review our financial statements and all other information that is included in this prospectus, including the section entitled “Risk Factors” beginning at page 13.

Unless the context otherwise requires, references in this prospectus to “Shuttle Pharma,” “Shuttle Pharmaceuticals,” “the Company,” “we,” “our” and “us” refers to Shuttle Pharmaceuticals Holdings, Inc. and its subsidiary, Shuttle Pharmaceuticals, Inc.

Our Company

Overview

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharmaceuticals is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the late effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment, or in combination with surgery, chemotherapy and immunotherapy. We currently have no FDA approved products and we have not yet applied for a new drug application. To date, we have been funded by investments from private investors and government contracts obtained from the National Institutes of Health (NIH) for performing research. We have no product revenue and our independent auditors, in their report dated June 3, 2022, expressed doubt about our ability to continue as a going concern.

Historically, the major advances in radiation oncology have focused on improving technology to increase the amount of radiation that can be administered to a tumor without damaging adjacent, normal tissues. Examples of other such technologies include intensity modulated radiation therapy (IMRT), stereotactic body radiation therapy (SBRT), stereotactic radiosurgery (SRS) and proton therapy – the backbones of state-of-the-art RT. All offer improvements in physical radiation dose shaping. The basic principle underlying the effectiveness of RT for curing cancers lies in the differential cancer cell kill achieved in tumors, as compared to the effects of RT on the normal surrounding tissues, which is achieved by delivery of highly conformal RT doses – in other words, delivery of high-dose to volumes that are shaped to conform to the target cancers while minimizing the dose to surrounding normal tissues. The treated volumes frequently include sensitive normal tissues, thereby limiting the magnitudes of the prescribed RT doses. We suggest that technological innovations to define tumor volumes and shape radiation delivery have reached an effectiveness plateau and that further improvements in RT outcomes will require pharmacological and immunological approaches to sensitize cancers, protect normal tissues and engage the immune system.

At present, the drugs being used for sensitizing cancers to RT are chemotherapeutic agents possessing radiation sensitizing properties as secondary effects. With the exception of Cituximab, a growth factor targeting monoclonal antibody biologic, all other drugs used as radiation sensitizers are used “off-label” to address the clinical need for radiation sensitizers. For example, certain chemotherapeutic agents, such as 5-fluorouracil, capecitabine and cis-platinum, are approved as single agents for cancer treatment, but are used “off-label” as radiation sensitizers in combination with RT. Treatments with such agents are associated with inherent toxicities associated with the drug’s primary, single-agent mechanisms of action.

Shuttle Pharma’s platform of sensitizers offers a pipeline of product candidates designed to address the urgent clinical need and the current limitations of using “off-label” drugs with potential new sensitizer agents. Our pipeline includes Ropidoxuridine, our lead clinical sensitizer drug candidate, to sensitize rapidly growing cancer cells and selective histone deacetylase (HDAC) inhibitors to sensitize cancer cells and stimulate the immune system. Our novel technologies will be tested in combinations with radiation therapies (conventional X-ray and proton radiation therapies) and in combinations with immune-therapies. To date, Ropidoxuridine has completed a Phase I clinical trial. Our HDAC inhibitor platform drug candidates have been tested in preclinical models of solid tumor cancers. Ropidoxuridine and the selective HDAC6 inhibitor SP-2-225 are the clinical and preclinical candidate drug products we propose to develop using funding from this offering.

Our intellectual property for Ropidoxuridine includes novel formulations that show improved drug bioavailability (in a preclinical animal model) and for sensitizing cancers to proton and to conventional radiation therapies. Our HDAC inhibitor intellectual property includes new patent applications and granted patents for composition of matter and methods of use for treating cancers with HDAC inhibitors in combinations with radiation therapy.

Alt-1

To date, we have obtained funding for our research from private investors and Small Business Innovation Research (“SBIR”) contracts obtained through the National Institutes of Health (“NIH”) to support the development of the radiation sensitizer Ropidoxuridine in a Phase I clinical trial. We have also received awards for Phase I and II SBIR contracts for development of human cell cultures for health disparities studies and predictive biomarkers of radiation late effects through the NIH’s National Cancer Institute. The completed Phase I and II funded discovery work performed to establish “Cell-based Models for Prostate Cancer Health Disparity Research” and to develop “Predictive Biomarkers of Prostate Cancer Sensitivity for Radiation Late Effects” enables Shuttle Pharma to apply for NIH SBIR Phase IIb funding to develop these products for advancing basic science and clinical research.

Our Product Candidates

The U.S. Food and Drug Administration (the “FDA”) considers new molecular entities as drugs that use new and unique mechanisms of action for treating medical conditions. Our clinical stage agent, Ropidoxuridine (IPdR), increases DNA double strand breaks following radiation exposure and our inhibitors of histone deacetylases (HDACs) stimulate the immune system to produce T-lymphocytes targeting cancer cells.

Our objective is to improve the outcomes of cancer treatment through RT while reducing its side effects by:

●	Sensitizing growing cancer cells to render them more susceptible to the effects of RT;

●	Activating the DNA damage response pathway to protect normal cells located near cancers; and

●	Activating the immune response to antigens present on irradiated and un-irradiated cancer cells.

To our knowledge, no drug utilizing the mechanisms of our candidate small molecule drugs has received FDA approval as a radiation sensitizer. We have developed, to clinical stage, the small molecule strategies to sensitize growing cancer cells in tumors to conventional RT and to large fraction radiation therapy. The pre-clinical technology, HDAC inhibitor platform, is designed to target cancer cells while protecting healthy tissue/normal cells, thus enhancing the candidate radiation sensitizer product pipeline. The selective HDAC6 inhibitor (SP-2-225), discovered and developed by our scientists, has inhibited the growth of melanoma tumors and breast cancers in animal models by an immune stimulating mechanism.

We are focused on developing a clinical stage product candidate (Ropidoxuridine) and a pre-clinical product candidate, selective HDAC6 inhibitor (SP-2-225). We propose to develop these drug candidates as illustrated below:

Overview of Radiation Sensitizer Development

Ropidoxuridine, the clinical stage molecule, sensitizes rapidly growing cancers to radiation therapy by increasing reactive free radicals that increase DNA strand breaks. Ropidoxuridine development for treating glioblastoma will require Phase II clinical testing for use in treating brain tumors. The selective HDAC6 inhibitor, SP-2-225, a pre-clinical stage molecule, activates the innate immune system to target irradiated tumor cells by immune mechanisms.

Alt-2

Ropidoxuridine (IPdR)

Ropidoxuridine (IPdR) is an orally available halogenated pyrimidine (5-iodo-2-pyrimidinone-2-deoxyribose) with strong cancer radiation sensitizing properties. As a prodrug that does not become an active drug until after it is metabolized, IPdR is absorbed and metabolized to IUdR by enzymes in the liver and in cancer cells. IUdR, a halogenated pyrimidine, is incorporated into DNA by rapidly growing cancer cells. Cells that incorporate IUdR into their DNA then become more sensitive to the effects of RT. The Phase I clinical trial of Ropidoxuridine and RT, supported by an NIH SBIR contract to Shuttle Pharma, was sub-contracted to the Brown University Oncology Group (BrUOG) at the LifeSpan/Rhode Island Hospital. This Phase I clinical trial has been completed and the results were initially reported by the sub-contractor at the 30th EORTC-NCI-AACR Symposium in November 2018 and published in the medical journal Clinical Cancer Research in 2019. A maximum tolerated dose (MTD) of 1200 mg/day for 28 days was established for use in combination with radiation therapy to achieve therapeutic blood levels of IUdR.

The reported Phase I clinical trial of Ropidoxuridine in combination with RT provides the foundation for proposed Phase II clinical trials to establish the data necessary for the FDA to determine efficacy in treating brain tumors, sarcomas and pancreatic cancers, diseases that offer potential for orphan designations. The FDA granted approval of our application for orphan-drug designation for IPdR for the treatment of glioblastoma. Orphan designation protects the marketing position of Ropidoxuridine for up to seven years after marketing approval is received from the FDA. This approval integrates well into the overall intellectual property strategy for Ropidoxuridine which includes filed patent applications for “Method and Compositions for Cancer Therapies that Include Delivery of Halogenated Thymidines and Thymidine Phosphorylase Inhibitors in Combination with Radiation.” We believe that we are positioned to initiate Phase II clinical studies with Ropidoxuridine and RT in 2022.

Extended Bio-availability Ropidoxuridine (IPdR/TPI)

Ropidoxuridine and Tipiracil (IPdR/TPI) is a new combination drug formulation designed to increase the bio-availability and incorporation of IUdR into DNA. Shuttle Pharma’s preclinical studies of the combination of IPdR/TPI have shown up to 10-fold greater bioavailability of the active metabolite (IUdR) as compared to IPdR administered alone in controls. We have filed an application under the Patent Cooperation Treaty (or PCT) for the intellectual property. This new formulation will be tested in a Phase I clinical trial as a sensitizer of rectal cancers. Another nucleoside analogue, Trifluridine has been formulated in combination with Tipiracil (TAS-102) to enhance drug uptake by colon cancer cells to prolong survival in patients treated for metastatic colorectal cancers, as has been reported in the New England Journal of Medicine (N Engl J Med. 2015; 372:1909-1919). We anticipate testing for uptake of IPdR by colorectal cancer cells following administration of the IPdR/TPI drug formulation.

Proton radiation therapy is an advanced form of radiation therapy using charged proton particles (p+). Proton RT differs from conventional RT in that the radiation is delivered by a beam of protons to precisely target tumors and, due to the favorable physics of energy deposition by proton particles, there is no exit beam, resulting in less radiation to surrounding healthy tissues. The use of Proton RT is expanding rapidly in the U.S. and worldwide. According to the National Association of Proton Therapy, more than 30 facilities are currently in operation in the U.S. and an additional 30 facilities are planned for installation over the next five years. (See www.proton-therapy.org.) Much attention has been paid to proton therapy in the popular press, promoting its advantages, as well as addressing the increased health care costs. The role of a sensitizer that offers proton radiation sensitization presents an opportunity to enhance the value of proton radiation therapy as a cancer treatment modality. We believe the development of a proton therapy targeted radiation sensitizer, such as IPdR/TPI, is timely and consistent with current market needs to advance protons as a therapeutic modality.

We intend to perform clinical studies to support the development of the IPdR/TPI combination to advance this drug candidate with proton RT. The addressable market includes diseases such as brain tumors, cancers of the head and neck, GI cancers and lung cancers.

Selective HDAC Inhibitors

The roles of acetylation in the epigenetic regulation of chromatin structure and gene expression rests on the balance of activities of histone acetyltransferases (HATs) and histone deacetylases (HDACs). Increased acetylation of histones leads to changes in chromatin structure and accessibility for key cellular proteins to specific target sites. Acetylations of non-histone proteins also modulates their enzymatic activities. We have discovered novel HDAC inhibitor molecules and testing in preclinical models has shown cancer radiation sensitizing properties, normal tissue protective properties and selective HDAC6 inhibitory properties. Our HDAC inhibitor platform, described below, will be evaluated in pre-clinical studies of radiation sensitization of solid tumors and activation of the immune response to irradiated cancer cells.

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●	SP-1-161 is our candidate lead pre-clinical, pan-HDAC inhibitor that initiates the mutated in ataxia-telangiectasia (ATM) response pathway. ATM is activated by ionizing radiation induced DNA damage. Activated ATM phosphorylates critical factors involved in DNA repair, apoptosis, and cell cycle checkpoint. Phosphorylation of the molecules in these pathways, in turn, activates the cellular functions. ATM also can be activated by HDAC inhibitors and imparts radiation protective properties. Using rational drug design, we discovered HDAC inhibitors and ATM activators capable of radiation sensitizing cancer cells and protecting normal cells. SP-1-161 is our lead candidate radiation sensitizing pan-HDAC inhibitor.

●	SP-2-225 is our candidate lead selective histone deacetylase inhibitor of HDAC6. HDAC6 is a member of the Class IIb HDAC family. Selective HDAC6 inhibitors are an emerging class of pharmaceuticals due to effects on neurodegenerative diseases, cancers and immunology. Specifically, the potential to affect regulation of the immune system and enhance the immune response to cancers is of significant interest as an adjuvant treatment in combination with radiation therapy. We propose to test our HDAC6 inhibitors for a role in enhancing post-RT immune responses to antigens produced in irradiated cancers for their effects on control of local and metastatic disease.

●	SP-1-303 is a selective Class I HDAC inhibitor that preferentially affects histone deacetylases HDAC1 and HDAC3 and shows direct and selective cytotoxicity for ER positive and Her2 negative breast cancer cells.

Drug Development Projects for Radiation Treatment of Cancers

To advance research that is complementary to our radiation sensitizer discovery and development projects, the NIH has awarded SBIR contracts to us to develop reagents for health disparities research and to develop biomarkers of radiation sensitivity for patients treated with radiation therapy. Our scientists have been engaged in developing model human cell systems for testing radiation sensitizers in tissue cultures. This project provides an efficient and low-cost screening technology to provide data for the FDA’s determination of drug efficacy and to identify candidate lead molecules for treating prostate cancers in African-Americans. First developed at Georgetown University, the conditional cellular reprogramming (CRC) technology offers the ability to establish new cell lines from biopsies of cancers. We have obtained a sub-license from Propagenix, Inc. to establish 100 normal and cancer cell lines from prostate biopsy samples for use in screening drug candidates and for health disparities research. A more detailed description of the Propagenix license is set forth on page 60 below.

In addition, to identify patients who may be more sensitive to radiation therapy and are at a higher risk to suffer treatment-related complications, collaborative research with Georgetown University has led to discovery of metabolite biomarkers, which are predictive of patient responses to radiation therapy. A patent for the intellectual property has been submitted by Georgetown University with Shuttle Pharma scientist (Scott Grindrod, PhD) as co-inventor. Developmental work in health disparities and predictive biomarker development has been supported by NIH SBIR contracts to Shuttle Pharmaceuticals for the following areas:

●	Develop prostate cancer cell lines from African-American men with the goal of advancing research to address prostate cancer health disparities (designated SBIR “Topic 352: Cell-Based Models for Prostate Cancer Health Disparity Research- Moonshot Project (Phase II)”); and

●	Develop predictive biomarkers of prostate patient outcomes following treatment with SBRT (designated SBIR “Topic 345: Predictive Biomarkers for Prostate Cancer Sensitivity for Radiation Late Effects (Phase I and II).”

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The NIH’s SBIR program is designed to encourage small businesses to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization. Shuttle Pharma will apply for additional NIH SBIR grants and contracts to fund advancement of these projects.

Market Opportunity

The American Cancer Society (Cancer Facts & Figures 2020) estimates 1,806,590 new cancer cases and 606,520 cancer deaths each year in the United States and, according to the American Society for Radiation Oncology, more than 50% of patients undergo RT at some point in the treatment of their diseases. RT is used to treat cancers of the lung, breast, brain, esophagus, pancreas, rectum, head and neck, uterus, lymphomas and sarcomas. At present, we are developing drug candidates to address brain, pancreas, rectum, sarcomas and lymphomas, although we may test and seek approval for our drug candidates to treat other cancers in the future.

Currently, there is only one drug (the monoclonal antibody, Cetuximab) that has received FDA approval for the radiation sensitizer indication. Cetuximab is a recombinant monoclonal antibody that binds to epidermal growth factor receptor (EGFR) and inhibits the binding of epidermal growth factor (EGF). Cetuximab is administered via intravenous infusion and is used as monotherapy or in combination with other chemotherapies or radiation therapy. In clinical trials, cetuximab was associated with serious and fatal infusion reactions, cardiopulmonary arrest or sudden death, and serious dermatologic toxicities, toxicities that have created deterrents to its use as a radiation sensitizer. Present treatment utilizes “off-label” small molecule drugs, which are cytotoxic chemotherapy agents that also sensitize, but do not have radiation sensitization as an FDA approved indication. Moreover, since “off-label” drugs are cytotoxic, they are often associated with intrinsic acute and chronic side effects. Nevertheless, these drugs have shown clinically significant improvements in disease control and survival and are typically included in standard-of-care treatment recommendations for patients with cancers of the head and neck, brain, lung, esophagus, stomach, pancreas, liver, bladder, lymphomas and sarcomas. As a result, we believe that there is a significant market opportunity for our product candidates. Based on cancer incidence data published by the American Cancer Society, we have estimated the numbers of patients presenting with local/regional disease, suitable for treatment with RT.

Estimated RT Cases by Disease Site

Cancer Type	Cases Diagnosed Annually	Estimated RT Cases
Brain	23,890	21,979
Pancreas	57,600	32,832
Sarcomas	13,130	4,000
Rectum	43,340	26,437

Annual cancer cases for each disease site are estimated from American Cancer Society Facts & Figures 2020 publication. The fraction of patients optimally receiving RT for each disease site were obtained from published estimates of Delaney G, Jacob S, Featherstone C, Barton M. The role of radiotherapy in cancer treatment: estimating optimal utilization from a review of evidence-based clinical guidelines. Cancer. 2005 Sep 15;104(6):1129-37. doi: 10.1002/cncr.21324. The Estimated RT cases were obtained by multiplying Cases Diagnosed Annually by the fraction receiving RT for optimal utilization.

Our Development Strategy

Our goal is to maintain and build upon our leadership position in radiation sensitization. We plan to develop Ropidoxuridine and the HDAC6 inhibitor (SP-2-225) and, if approved by the FDA, to commercialize our product candidates for the treatment of cancers. While this process may require years to complete, we believe achieving this goal could result in radiation sensitizer and immunotherapy products for cancer treatment. Key elements of our strategy include:

●	Capitalize on Ropidoxuridine as an orally available, small molecule radiation sensitizer. To date, there is one drug (Cetuximab) approved by the FDA specifically as a radiation sensitizer. If we are successful in developing Ropidoxuridine to obtain FDA approval, a small moleculesensitizer will be enabled for clinical applications for radiation sensitization.

●	Expand our leadership position within radiation sensitizers. In addition to our traditional radiation sensitizers, we plan to advance our near-term pipeline to include radiation sensitizers for proton therapy. Proton Therapy is growing worldwide as a form of radiation therapy due to its unique beam shaping characteristics. As a result, this new technology offers a major opportunity for Shuttle Pharma to strive to develop a sensitizer drug for proton therapy sensitization applications.

●	Execute a disciplined business development strategy to strengthen our portfolio of product candidates. We have built our current product pipeline through in-house development, partnerships with leading academic institutions and through successful in-licensing deals. We will continue to evaluate new in-licensing opportunities and collaboration agreements with leading academic institutions and other biotechnology companies around programs that seek to address areas of high unmet need and for which we believe there is a high probability of clinical success, including programs beyond our target franchise areas and current technology footprint.

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●	Invest in our HDAC platform technology to maximize its utility across cancer therapies. We are initially applying the platform to develop drugs for cancer radiation sensitization and normal tissue radiation protection. In addition, these drugs also affect immune regulatory properties. We intend to invest to investigate other properties of our platform technology.

●	Enter into collaborations to realize the full potential of our platform. The breadth of our HDAC technology platform enables other therapeutic applications, in addition to radiation sensitization and immune therapy. We intend to seek collaborations centered on our platform to maximize applications for our HDAC inhibitor technology.

We propose the following clinical development plan to identify, develop and commercialize drugs for use in cancer treatments in combination with RT:

Develop Ropidoxuridine (IPdR) for Orphan disease indications to take to market

●	Manufacture 24 kg of Ropidoxuridine and formulate for use in clinical trials.
●	Conduct a Phase II clinical trial of Ropidoxuridine, Temodar and RT in glioblastoma.
●	Conduct a Phase III clinical trial in glioblastoma to secure FDA approval to market Ropidoxuridine for the glioblastoma indication using orphan disease designation for marketing protection.

Develop Ropidoxuridine and tipiracil (IPdR/TPI) for colorectal cancer indications to take to market

●	Formulate 5 kg of IPdR/TPI for use in pre-clinical efficacy studies, IND-enabling studies and a Phase I clinical trial.

●	Conduct IND-enabling studies; obtain IND for IPdR/TPI with RT.
●	Conduct a Phase I clinical trial of IPdR/TPI with RT in rectal cancers to establish the MTD.
●	Conduct a Phase II clinical trial of IPdR/TPI with RT in rectal cancer.

Develop HDAC Inhibitors for use in breast cancer for immune activation after RT

●	Complete pre-clinical studies of HDAC inhibitors in human xenograft tumor models.

○	SP-1-161 with RT in breast cancers.
○	SP-1-303 with RT in ER+, Her2- breast cancers.
○	SP-2-225 with immune checkpoint inhibitors in lung cancers.

●	Advance the lead HDAC6 inhibitor, SP-2-225, for IND-enabling.
●	Conduct Phase I clinical trials to determine MTD.
●	Conduct Phase II clinical trials for proof-of-concept efficacy evaluation in lung cancers.

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Management Team

Our management team has significant experience in radiation oncology and in progressing products from early-stage research through clinical trials. Our CEO, Anatoly Dritschilo, M.D., is an experienced clinician and researcher who has held senior academic and management positions including serving as Department Chairman, Hospital Medical Director and Cancer Center Director at Georgetown University Medical Center. Prior to co-founding our company, Dr. Dritschilo was a co-founder of Oncomed, Inc., a company that became public as NeoPharm, Inc. (Nasdaq: NEOL). He has experience in providing care for patients undergoing treatment for cancers of the prostate, breast, brain, lung, sarcomas and GI systems. Dr. Dritschilo has directed basic science research supported by grants from the National Cancer Institute (“NCI”) and performed clinical trials using drugs and radiation therapy. In addition, Dr. Dritschilo served as the principal investigator of pharmaceutical industry sponsored clinical evaluations of human interferon alpha-2 (Bristol-Myers) with radiation therapy and antisense raf oligonucleotides, LErafAON (NeoPharm) with radiation therapy. He serves as a Radiation Biology and Radiation Oncology expert on committees of the NIH to review Program Project (P01) grant applications, Specialized Program of Research Excellence (SPORE) grant applications and investigator-initiated research project (R01) applications.

Dr. Dritschilo is supported in our clinical development effort by Tyvin Rich, MD, our Chief Clinical Officer and Medical Director. Dr. Rich is the former Professor and Chairman of the Department of Therapeutic Radiology and Oncology at the University of Virginia Health Sciences Center and proton radiation therapy specialist at the Hampton Proton Therapy Center in Hampton, Virginia. Dr. Rich has served as principal investigator on multi-modality clinical trials for the treatment of gastrointestinal (GI) cancers and helped to develop treatment with 5-fluorouracil (5-FU) as a radiation sensitizer for use with RT in the treatment of GI cancers. He has extensive cancer clinical trial experience in developing radiation sensitizer applications through his participation in the Radiation Therapy Oncology Group (RTOG). Dr. Rich is a co-inventor with scientists at the University of Virginia of the Proton Activated Atomic Medicine technology.

Our administrative services are provided by Peter Dritschilo, MBA, who has served as our President and COO since 2012. Mr. Dritschilo’s experience in hospital administration and management of medical oncology clinical services and radiation therapy facilities, including management of day-to-day operations, human resources and financial oversight. Peter Dritschilo is the son of our Chairman and CEO, Dr. Anatoly Dritschilo. The addition of Michael Vander Hoek as our CFO and Vice President for Operations and Regulatory expands our capability to provide the level of management needed for the proposed expansion of clinical trials. Mr. Vander Hoek has served as administrative director of the Lombardi Comprehensive Cancer Center (LCC) for the past 12 years and has extensive experience in negotiations, management and supervision of Contract Research Organizations (CROs) and research contracts in general. As the administrative director of the Lombardi Comprehensive Cancer Center, Mr. Vander Hoek also served as the chief financial officer. Taken together, we believe our leadership team of highly qualified specialists will help us achieve the proposed milestones for the development of radiation sensitizer products.

Pre-IPO Bridge Financing

In December 2021, we completed a $500,000 note offering pursuant to which we sold to two accredited investors (the “Investors”) units consisting of (i) a $250,000 promissory note bearing 10% interest, repayable at the time of this offering (the “Note”) and (ii) a warrant to purchase 250,000 shares (the “Warrant Shares”) of our common stock at an exercise price of $1.00 per share (the “Warrant”). Immediately before closing on the Offering, the Notes will be repaid and cancelled in exchange for the exercise of the Warrants and issuance of the 500,000 Warrant Shares to the Investors.

In addition, in February and March 2022, we sold a total of $365,000 and $225,000, respectively, in convertible notes (“Convertible Notes”) to certain accredited investors, which notes will automatically convert upon effectiveness of this offering at a conversion price of $2.50 per share (the “Conversion Shares”). In addition, each of the Convertible Note holders will be entitled to demand registration rights, and we are required to register the shares underlying the Convertible Notes within 180 days of the closing of this offering. The Convertible Note holders are also subject to a six-month lock-up of the shares underlying their Convertible Notes. We are using the net proceeds from the Convertible Notes offering to expand our current operations, including our technology and intellectual property portfolio, and to fund the costs of this offering. Any funds remaining will be used for working capital and other general corporate purposes.

Boustead Securities LLC (“Boustead”) acted as placement agent in both the Note and Warrant offering and the Convertible Notes offering, pursuant to which Boustead waived its cash compensation related to the Note and Warrant offering and received cash compensation of $36,500 and $22,250 in each of the February and March 2022 closings, respectively, and also received warrants to purchase 10% of the total number of Conversion Shares, exercisable at the conversion price of the Convertible Notes.

Summary Risk Factors

Our business is subject to a number of risks you should be aware of before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus at page 13 immediately following this prospectus summary. These risks include the following:

●	Our success is primarily dependent on achieving the development, regulatory approval and commercialization of our product candidates, both of which are in the early stages of development.

●	Our approach to the discovery and development of innovative radiation oncology drugs based on our HDAC small molecule delivery platform, which is novel, unproven and may not result in marketable products.

●	We have no product revenue, have incurred significant losses since inception, may never become profitable and may incur substantial and increasing net losses for the foreseeable future as we continue the development of, and seek regulatory approvals for our product candidates.

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●	If clinical trials of our product candidates fail to demonstrate safety and efficacy, which are ongoing determinations that are solely within the authority of the FDA, we may be unable to obtain regulatory approvals to commercialize our product candidates.

●	We have not generated any revenue and have incurred losses in each year since our founding in December 2012. Our net loss for the year end December 31, 2021 and the three months ended March 31, 2022 was $1,152, 134 and $638,830, respectively. As of March 31, 2022, we had an accumulated deficit of $6,503,039 and received a “going concern” opinion from our independent auditors for the fiscal year ended December 31, 2021. As a clinical stage pharmaceutical company, we expect to continue to incur significant losses for the foreseeable future. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

●	We are subject to regulatory approval processes that are lengthy, time-consuming and unpredictable. We may not obtain approval for any of our product candidates from the FDA or foreign regulatory authorities.

●	Even if we obtain regulatory approval, the market may not be receptive to our product candidates.

●	We may not be able to establish collaborative partnerships with other pharmaceutical companies, through which we expect to complete development of, obtain marketing approval for and, if approved, manufacture and market our product candidates.

●	We may encounter difficulties satisfying the requirements of clinical trial protocols, including patient enrollment.

●	We may face competition from other companies in our field or claims from third parties alleging infringement of their intellectual property.

●	We may be unable to recruit or retain key employees, including our senior management team.

●	We will need to obtain significant additional funding on acceptable terms to continue operations following this offering.

●	We are a Phase I clinical stage pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. Specialty pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk.

●	We do not currently have any product candidates in advanced clinical trials or approved for sale, and we continue to incur significant research and development and general and administrative expenses in relation to our operations. In addition, we have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the specialty pharmaceutical industry.

●	We have not submitted an application or received marketing approval for any of our product candidates. Regulatory approval of our product candidates is not guaranteed, and the approval process is expensive and may take several years.

●	It is difficult and costly to protect our intellectual property rights.

●	The offering price of the primary offering and resale offering could differ.

●	The Resale by the Selling Stockholders may cause the market price of our common stock to decline.

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Implications of Being an Emerging Growth Company

●	As a smaller reporting company, and as a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of the above provisions for up to five years or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may also choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period for adopting new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

The Company was formed as a limited liability company in the state of Maryland in December 2012 and was converted to a C corporation, Shuttle Pharmaceuticals, Inc. (“Shuttle”), in August of 2016. In June 2018, Shuttle completed a share exchange with Shuttle Pharma Acquisition Corp. Inc. (“Acquisition Corp.”), pursuant to which Shuttle Pharmaceuticals, Inc. became a subsidiary of Acquisition Corp. and we subsequently changed the name of Acquisition Corp. to Shuttle Pharmaceuticals Holdings, Inc. Our executive offices are located at 1 Research Court, Suite 450, Rockville, Maryland 20850 and our telephone number is (240) 403-4212. Our corporate website is www.shuttlepharma.com. Information appearing on our corporate website is not incorporated as part of this prospectus.

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THE RESALE OFFERING

Common Stock we are offering	1,250,000 shares of common stock

Shares of Common Stock outstanding before this offering	9,312,991 shares of common stock

Shares of Common Stock outstanding after this offering	Up to 13,146,879 shares of common stock (1)

Use of proceeds	We will not receive any proceeds from the sale of common stock held by the selling stockholder being registered in this prospectus.

Proposed Nasdaq Symbol	SHPH

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 39 of the primary offering prospectus contained in this Registration Statement and other information included in this prospectus and the Registration Statement for a discussion of factors you should carefully consider before deciding to invest in our common stock.

(1)	Assumes the issuance and sale by us of 2,500,000 shares of our common stock pursuant to the Public Offering Prospectus filed contemporaneously herewith and assumes the 375,000 over-allotment options available for sale to the underwriters in the Public Offering Prospectus have not been exercised.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock held by the selling stockholders named in this prospectus.

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SELLING STOCKHOLDERS

The following table sets forth certain information with respect to the selling stockholders’ beneficial ownership of shares of common stock as of the date of this prospectus. Although there was no agreement between the Company and the stockholders to register these shares, the Company believes the registration of these shares is beneficial to the Company.

Percentage of beneficial ownership before this offering is based on 9,312,991 shares of our common stock outstanding as of July 12, 2022. We have determined beneficial ownership in accordance with the rules of the SEC. Beneficial ownership is based on information furnished by the selling stockholder. Unless otherwise indicated, the selling stockholder named in the following table has, to our knowledge, sole voting and investment power with respect to the shares it beneficially owns.

The selling stockholders may offer for sale from time to time any or all of the shares. The table below assumes that the selling stockholders will sell all of the shares offered for sale hereby. The selling stockholders, however, are under no obligation to sell any shares pursuant to this prospectus.

Names and addresses	Number of shares of common stock beneficially owned before the Offering(#)		Number of shares being registered in the Offering	Number of shares of common stock beneficially owned after Offering	Percentage of class of common stock beneficially owned after Offering(*)
Gene Jung	356,942		356,942	-	-
Steven Bayern	355,000	(1)	250,000	105,000	-
Rui Wu	250,000	(2)	250,000	-	-
Karma Pays	250,000		98,058	151,942	1.2%
Chris Etherington	12,500	(3)	12,500	-	-
Mel Feldman	12,500	(3)	12,500	-	-
Robert Frome (4)	12,500	(3)	12,500	-	-
Robert Gutman	20,000	(3)	20,000	-	-
One10 Food Sciences Pte. Ltd.	50,000	(3)	50,000	-	-
Jerry Katzman	12,500	(3)	12,500	-	-
John & Mary Lynch	12,500	(3)	12,500	-	-
Lawrence Shields	37,500	(3)	37,500	-	-
Kenneth Zuckerbrot	12,500	(3)	12,500	-	-
Dan Montzka	50,000	(3)	50,000	-	-
Daniel Hutt	12,500	(3)	12,500	-	-
Frank Bucciero	12,500	(3)	12,500	-	-
Tanya White	12,500	(3)	12,500	-	-
Lanier W. Moore II	12,500	(3)	12,500	-	-
Varkes Churukian	12,500	(3)	12,500	-	-

-	Denotes the holder owns less than one percent of the outstanding common stock.

±	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

*	Gives pro forma effect to the sale of 2,500,000 shares of common stock being sold in our initial public offering (“IPO”).

**	No registered broker-dealers or associates of such broker-dealers are participating in this resale offering.

(1)	Consists of (i) 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock and (ii) 105,000 shares of common stock.

(2)	Consists of 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock.

(3)	Consists of shares of common stock issuable upon conversion of a 6% convertible note, which note automatically converts at conversion price of $2.00 per share (or a 50% discount to the IPO price) upon completion of the IPO.

(4)	Mr. Frome is of counsel to the law firm Olshan Frome Wolosky LLP, which is acting as counsel to the underwriter in the Company’s IPO.

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SELLING STOCKHOLDER PLAN OF DISTRIBUTION

Since there is currently no public market established for our securities, the selling stockholders have represented to the Company that they will not offer or sell shares prior to the closing of the primary offering and listing of our common stock on the Nasdaq Capital Market (“Nasdaq”). After the primary offering closes, our common stock is listed on Nasdaq and there is an established market for these resale shares, the selling stockholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%).

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling stockholders who are affiliates of broker-dealers, that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholder” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with this offering with respect to the United States federal securities law and New York law will be passed upon for us by Michelman & Robinson LLP, Los Angeles, California and New York, New York.

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1,250,000 shares of Common Stock

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

RESALE PROSPECTUS

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

The date of this Resale Prospectus is             , 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Financial Printing Fees	$5,000
SEC Filing Fees	$1,711
Nasdaq Application Fees	$75,000
FINRA Expenses	$2,225
Transfer Agent Fees	$6,000
Accounting Fees and Expenses	$45,000
Legal Fees and Expenses	$350,000
Miscellaneous Fees and Expenses	$-
Total	$484,936

All amounts are estimates other than the Nasdaq Application Fees and the SEC’s and FINRA’s registration fees.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our certificate of incorporation contains provisions relating to the indemnification of directors and officers and our by-laws extend such indemnities to the full extent permitted by Delaware law. We currently maintain insurance for the benefit of any director or officer which cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act, as amended:

During the period commencing October 29, 2018 through February 11, 2019, we issued 1,215.5 units (the “Units”), at a purchase price of $1,000 per Unit, which Units consist of a total of (i) 1,215.5 shares of Series A convertible preferred stock, par value $0.001 per share, which shares will convert into approximately 269,444 shares of common stock, and (ii) warrants to purchase up to 269,444 shares of common stock, which warrants will be issuable upon completion of the Company’s initial public offering (“IPO”). The Units were sold to a total of 21 accredited investors pursuant to an exemption from registration under Rule 506(b) of the Securities Act.

On July 15, 2019, the Company issued to AFH Holding & Advisory, LLC, as consultant (“AFH”), 639,161 restricted stock units (319,580 shares post-reverse split) under the Company’s 2018 Equity Incentive Plan.

On December 28, 2021, in conjunction with entering into two loan agreements for a total of $500,000, which are repayable at the time of our IPO, we issued warrants to purchase a total of 500,000 shares of our common stock, exercisable at $1.00 per share. Such warrants were sold to two accredited investors pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead Securities LLC acted as placement agent, but waived its cash compensation related to such offering and, to date, has received no warrant compensation.

The above disclosures do not include 768,334 shares (384,167 shares on a post-reverse split basis) granted pursuant to the Shuttle Pharmaceuticals Holdings, Inc. 2018 Equity Incentive Plan, which were issued to certain employees, directors and consultants, and vest on a periodic basis in accordance with the grant agreements between such individuals and the Company.

On February 8, 2022 and March 11, 2022, the Company sold to certain accredited investors $365,000 and $224,985, respectively, in 6% convertible notes (the “Notes”), which bear 6% interest, are repayable three years from the date of issuance, and will convert automatically into shares of common stock at a conversion price of $2.50 per share upon closing of this offering. Such notes were sold to accredited investors pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead Securities LLC acted as placement agent and received compensation of (i) $36,500 in cash and warrants to purchase 10% of the total number of shares issuable upon conversion of the Convertible Notes, exercisable at the conversion price of the Convertible Notes for the February offering and (ii) $22,750 in cash and warrants to purchase 10% of the total number of shares issuable upon conversion of the Convertible Notes, exercisable at the conversion price of the Convertible Notes for the March offering.

Effective March 30, 2022, the Company issued a total of 1,678 shares (839 shares on a post-reverse split basis) of common stock (the “Issuance”) to some 23 existing shareholders in satisfaction of certain interest that had accrued as the result of an inaccurate conversion of convertible notes in our 2018 share exchange. The Issuance satisfied in full all interest owed or otherwise accruing as the result of the inaccurate conversion. Such issuance was made in accordance with Rule 506(b) of the Securities Act.

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ITEM 16.	EXHIBITS

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective March 30, 2022
3.3	Amended and Restated By-Laws
3.4	Amended and Restated Certificate of Designation for Series A Convertible Preferred Stock, effective April 6, 2022
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective June 22, 2022.
4.1	Form of Convertible Note, dated February 2022
4.2	Form of Underwriting Warrant issuable to Boustead Securities LLC
5.1	Opinion of Michelman & Robinson, LLP*
5.2	Intellectual Property Opinion (Morgan Lewis)
10.1	Form of Subscription Agreement for Series A Convertible Preferred Stock
10.2	2018 Equity Incentive Plan
10.3	Code of Business Conduct and Ethics
10.4	Employment Agreement, dated July 30, 2014, between Shuttle Pharmaceuticals Holdings, Inc. and Tyvin Rich
10.5	SBIR Contract #HHSN261201400013C, dated September 19, 2014, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute
10.6	SBIR Contract #HHSN261201400013C Amendment of Solicitation/Modification of Contract, dated August 3, 2015, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (Radiosensitizer Option Phase II)
10.7	SBIR Contract #HHSN261201600027C, dated September 19, 2016, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute
10.8	SBIR Contract #HHSN261600038C dated September 19, 2016 between Shuttle Pharmaceuticals, LLC. and National Institute of Health National Cancer Institute
10.9	Material Transfer Agreement, dated April 25, 2017, between Shuttle Pharmaceuticals, Inc. and George Washington University
10.10	Employment Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Peter Dritschilo
10.11	Employment Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Mira Jung
10.12	Employment Agreement, dated June 28, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly. Dritschilo
10.13	Amended and Restated Employment Agreement, dated September 1, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Michael Vander Hoek
10.14	Form of Letter Agreement with Director
10.15	Subaward Agreement dated October 28, 2014 between Shuttle Pharmaceuticals, LLC and LifeSpan/Rhode Island Hospital
10.16	Sublicense Agreement, dated February 15, 2019, between Shuttle Pharmaceuticals Inc. and Propagenix, Inc.
10.17	SBIR Contract #HHSN261201800016C/75N91018C00016 Agreement between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute.
10.18	Promissory Note, dated as of August 24, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo.
10.19	SBIR Phase II Contract #75N9101C00031, dated September 6, 2019, between Shuttle Pharmaceuticals, Inc. and National Institute of Health National Cancer Institute
10.20	Director Offer Letter, dated December 2, 2020, between Chris Senanayake and Shuttle Pharmaceuticals Holdings, Inc.
10.21	Promissory Note, dated December 1, 2020, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo.
10.22	Promissory Note, dated December 1, 2020, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo.
10.23	Non-Disclosure, Evaluation and Option Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals, Inc. and University of Virginia Licensing & Ventures Group
10.24	First Amendment to Non-Disclosure, Evaluation and Option Agreement, dated November 30, 2019, between Shuttle Pharmaceutical, Inc. and University of Virginia Licensing & Ventures Group
10.25	Form of Note and Warrant Subscription Agreement, dated December 28, 2021
10.26	Form of Note, dated December 28, 2021
10.27	Form of Common Stock Purchase Warrant, dated December 28, 2021
10.28	Consulting Agreement, dated January 1, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Steven Bayern
10.29	Amendment to Promissory Note, dated January 25, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo.
10.30	Amendment to Promissory Note, dated January 25, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo.
10.31	Form of Convertible Note Subscription Agreement and Investor Rights Agreement
15.1	List of Subsidiaries
23.1	Consent of BF Borgers CPA PC*
23.2	Consent of Michelman & Robinson, LLP (included in Exhibit 5.1)
23.3	Consent of Morgan Lewis (included in Exhibit 5.2)
24.1	Power of Attorney (included in the signature page to this registration statement)
107	Filing Fee Table

Unless otherwise indicated, all exhibits previously filed.
*	Filed herewith.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be deemed the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-1 to be signed on its behalf by the undersigned, in Rockville, Maryland, on July 12, 2022.

SHUTTLE PHARMACEUTICALS, INC.

By:	/s/ Anatoly Dritschilo
Anatoly Dritschilo, M.D., Chief Executive Officer
(Principal Executive Officer)

Signatures	Title(s)	Date

/s/ Anatoly Dritschilo	Chairman of the Board and	July 12, 2022
Anatoly Dritschilo, M.D.	Chief Executive Officer (Principal Executive Officer)

/s/ Michael Vander Hoek	Chief Financial Officer	July 12, 2022
Michael Vander Hoek	(Principal Financial and Accounting Officer)

/s/ Chris Senanayake*	Director	July 12, 2022
Chris Senanayake, Ph.D.

/s/ Steven Richards*	Director	July 12, 2022
Steven Richards

/s/ Josh Schafer*	Director	July 12, 2022
Josh Schafer

/s/ Milton Brown*	Director	July 12, 2022
Milton Brown, M.D., Ph.D.

/s/ William Adkins*	Director	July 12, 2022
William H. Adkins

*By:	/s/ Anatoly Dritschilo
Anatoly Dritschilo
Attorney-in-Fact

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